EXHIBIT (17)(c)

NORTH TRACK FUNDS

ANNUAL REPORT TO SHAREHOLDERS

OCTOBER 31, 2008

North Track FUNDS

EQUITY FUNDS

BOND FUND

WISCONSIN TAX-EXEMPT FUND (Available to Wisconsin Residents only)

.

Performance Summary (Data as of October 31, 2008)

			TOTAL RETURNS AT NAV					TOTAL RETURNS WITH SALES CHARGE*

			10 Year/				Calendar	10 Year/				Calendar
	Ticker	Inception	Inception	5 Year	3 Year	1 Year	YTD	Inception	5 Year	3 Year	1 Year	YTD
Equity Funds
Large Cap Equity (A)	NLAEX	5/1/2007	-21.53%	––	––	-33.23%	-29.75%	-24.29%	––	––	-36.73%	-33.44%
Large Cap Equity (C)	NLECX	5/7/2007	-23.07%	––	––	-33.68%	-30.20%	-23.58%	––	––	-34.33%	-30.90%
Equity Income (A)***	NJPAX	4/1/2005	-4.32%	––	-4.64%	-34.84%	-30.51%	-5.75%	––	-6.34%	-38.26%	-34.16%
Equity Income (B)***	NJPBX	4/1/2005	-5.08%	––	-5.38%	-35.44%	-31.06%	-5.80%	––	-6.52%	-38.51%	-34.46%
Equity Income (C)***	NJPCX	4/4/2005	-4.78%	––	-5.35%	-35.38%	-30.97%	-4.78%	––	-5.35%	-36.00%	-31.65%
Equity Income (R)***	NJPRX	9/27/2005	-5.87%	––	-5.12%	-35.19%	-30.84%	n/a	n/a	n/a	n/a	n/a
Geneva Growth (A)	PNMAX	1/4/1999	3.76%	2.59%	-4.62%	-34.29%	-31.46%	3.19%	1.49%	-6.32%	-37.74%	-35.06%
Geneva Growth (B)	PNMBX	1/4/1999	3.01	1.83%	-5.35%	-34.77%	-31.87%	3.01%	1.46%	-6.54%	-37.84%	-35.27%
Geneva Growth (C)	MGPCX	5/8/2000	2.67	1.83%	-5.35%	-34.80%	-31.90%	2.67%	1.83%	-5.35%	-35.42%	-32.58%
Geneva Growth (R)	NGGRX	9/21/2005	-3.90%	––	-5.10%	-34.58%	-31.73%	n/a	n/a	n/a	n/a	n/a
NYSE Arca Tech 100 (A)	PPTIX	6/10/1996	5.43%**	-1.02%	-7.08%	-36.39%	-31.12%	4.87%**	-2.08%	-8.74%	-39.73%	-34.73%
NYSE Arca Tech 100 (B)	PSEBX	7/27/1998	4.65%	-1.75%	-7.78%	-36.88%	-31.57%	4.65%	-2.15%	-9.03%	-40.04%	-34.99%
NYSE Arca Tech 100 (C)	PTICX	5/8/2000	-6.71%	-1.76%	-7.78%	-36.88%	-31.56%	-6.71%	-1.76%	-7.78%	-37.51%	-32.25%
NYSE Arca Tech 100 (R)	NPTRX	8/1/2005	-7.29%	––	-7.51%	-36.65%	-31.34%	n/a	n/a	n/a	n/a	n/a
DJ US Health Care (A)	NDJAX	4/17/2001	0.52%	1.38%	-3.39%	-24.76%	-23.28%	-0.20%	0.29%	-5.11%	-28.71%	-27.31%
DJ US Health Care (B)	NDJBX	4/17/2001	-0.22%	0.63%	-4.09%	-25.28%	-23.74%	-0.22%	0.25%	-5.30%	-28.80%	-27.55%
DJ US Health Care (C)	NDJCX	4/17/2001	-0.21%	0.63%	-4.09%	-25.26%	-23.72%	-0.21%	0.63%	-4.09%	-25.96%	-24.48%
DJ US Health Care (R)	NJCRX	9/27/2005	-4.40%	––	-3.82%	-25.02%	-23.59%	n/a	n/a	n/a	n/a	n/a
DJ US Financial (A)	NDUAX	4/17/2001	-4.41%	-8.10%	-17.39%	-50.37%	-43.39%	-5.09%	-9.09%	-18.87%	-52.97%	-46.36%
DJ US Financial (B)	NDUBX	4/17/2001	-5.12%	-8.80%	-18.01%	-50.76%	-43.72%	-5.12%	-9.12%	-18.97%	-52.97%	-46.53%
DJ US Financial (C)	NDUCX	4/17/2001	-5.12%	-8.79%	-18.01%	-50.77%	-43.73%	-5.12%	-8.79%	-18.01%	-51.21%	-44.29%
DJ US Financial (R)	NJHRX	9/27/2005	-16.38%	––	-17.79%	-50.60%	-43.60%	n/a	n/a	n/a	n/a	n/a
Strategic Allocation (A)	NTSAX	12/10/2003	-3.21%	––	-9.37%	-37.54%	-32.77%	-4.27%	––	-10.99%	-40.82%	-36.30%
Strategic Allocation (B)	NTSBX	12/10/2003	-3.93%	––	-10.01%	-37.95%	-33.10%	-4.30%	––	-11.15%	-40.86%	-36.45%
Strategic Allocation (C)	NTSCX	12/10/2003	-3.93%	––	-10.04%	-38.00%	-33.16%	-3.93%	––	-10.04%	-38.58%	-33.83%
Strategic Allocation (R)	NSARX	4/21/2006	-13.68%	––	––	-37.81%	-32.96%	n/a	n/a	n/a	n/a	n/a
S&P 100 Index (A)	PPSPX	12/20/1985	-0.61%**	-1.06%	-4.48%	-34.73%	-31.25%	-1.15%**	-2.12%	-6.18%	-38.15%	-34.86%
S&P 100 Index (B)	PSUBX	7/27/1998	-1.35%	-1.80%	-5.21%	-35.23%	-31.68%	-1.35%	-2.18%	-6.45%	-38.40%	-35.09%
S&P 100 Index (C)	SPPCX	5/8/2000	-5.63%	-1.80%	-5.20%	-35.23%	-31.67%	-5.63%	-1.80%	-5.20%	-35.86%	-32.35%
S&P 100 Index (R)	NSPRX	9/27/2005	-5.10%	––	-4.97%	-35.06%	-31.52%	n/a	n/a	n/a	n/a	n/a
Bond Fund
Wisconsin Tax Exempt (A)	PWTEX	6/13/1994	3.23%**	1.92%	1.07%	-3.72%	-4.29%	2.87%**	1.20%	-0.12%	-7.09%	-7.64%
Wisconsin Tax Exempt (B)	WTEBX	1/6/2003	1.51%	1.15%	0.34%	-4.43%	-4.88%	1.37%	0.80%	-0.90%	-9.07%	-9.53%
Wisconsin Tax Exempt (C)	WTECX	1/6/2003	1.51%	1.17%	0.34%	-4.43%	-4.88%	1.51%	1.17%	0.34%	-5.36%	-5.81%

———————

*

Class A shares of all of the Funds except the Wisconsin Tax-Exempt Fund have a maximum sales charge of 5.25%. Class A shares of the Wisconsin Tax-Exempt Fund have a maximum sales charge of 3.50%. Class B shares of all the Funds are subject to a Contingent Deferred Sales Charge (CDSC). The CDSC declines from 5.00% to 0.00% over a six-year period. Class B shares automatically convert to Class A shares after eight years. Class C shares of all the Funds are subject to a 1.00% CDSC if redeemed within 18 months. Class C shares do not convert to other share classes.

**

Performance is for the 10-year period and not from the Fund's inception date.

***

Formerly known as Dow Jones Equity Income 100 Plus Fund

Performance information does not reflect the deduction of taxes that an investor would pay on Fund distributions or the redemption of Fund shares. Total returns include the reinvestment of all dividends and capital gains for each of the Funds.

Past performance does not guarantee future results. Investment return and principal value will fluctuate with market conditions and you may have a gain or loss when you sell your shares. Current performance may be higher or lower than the performance data shown. For Fund performance data current to the most recent month-end, call 1-800-826-4600 or visit www.northtrackfunds.com. This material may not be used in conjunction with the offering of securities unless preceded or accompanied by a current Prospectus.

Prospective purchasers should consider the investment objectives, risks and charges and expenses of the investment company carefully before investing. The Prospectus contains, among other important information about the Funds, information regarding the investment objectives, risks and charges and expenses. Please read the Prospectus carefully before investing. A Prospectus can be obtained by calling us at 1-800-826-4600.

As of May 1, 2007, the Large Cap Equity Fund began offering Class R and Class I shares. Because no Class R and Class I shares of the Large Cap Equity Fund were sold as of October 31, 2008, no performance information for these classes has been included.

As of May 1, 2007, the Equity Income Fund began offering Class I shares. Because no Class I shares of Equity Income Fund were sold as of October 31, 2008, no performance information for this class has been included.

As of September 22, 2008, the Geneva Growth Fund began offering Class I shares. Because no Class I shares of Geneva Growth Fund were sold as of October 31, 2008, no performance information for this class has been included.

Income from the Wisconsin Tax-Exempt Fund may be subject to AMT taxes as well as state and local taxes.  Securities of small and mid-sized companies may be more volatile than securities issued by larger companies. Investments in a single industry may involve greater risks and price volatility.

In the past, the Advisor, Ziegler Capital Management, LLC (“ZCM”), reimbursed a portion of the advisory fees for the Geneva Growth and NYSE Arca Tech 100 Index Funds. ZCM has contractually agreed to waive fees and/or reimburse expenses for the Large Cap Equity Fund so that total expenses will not exceed 1.40% on Class A shares, 2.15% on Class C shares, 1.90% on Class R shares and 1.15% for Class I shares. ZCM has contractually agreed to waive fees and/or reimburse expenses for the Equity Income Fund so that total expenses will not exceed 1.15% on Class A shares, 1.90% on Class B and C shares, 1.65% on Class R shares and 0.90% on Class I shares. ZCM has contractually agreed to waive fees and/or reimburse expenses for the Dow Jones U.S. Health Care and Financial 100 Plus Funds through February 2009, so that total expenses will not exceed 1.35% on Class A shares, 2.10% on Class B and C shares and 1.85% on Class R shares. ZCM has contractually agreed to reimburse the Strategic Allocation Fund so that total expenses, prior to the addition of the indirect expenses of the underlying Funds, will not exceed .80% on Class A shares, 1.55% on Class B and C shares and 1.30% on Class R shares. ZCM has voluntarily agreed to waive fees and/or reimburse expenses associated with operating of the S&P 100 Index Fund equal in the aggregate to 0.10% of the average daily net assets of the Fund. ZCM has contractually agreed to waive fees and/or reimburse expenses associated with operating of the Wisconsin Tax-Exempt Fund equal in the aggregate to 0.15% of the average daily net assets of the Fund. Without such waivers and reimbursements, total returns would have been less.

“Dow Jones” is a service mark of Dow Jones and Company. “Archipelago®”, “ARCA®”, “ARCAEX®”, “NYSE®”, “NYSE ARCA(SM)” and “NYSE Arca Tech, Inc 100 (SM)” are trademarks of the NYSE Group, Inc. and Archipelago Holdings, Inc. “Standard & Poor’s”,  “S&P” , “S&P 100”and “Standard & Poor’s 100” are trademarks of McGraw-Hill.  These marks have been licensed for use by North Track Funds, Inc. These organizations do not sponsor, endorse, sell or promote these Funds, and they make no representation regarding the advisability of investing in these Funds. Neither NYSE Euronext, Inc. makes any representation or warranty regarding the Fund or the ability of the NYSE Arca Tech 100 Index to track general stock market performance.

ARCHIPELAGO HOLDINGS, INC. MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE NYSE ARCA TECH 100 INDEX OR ANY DATA INCLUDED THERIN. IN NO EVENT SHALL ARCHIPELAGO HOLDINGS, INC. HAVE ANY LIABILITY FOR ANY SPECIAL, PUNTITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

B.C. Ziegler and Company distributor. Member FINRA/SIPC.

Not a Deposit	Not FDIC Insured	Not Guaranteed by a Bank
May Lose Value	Not Insured by any Federal Government Agency

Contents

President’s Letter	1

Charts and Manager Commentaries	2

Schedules of Investments	15

Statements of Assets and Liabilities	38

Statements of Operations	40

Statements of Changes in Net Assets	41

Financial Highlights	44

Notes to Financial Statements	62

Report of Independent Registered Public Accounting Firm	73

Directors and Officers	74

Expense Information	76

Board Approval of Investment Advisory Agreements	80

Cautionary Note on Forward-Looking Statements

Some of the matters discussed in this Report are forward-looking statements. These include any predictions, recommendations, assessments, analyses or outlooks for individual securities, industries, prevailing interest rates, yields, returns, economic sectors and/or securities markets and can be identified as such because the context of the statements may include words such as “will,” “should,” “believes,” “predicts,” “expects,” “anticipates,” “foresees,” “hopes” and words of similar import. These statements involve risks and uncertainties. In addition to the general risks described for each Fund in its current Prospectus, such as market, objective, industry, credit and interest rate risks, other factors bearing on these Reports include the accuracy of the adviser’s or portfolio manager’s forecasts and predictions about particular securities, industries, markets and the general economy in making investment decisions; the appropriateness of the investment strategies designed by the adviser or portfolio manager; and the ability of the adviser or portfolio manager to implement their strategies efficiently and successfully. Any one or more of these factors, as well as other risks affecting the securities markets generally, could cause the actual results of any Fund to differ materially from anticipated performance. The forward-looking statements included herein are made only as of the date of this Report, and North Track undertakes no obligation to update such forward-looking statements to reflect subsequent events, conditions or circumstances.

NORTH TRACK FUNDS, INC.

PRESIDENT’S LETTER

ANNUAL REPORT TO SHAREHOLDERS

OCTOBER 31, 2008

December 12, 2008

Dear Shareholder,

I am pleased to provide you with the Annual Report for the North Track Funds, Inc. For the year ended October 31, 2008. I hope you take a few minutes to review the important information enclosed in this report, and find it useful in monitoring your investment(s).

It almost goes without saying that these are trying times for investors. With unprecedented volatility in the equity markets, major shifts within the economy — particularly in the financial services and manufacturing sectors — as well as talk of a prolonged recession, many individuals are feeling a heightened sense of anxiety whenever they think about their investments.

If you are feeling anxiety over your investments, one way to help is by talking to your financial advisor. It’s your advisor’s full-time job to keep an eye on the markets, on your investments, and to make sure your assets are properly invested according to your risk tolerances and other goals. Your advisor has the tools, experience and knowledge of you, to help guide your portfolio through these times.

From the standpoint of your North Track investments, please rest assured our investment professionals are keeping a close eye on the markets, identifying any opportunities that may arise, and doing what they can to mitigate the unprecedented volatility we’ve been witnessing.

One item I would like to share with you is our discontinuation of new investments in Class B Shares. As of September 22, 2008, North Track discontinued offering Class B Shares to new investors. Current holders of Class B Shares will be permitted to continue to make purchases of additional Class B Shares, including purchases through automatic investment plans, and will also be permitted to continue reinvesting dividends and capital gains distributions in additional Class B Shares.

Thank you for your continued interest in North Track Funds — even through these tumultuous times. If you’d like to learn more about our fund family, please contact your financial advisor or call us directly at 1-800-826-4600. We are grateful for your continued confidence in our fund family and, as always, we welcome your questions or comments.

Best Regards,

Elizabeth A. Watkins

President

This report contains information for existing shareholders of North Track Funds, Inc. It does not constitute an offer to sell. If an investor wishes to receive more information about the Funds, the investor should obtain a Prospectus, which includes a discussion of each Fund’s investment objectives and risks and all sales charges and expenses of the relevant Fund(s). A Prospectus can be obtained by calling us at 1-800-826-4600. Please read the Prospectus carefully before investing in any of the North Track Funds.

NORTH TRACK FUNDS MANAGER COMMENTARY (Unaudited)

Q & A

Fund: NORTH TRACK LARGE CAP EQUITY FUND

Q: How did the Fund perform during the period?

A: For the twelve-month period ended October 31, 2008, the North Track Large Cap Equity Fund - Class A Shares fell 33.23% (at NAV), compared to a 36.10% decline for the S&P 500 Index, its benchmark.

Q: What factors contributed to the Fund’s performance versus the Index?

A: The Fund is actively managed against its benchmark, the S&P 500 Index, and out-performed that Index its benchmark by 2.87% on a gross basis over the one-year performance measurement period.  The Fund’s relative excess return is primarily a result of its focus upon attractively valued stocks in companies that are able to produce high-quality, sustainable earnings growth. The most recently reported expense ratio for the Fund was 3.07% gross and 1.40% net for A Shares. The Advisor has contractually committed to reimbursing the Fund so that total expenses do not exceed 1.40% for A Shares. These ratios are not materially different from the historic ratios in the prospectus dated March 1, 2008.

Stock selection in the energy and industrial sectors provided a positive contribution to its performance, while the Fund limited its exposure to problem companies in the financial sector.

Q: Which stocks were top performers?

A: The following stocks were the top five positive contributors to the Fund’s fiscal year performance:

Name	Fund Weight	Stock Return	Contribution to Fund
CSX CORP	2.23%	41.52%	1.18%
SPX CORP	2.43%	22.00%	0.62%
BURLINGTON NRTHN SANTA	1.08%	18.53%	0.29%
WAL MART STORES	0.89%	29.44%	0.27%
HALLIBURTON CO	0.23%	17.02%	0.25%

Q: Which stocks detracted from the Fund’s performance?

A: The following stocks were the top five detractors from the Fund’s fiscal year performance:

Name	Fund Weight	Stock Return	Contribution to Fund
MERCK & CO INC	3.08%	-33.71%	-1.31%
XL CAPITAL LTD SHS A	1.81%	-50.63%	-0.86%
MICROSOFT CORP	3.00%	-21.97%	-0.77%
CITIGROUP INC	1.67%	-38.15%	-0.64%
LEHMAN BROTHERS HOLDINGS	1.42%	-29.77%	-0.63%

Q: What is your outlook?

A: Looking ahead, we see a continued trend that supports investors favoring the stocks of companies that are expected to maintain positive, high-quality earnings growth in a low-growth, recessionary economy. Given the poor outlook for the U.S. economy, we have maintained exposure to larger-cap stocks that emphasize sustained earnings growth characteristics.  In general, investors appear to be bargain-conscious and are seeking good relative value when purchasing stocks, and we believe the North Track Large Cap Equity Fund is well positioned to benefit from a continuation of these trends as we move into the 2009 fiscal year.

The graph below compares the change in value of a $10,000 investment in Class A shares of the Large Cap Equity Fund with the S&P 500 Index since the Fund’s inception. The performance of the Class A shares of the Fund shown below reflects a deduction of the maximum 5.25% sales charge and fund operating expenses. The Fund also offers other share class(es) not reflected in the graph below. The performance of these other class(es) will be higher or lower than the performance of the class(es) shown in the graph below based upon differences in sales loads and fees paid by shareholders investing in the other class(es). Performance of other share class(es) can be found on the inside front cover of this Report.

May 1, 2007 inception date

Past performance is not predictive of future results, and the information set forth above does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

——— North Track Large Cap Equity Fund - - - - - S&P 500 Index

The S&P 500 Index consists of 500 leading companies in the leading industries of the U.S. economy. The index does not reflect any sales charges or other fees and expenses you would pay if you attempted to replicate the Index. You may not invest directly in an index.

Top Market Sectors as of October 31, 2008 as a Percent of Net Assets

*Includes short-term investments and net other assets.

Fund: NORTH TRACK EQUITY INCOME FUND

Q: How did the Fund perform during the period?

A: For the one-year period ended October 31, 2008, the North Track Equity Income Fund - Class A Shares fell 34.84% (at NAV), compared to a 36.88% decline of its benchmark, the Russell 1000 Value Index the Fund’s benchmark.

Q: What factors contributed to the Fund’s performance versus the Index?

A: The Fund’s out-performance of its benchmark index is a direct result of its transition to active management. The active management approach resulted in strong security selection in the financial and industrial sectors.  The Fund also carried an underweight to the financial sector in the early part of the fiscal year and underweighted industrials in the latter part of the fiscal year each of which had poor performance generally. The most recently reported expense ratio for the Fund was 1.42% gross and 1.15% net for A shares and 2.48% gross and 1.90% net for B Shares. The Advisor has contractually agreed to reimburse the Fund so that total expenses do not exceed 1.15% on A Shares and 1.90% on B Shares. Those fees are consistent with the prospectus dated March 1, 2008.

Q: Which stocks were top performers?

A: The following stocks were the top five positive contributors to the Fund’s fiscal year performance:

Name	Fund Weight	Stock Returns	Contribution to Performance
WELLS FARGO & CO	1.30%	3.57%	0.05%
HEALTHCARE REALTY TRUST INC	0.74%	1.19%	0.01%
BB&T CORP	0.23%	3.80%	0.01%
BIG LOTS INC	0.24%	1.88%	0.00%
MCDONALD'S CORPORATION	0.04%	6.00%	0.00%

Q: Which stocks detracted from the Fund’s performance?

A: The following stocks were the top five detractors from the Fund’s fiscal year performance:

Name	Fund Weight	Stock Returns	Detraction from Performance
MERCK & CO INC	3.11%	-44.15%	-1.37%
CBS CORP NEW CL B	1.99%	-61.84%	-1.23%
SEAGATE TECHNOLOGY	1.94%	-62.23%	-1.21%
DELUX CORP	1.94%	-61.49%	-1.19%
XL CAPITAL LTD SHS A	1.77%	-67.08%	-1.19%

Q: What is your outlook?

A:  Dividend paying stocks generally hold up better during periods of economic and equity market weakness.  However, the recent debt crisis has had a particularly negative effect upon financial stocks and those stocks make up a large portion of the dividend-paying stock universe.  Fortunately, the Fund’s diversification across all market sectors has allowed it to perform relatively well in comparison to other high-yield equity products that have a heavy exposure to the financial industry.  We believe that the Fund’s objective of investing in attractively-priced dividend-paying stocks should serve it well in an outlook that calls for slowing economic growth and below-average equity market returns.  The Fund generally diversifies its stock holdings across all major market sectors, providing a degree of risk-control in an environment of uncertainty.

The graph below compares the change in value of a $10,000 investment in Class A and Class B shares of the Equity Income Fund with the Russell 1000 Value Index since the Fund’s inception. The performance of the Class A and Class B Shares of the Fund shown below reflects a deduction of the maximum 5.25% sales charge and fund operating expenses with respect to the Class A Shares. The Fund also offers other share class(es) not reflected in the graph below. The performance of these other class(es) will be higher or lower than the performance of the class(es) shown in the graph below based upon differences in sales loads and fees paid by shareholders investing in the other class(es).  Performance of other share class(es) can be found on the inside front cover of this Report.

April 1, 2005 inception date

Past performance is not predictive of future results, and the information set forth above does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

North Track Equity Income Fund ——— Class A Shares - - - - - Class B Shares – – – Russell 1000 Value Index

The Russell 1000 Value Index measures the performance of the large-cap value segment of the U.S. equity universe and includes those companies from the Russell 1000 Index that have lower price-to-book ratios and lower expected growth values. The Index does not reflect any sales charges or other fees and expenses you would pay if you attempted to replicate the Index. You may not invest directly in an index.

Top Market Sectors as of October 31, 2008 as a Percent of Net Assets

*Includes short-term investments and net other assets.

Fund: NORTH TRACK GENEVA GROWTH FUND

Q: How did the Fund perform during the period?

A: For the year ended October 31, 2008, the North Track Geneva Growth Fund - Class A Shares declined 34.29% (at NAV), compared to a 42.65% decline of its benchmark, the Russell Midcap Growth Index.

Q: What factors contributed to the Fund’s performance versus the Index?

A:  The Fund’s holdings in consumer staples companies positively affected performance and individual stock selection across each of the sectors helped it to out-perform its benchmark index. The Fund also holds stocks that have proven to have higher sustainable earnings growth and earnings quality; these type of securities have performed relatively better during the past year of market weakness. The Fund also held no exposure to the underperforming utilities and material sectors. The most recently reported expense ratio for the Fund was 1.37% gross and 1.37% net for A Shares and 2.11% gross and net for B Shares. These ratios are not materially different from the historic ratios reported in the prospectus dated March 1, 2008.

Q: Which stocks were top performers?

A: The following stocks were the top five positive contributors to the Fund’s fiscal year performance:

Company	Fund Weight	Stock Returns	Contribute to Performance
CHURCH & DWIGHT INC	1.14%	25.13%	0.29%
SOUTHWESTERN ENERGY CO	1.21%	14.00%	0.17%
PANERA BREAD CO CLASS A	1.31%	9.83%	0.13%
BARD C R INC	1.74%	6.22%	0.11%
CH ROBINSON WORLDWIDE INC	1.65%	6.50%	0.11%

Q: Which stocks detracted from the Fund’s performance?

A:  The following stocks were the top five detractors from the Fund’s fiscal year performance:

Company	Fund Weight	Stock Returns	Detraction from Performance
AFFILIATED MNGRS GRP	2.00%	-75.56%	-1.51%
DICK'S SPORTING GOODS INC	2.57%	-54.02%	-1.39%
COGNIZANT TECHNOLOGY SOLUTIONS CORP	2.36%	-53.16%	-1.25%
HEALTHWAYS INC	1.55%	-70.96%	-1.10%
TRIMBLE NAVIGATION LTD	1.89%	-56.25%	-1.06%

Q: What is your outlook?

A:  The domestic economy’s expansion has weakened and it appears that 2009 will provide a low-growth environment at best.  Investors will continue to seek out and reward companies that exhibit sustainable, high-quality earnings growth in an environment of challenging economic growth. We believe the stocks in the North Track Geneva Growth Fund should provide continue to provide good relative performance.

The graph below compares the change in value of a $10,000 investment in Class A shares and Class B shares of the Geneva Growth Fund with the Russell Midcap Growth Index** and the Russell Midcap Index since the Fund’s inception. The performance of the Class A and Class B shares of the Fund shown below reflects a deduction of the maximum 5.25% sales charge and fund operating expenses. Performance of other share classes can be found on the inside front cover of this Report.

January 4, 1999 inception date

Past performance is not predictive of future results, and the information set forth above does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

North Track Geneva Growth Fund ——— Class A Shares - - - - - Class B Shares – – – Russell Midcap Growth Index – - - – Russell Midcap Index

The Russell Midcap Growth Index measures the performance of those stocks of the Russell Midcap Index which have higher price-to-book ratios and higher forecasted growth values. The Index does not reflect any sales charge or other fees and expenses you would pay if you attempted to replicate the Index.

The Russell Midcap Index measures the performance of the 800 smallest companies in the Russell 1000 Index. The Index does not reflect any sales charges or other fees and expenses you would pay if you attempted to replicate the Index.

*

Effective December 21, 2006, the benchmark for the Geneva Growth Fund was changed to the Russell Midcap Growth Index.

Top Market Sectors as of October 31, 2008 as a Percent of Net Assets

*Includes short-term investments and net other assets.

Fund: NORTH TRACK NYSE ARCA TECH 100 INDEX FUND

Q: How did the Fund perform during the period?

A: For the year ended October 31, 2008, the North Track NYSE Arca Tech 100 Index Fund - Class A Shares experienced a 36.39% loss (at NAV), compared to the 35.78% decline of the NYSE Arca Tech 100 Index, the Fund’s benchmark.

Q: What factors contributed to the Fund’s performance versus the Index?

A: The Fund is passively managed against its benchmark, the NYSE Arca Tech 100 Index, and the performance shortfall is a result of management fees and expenses. The most recently reported expense ratio for the Fund was 0.99% gross and 0.99% net for A Shares and 1.74% gross and net for B Shares. These ratios are not materially different from the historic ratios in the prospectus dated March 1, 2008.

All industries within the technology sector experienced weakness during the fiscal year. The Fund held a 14.3% position in the computer & peripherals industry, which declined 41.2% during the performance measurement period and an 16.7% position in software stocks, which fell 30.9% during the report period.

Q: Which stocks were top performers?

A: The following stocks were the top five positive contributors to the Fund’s fiscal year performance:

Company	Fund Weight	Stock Returns	Contribute to Performance
GENENTECH INC	2.05%	11.43%	0.23%
VIROPHARMA INC	0.24%	44.11%	0.10%
ELECTRONIC DATA SYS	0.33%	21.99%	0.07%
BEA SYS INC	0.21%	33.80%	0.07%
FOUNDRY NETWORKS INC	0.15%	23.63%	0.04%

Q: Which stocks detracted from the Fund’s performance?

A: The following stocks were the top five detractors from the Fund’s fiscal year performance:

Company	Fund Weight	Stock Returns	Detraction from Performance
APPLE INC	5.32%	-42.20%	-2.25%
DST SYSTEMS INC	2.38%	-50.83%	-1.21%
CIENA CORP NEW	1.37%	-78.57%	-1.08%
BIOGEN IDEC INC	2.10%	-42.36%	-0.89%
GOODRICH CORP	1.93%	-44.93%	-0.87%

Q: What is your outlook?

A:  The credit crisis has caused the global economy to weaken, along with the U.S. markets and the U.S. dollar, however, has strengthened from its lows in July of 2008.  We believe the credit crisis will continue to put a damper on demand for technology driven products in the near term. We are more optimistic about longer-term prospects however, because technology is the creative force and innovation that provides productivity gains for the global economy’s growth.  These characteristics make the sector an attractive holding for long-term investors. Many of the stocks in the technology sector are attractively valued and we believe are positioned for appreciation once economies begin to rebound.

The graph below compares the change in value of a $10,000 investment in Class A and Class B shares of the NYSE Arca Tech 100 Index Fund with the NYSE Arca Tech 100 Index for the past 10 fiscal years. The performance of the Class A and Class B shares of the Fund shown below reflects a deduction of the maximum 5.25% sales charge and fund operating expenses. Performance of other share class(es) can be found on the inside front cover of this Report.

Past performance is not predictive of future results, and the information set forth above does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

North Track NYSE Arca Tech 100 Index Fund ——— Class A Shares - - - - - Class B Shares – – – NYSE Arca Tech 100 Index

The NYSE Arca Tech 100 Index consists of at least 100 individual securities of companies in numerous different industries. The Index is widely recognized as a benchmark for the technology sector of the U.S. stock market. The Index does not reflect any sales charges or any other fees and expenses you would pay if you attempted to replicate the Index. You may not invest directly in an index.

Top Technology Subsectors as of October 31, 2008 as a Percent of Net Assets

*Includes short-term investments and net other assets.

Fund: NORTH TRACK DOW JONES U.S. HEALTHCARE 100 PLUS FUND

Q: How did the Fund perform during the period?

A: For the year ended October 31, 2008, the North Track Dow Jones U.S. Healthcare 100 Plus Fund - Class A Shares experienced a 24.76% decline (at NAV), compared to a 24.01% fall in the Dow Jones U.S. Healthcare 100 Index, its benchmark.

Q: What factors contributed to the Fund’s performance versus the Index?

A:  The Fund’s enhanced management process produced 0.58% of excess return relative to the benchmark index, but the Fund’s operating and administration expenses of 1.32% offset the out-performance. As a result, the Fund underperformed its benchmark by 0.74%. The most recently reported expense ratio for the Fund was 1.34% gross and 1.34% net on Class A Shares and 2.09% gross and net on B Shares. The Advisor has contractually agreed to waive fees so that expenses will not exceed 1.35% on A Shares and 2.10% on B Shares. These ratios are not materially different from the historic ratios in  the prospectus dated March 1, 2008.

Pharmaceutical stocks represent 41.3% of the Fund’s investments, its largest industry allocation, and the stocks comprising that sector averaged a 23.8% decline over the fiscal year. In addition the Fund’s 14.2% portfolio exposure to health care service stocks which declined an average 41.1% over the fiscal year period, hurt the Fund’s performance.

Q: Which stocks were top performers?

A: The following stocks were the top five positive contributors to the Fund’s fiscal year performance:

Company	Fund Weight	Stock Returns	Contribute to Performance
GENENTECH INC	2.08%	11.43%	0.24%
ABBOTT LABORATORIES	4.28%	4.70%	0.20%
COVIDIEN LTD	1.23%	9.30%	0.11%
IMCLONE SYSTEMS INCORPORATED	0.18%	52.63%	0.10%
BAXTER INTERNATIONAL	2.41%	3.21%	0.08%

Q: Which stocks detracted from the Fund’s performance?

A: The following stocks were the top five detractors from the Fund’s fiscal year performance:

Company	Fund Weight	Stock Returns	Detraction from Performance
MERCK & CO INC	7.04%	-44.63%	-3.14%
PFIZER INC	8.60%	-24.38%	-2.10%
UNITED HEALTH GROUP INC	3.48%	-48.79%	-1.70%
SCHERING PLOUGH CORP	2.87%	-51.99%	-1.49%
WELLPOINT INC	2.57%	-48.55%	-1.25%

Q: What is your outlook?

A:  Healthcare is a traditionally defensive sector that tends to outperform the broad market during periods of weakness.  This has been the case for the currently concluded fiscal year, where the S&P 500 Index posted a 36.1% loss for the one-year period ended on October 31, 2008.  While the 11.3% relative out-performance of the Fund is a positive, the negative total return is an unattractive consequence of the equity markets.

We believe that long-term, the healthcare sector is an important part of the U.S. and global economy that will benefit from demographic trends.  An aging U.S. population will continue to spend more on healthcare, while global economies seek better health care as they become increasingly affluent.  We believe that valuations of health care stocks appear to be fair, from a fundamental perspective and the sector has the ability to produce new products and innovative services through its research and development programs.   We feel these characteristics make the sector an attractive holding for long-term investors.

The graph below compares the change in value of a $10,000 investment in Class A and Class B shares of the Dow Jones U.S. Health Care 100 Plus Fund with the Dow Jones U.S. Health Care 100 Index since the Fund’s inception. The performance of the Class A and Class B shares of the Fund shown below reflects a deduction of the maximum 5.25% sales charge and fund operating expenses. Performance of other share class(es) can be found on the inside front cover of this Report.

April 17, 2001 inception date.

Past performance is not predictive of future results, and the information set forth above does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

North Track Dow Jones U.S. Health Care 100 Plus Fund ——— Class A Shares - - - - - Class B Shares – – – Dow Jones U.S. Healthcare 100 Index

The Dow Jones U.S. Healthcare 100 Index is a customized index of 100 stocks which is a representative subset of the Dow Jones US Healthcare Sector Index. The Dow Jones U.S. Healthcare Sector Index is designed to measure the performance of the healthcare sector including medical product makers, healthcare providers, biotechnology firms and pharmaceutical companies. The Index does not reflect any sales charges or other fees and expenses you would pay if you attempted to replicate the Index. You may not invest directly in an index.

Top Health Care Subsectors as of October 31, 2008 as a Percent of Net Assets

*Includes short-term investments and net other assets.

Fund: NORTH TRACK DOW JONES U.S. FINANCIAL 100 PLUS FUND

Q: How did the Fund perform during the period?

A: For the one-year period ended October 31, 2008, the North Track Dow Jones U.S. Financial 100 Plus Fund - Class A Shares had a return of -50.37% (at NAV), compared to -50.62% for the Dow Jones U.S. Financial 100 Index, the Fund’s benchmark.

Q: What factors contributed to the Fund’s performance versus the Index?

A: The Fund’s enhanced management process produced 1.57% of excess return relative to the benchmark index, but the Fund’s operating and administration expenses of 1.32% offset the out-performance. As a result, the Fund out-performed its benchmark by 0.25%. The most recently reported expense ratio for the Fund was 1.33% gross and 1.33% net on A Shares and 2.08% gross and net on B Shares. The Advisor has contractually agreed to waive fees so that expenses will not exceed 1.35% on A Shares and 2.10% on B Shares. These ratios are not materially different from the historic ratios in the prospectus dated March 1, 2008.

The financial sector’s performance plummeted in conjunction with the unfolding of the credit crisis.  Commercial banks comprised the Fund’s largest sector exposure over its fiscal year and the 25.2% allocation declined 36.5%, reducing the Fund’s return by 9.2%.  The Fund also carried a 25.7% allocation to the insurance industry over its fiscal year.  Insurance stocks represent the Fund’s second largest exposure to a single industry, and the stocks in that group averaged a 50.5% decline.

Q: Which stocks were top performers?

A: The following stocks were the top five positive contributors to the Fund’s fiscal year performance:

Name	Fund Weight	Stock Returns	Contribution to Performance
WELLS FARGO & CO	4.11%	3.57%	0.15%
MARSH & MCLENNAN COS	0.51%	15.64%	0.08%
BB&T CORP	0.77%	3.80%	0.03%
PUBLIC STORAGE	0.39%	5.38%	0.02%
COMMERCE BANCSHARES INC	0.23%	2.22%	0.01%

Q: Which stocks detracted from the Fund’s performance?

A: The following stocks were the top five detractors from the Fund’s fiscal year performance:

Name	Fund Weight	Stock Returns	Detraction from Performance
CITIGROUP INC	8.31%	-64.24%	-5.34%
AMERICAN INTL GROUP	5.59%	-93.20%	-5.21%
BANK OF AMERICA	8.29%	-45.17%	-3.74%
WACHOVIA CORP NEW	3.54%	-82.31%	-2.91%
GOLDMAN SACHS GROUP INC	3.55%	-62.13%	-2.20%

Q: What is your outlook?

A: We believe many stocks in the financial service industry at the end of October were attractively priced and were trading at historically favorable levels.  However, we are experiencing an environment of uncertainty in our economic system that is unprecedented since the Great Depression.  It will be difficult for financial service stocks to appreciate until the issues surrounding the credit markets are resolved. In addition, we feel it will not be easy for this sector to quickly return to the level of profitability and earnings growth that it enjoyed before the onset of the credit crisis.  A restructured and de-levered financial sector will have lost the engine of growth that was produced through leveraging of assets.

The graph below compares the change in value of a $10,000 investment in Class A and Class B shares of the Dow Jones U.S. Financial 100 Plus Fund with the Dow Jones U.S. Financial 100 Index since the Fund’s inception. The performance of the Class A and Class B shares of the Fund shown below reflects a deduction of the maximum 5.25% sales charge and fund operating expenses. Performance of other share class(es) can be found on the inside front cover of this Report.

April 17, 2001 inception date.

Past performance is not predictive of future results, and the information set forth above does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

North Track Dow Jones U.S. Financial 100 Plus Fund ——— Class A Shares - - - - - Class B Shares – – – Dow Jones U.S. Financial 100 Index

The Dow Jones U.S. Financial 100 Index is a customized index of 100 stocks which is a representative subset of the Dow Jones US Financial Sector Index. The Dow Jones U.S. Financial Sector Index is designed to measure the performance of the financial services sector of the U.S. equity market. Component companies include banking, insurance, real estate and specialty finance companies and other financial services firms. The Index does not reflect any sales charges or other fees and expenses you would pay if you attempted to replicate the Index. You may not invest directly in an index.

Top Financial Subsectors as of October 31, 2008 as a Percent of Net Assets

*Includes short-term investments and net other assets.

Fund: NORTH TRACK STRATEGIC ALLOCATION FUND

Q: How did the Fund perform during the period?

A: For the fiscal year ended October 31, 2008, the North Track Strategic Allocation Fund - Class A Shares experienced a loss of 37.54% (at NAV), compared to a loss of 36.10% for its benchmark, the S&P 500 Index.

Q: What factors contributed to the Fund’s performance versus the Index?

A: The Fund is composed of stocks from three sectors: information technology, financial services and health care.  The financial sector grossly underperformed the broad market, the information technology sector performed closely inline with the broad market and the health care sector did much better than the broad market. In addition, the operating expenses and other fees cause the Fund to trail in performance against the benchmark index. The most recently reported expense ratio for the Fund was 1.90% gross and 1.75% net on A Shares and 2.65% gross and 2.50% net on B Shares. The Advisor has agreed to reimburse the underlying Dow Jones U.S. Healthcare 100 Plus and Dow Jones U.S. Financial 100 Plus Funds so that total expenses will not exceed 0.80% of average annual net assets on A Shares and 1.55% for B Shares. These ratios are not materially different from the historic ratios reported in the prospectus dated March 1, 2008.

Q: Which stocks were top performers?

A: The following stocks were the top five positive contributors to the Fund’s fiscal year performance:

Company	Fund Weight	Stock Returns	Contribute to Performance
GENENTECH INC	1.31%	11.43%	0.15%
ABBOTT LABORATORIES	1.37%	4.70%	0.06%
WELLS FARGO & CO	1.49%	3.57%	0.05%
COVIDIEN LTD	0.39%	9.30%	0.04%
VIROPHARMA INC	0.08%	44.11%	0.03%

Q: Which stocks detracted from the Fund’s performance?

A: The following stocks were the top five detractors from the Fund’s fiscal year performance:

Company	Fund Weight	Stock Returns	Detraction from Performance
CITIGROUP INC	3.00%	-64.24%	-1.93%
AMERICAN INTL GROUP	2.02%	-93.20%	-1.88%
BANK OF AMERICA	2.99%	-45.17%	-1.35%
WACHOVIA CORP NEW	1.28%	-82.31%	-1.05%
MERCK & CO INC	2.25%	-44.63%	-1.01%

Q: What is your outlook?

A:  The Strategic Allocation Fund is designed to capitalize on the above average growth characteristics displayed by what have historically been three of the U. S economy’s faster growing sectors.  We believe the combination of these sectors produces a portfolio of “core” equity holdings that provides exposure to historically high-quality growth stocks. The financial sector experienced a serious shortfall in relative performance against the broad market over the Fund’s fiscal year, but the restructuring of companies in that sector may offer some growth opportunities for the future. We feel that the long-term prospects for the information technology and the health care sectors remain sound, as they provide products and service that will benefit from the demographic trends of the U.S. & global economies.

The graph below compares the change in value of a $10,000 investment in Class A and Class B shares of the Strategic Allocation Fund with the S&P 500 Index since the Fund’s inception. The performance of the Class A and Class B shares of the Fund shown below reflects a deduction of the maximum 5.25% sales charge and fund operating expenses. Performance of other share class(es) can be found on the inside front cover of this Report.

December 10, 2003 inception date.

Past performance is not predictive of future results, and the information set forth above does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

North Track Strategic Allocation Fund ——— Class A Shares - - - - - Class B Shares – – – S&P 500 Index

The S&P 500 Index consists of 500 leading companies in the leading industries of the U.S. economy. The Index does not reflect any sales charges or other fees and expenses you would pay if you attempted to replicate the Index. You may not invest directly in an index.

Asset Allocation as of October 31, 2008 as a Percent of Total Investments

Fund: NORTH TRACK S&P 100 INDEX FUND

Q: How did the Fund perform during the period?

A: For the year ended October 31, 2008, the North Track S&P 100 Index Fund -  Class A Shares experienced  a decline  of 34.73% (at NAV), compared to a 34.41% decrease for the S&P 100 Index, the Funds benchmark.

Q: What factors contributed to the Fund’s performance versus the Index?

A: The Fund is passively managed against its benchmark, the S&P 100 Index, and the performance shortfall is a result of management fees and expenses. A portion of these expenses were offset by favorable trading of corporate actions and fund flows over the course of the fiscal year. The most recently reported expense ratio for the Fund was 1.11% gross and 1.11% net on A Shares and 1.86% gross and net on B Shares. These ratios are not materially different from the historic ratios reported in the prospectus dated March 1, 2008.

All sectors of the equity market experienced significant weakness during the fiscal year period.  Consumer staples stocks produced the best relative performance, but the Fund’s 15.6% exposure to that sector experienced a 7.9% average decline in its holdings.  After producing a positive contribution in the first half of the fiscal year, the energy sector sold off heavily in the second half and the sector was 26.4% lower over the entire year. The Fund had a 14.5% average fiscal year exposure to financial  stocks, which declined 53.2%, and a 18.4% exposure to information technology stocks, which fell 38.8% over the fiscal year.  These sectors were the worst-performing sectors during the measurement period and were the major contributors to the Fund’s, as well as the benchmark index’s, poor performance.

 Q: Which stocks were top performers?

A: The following stocks were the top five positive contributors to the Fund’s fiscal year performance:

Company	Fund Weight	Stock Returns	Contribution to Performance
WAL MART STORES	1.26%	27.99%	0.35%
ANHEUSER BUSCH CO	0.45%	23.14%	0.10%
NORFOLK SOUTHERN CORP	0.24%	18.10%	0.04%
ABBOTT LABORATORIES	1.02%	3.76%	0.04%
COVIDIEN LTD	0.25%	9.30%	0.02%

Q: Which stocks detracted from the Fund’s performance?

A: The following stocks were the top five detractors from the Fund’s fiscal year performance:

Company	Fund Weight	Stock Returns	Detraction from Performance
GENERAL ELECTRIC	5.10%	-49.31%	-2.52%
AMERICAN INTL GROUP	2.03%	-93.74%	-1.90%
CITIGROUP INC	2.64%	-64.69%	-1.71%
MICROSOFT CORP	3.64%	-37.71%	-1.37%
BANK OF AMERICA	2.62%	-45.06%	-1.18%

Q: What is your outlook?

A: The S&P 100 Index is comprised of large-cap, blue-chip companies, many of which derived a large portion of their revenues from outside of the U.S.  The domestic economy appears to be contracting and many overseas economies appear to be weakening.  We believe the large multi-national companies in the S&P 100 Index should fare better than smaller domestic companies, as they are generally more readily able to access capital and resources, allowing them to maintain profitability in a low growth environment.

The graph below compares the change in value of a $10,000 investment in Class A and Class B shares of the S&P 100 Index Fund with the S&P 100 Index for the past 10 fiscal years. The performance of the Class A and Class B shares of the Fund shown below reflects a deduction of the maximum 5.25% sales charge and fund operating expenses. Performance of other share class(es) can be found on the inside front cover of this Report.

Past performance is not predictive of future results, and the information set forth above does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

North Track S&P 100 Index Fund ——— Class A Shares - - - - - Class B Shares – – – S&P 100 Index

The S&P 100 Index is a broad based stock index consisting of 100 common stocks for which options trade on the U.S. stock exchanges. It is a subset of the S&P 500 Index. The Index does not reflect any sales charges or other fees and expenses you would pay if you attempted to replicate the Index. You may not invest directly in an index.

Top Market Sectors as of October 31, 2008 as a Percent of Net Assets

*Includes short-term investments and net other assets.

Fund: NORTH TRACK WISCONSIN TAX-EXEMPT FUND

Q: How did the Fund perform during the period?

A: For the fiscal year ended October 31, 2008, the North Track Wisconsin Tax-Exempt Fund - Class A Shares returned -3.72% (at NAV), compared to -3.17% for its benchmark, the Lehman Municipal Bond Index.

Q: What factors contributed to the Fund’s performance versus the Index?

A:  A primary objective of the Fund is to maintain a solid weight in Wisconsin-issued paper. However, it is always a challenge to recognize that objective, while maintaining the portfolio’s duration relative to the benchmark. Duration is a measure of a security’s or portfolio’s sensitivity to a change in interest rates. The Fund’s duration as of October 31, 2008 was 6.87, while the benchmark exhibited a 7.98 duration. The portfolio’s shorter duration detracted from its performance, as interest rates rallied during the period.  Additionally, concerns over the potential of municipal budgets to experience duress from reduced tax revenues hurt performance. The most recently reported expense ratio for the Fund was 1.04% gross and 094% net on A Shares and 1.79% gross and 1.69% net on B Shares. The Advisor has contractually committed to reimburse expenses in the aggregate of 0.10% of average daily net assets on all share classes. These ratios are not materially different from the historic ratios reported in the prospectus dated March 1, 2008.

Q: What activity took place during the period reported?

A:  The Fund continued to add several new Wisconsin issued paper over the last year and will continue to add opportunistically positions as paper becomes available in the secondary market. There have been no additional investments in territory paper considering the problems with the bond insurers and their lower underlying credit quality.

Q: What are some of the Fund’s attributes?

A: As of October 31, 2008, 71.3% of the Fund is rated investment grade, including a 10.47% investment in pre-refunded bonds with U.S. Government guaranteed securities.  Of the 18.22% in “non-rated” issues, approximately 2.07% is credit enhanced by insurance, letters of credit or government collateral. Of the remaining issues approximately 14.19% and 1.97% have been assigned triple-B or single-A or better ratings respectively.  The Fund has only two positions, representing 2.7% of its total assets, that are subject to the alternative minimum tax (AMT) as of October 31, 2008 and we plan to continue holding them. The Fund maintains 72% of its net assets in Wisconsin-issued paper.

Q: What is your outlook?

A: Municipal bonds are still very cheap on a historical basis, with many issues displaying yields that are well over comparable treasuries. We expect municipal new-issue supply to increase in 2009 as deals have been pushed back due to the current credit crisis. However, we feel demand should remain strong, despite lower absolute level of yields. Characteristics have changed in the market, as far less new-issues are coming insured.  Also, there are fewer leveraged players and the strained balance sheets of the remaining participants make it difficult to remove excess supply in the market. We expect volatility in fixed income markets will generally stay higher. We still think that the municipal market looks attractive, as yields as a percentage of treasury yields are still at the upper end of the normal range (historically around 90%).  In addition, investors are beginning to think about the potential for higher tax rates on dividends and capital gains as federal income taxes may potentially rise in the future.

The graph below compares the change in value of a $10,000 investment in Class A and Class B shares of the Wisconsin Tax-Exempt Fund with that of the Lehman Municipal Bond Index for the past 10 fiscal years. The performance of the Class A and Class B shares of the Fund shown below reflects a deduction of the maximum 3.50% sales charge and fund operating expenses. Performance of other share class(es) can be found on the inside front cover of this Report.

Past performance is not predictive of future results, and the information set forth above does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

North Track Wisconsin Tax-Exempt Fund ——— Class A Shares - - - - - Class B Shares – – – Lehman Municipal Bond Index

The Lehman Municipal Bond Index is a broad-based index containing more than 37,000 issues with an average maturity of 13.03years. The average quality rating of municipal bonds included in the Index is “AA1/AA2.” The Index does not reflect any sales charges or other fees and expenses you would pay if you attempted to replicate the Index. You may not invest directly in an index.

Top Sectors as of October 31, 2008 as a Percent of Portfolio Par Value

*Includes short-term investments and net other assets.

NORTH TRACK FUNDS, INC.

LARGE CAP EQUITY FUND

SCHEDULE OF INVESTMENTS

October 31, 2008

	Number of Shares or Par Value	Market Value		Number of Shares or Par Value	Market Value

COMMON STOCKS – 99.4%			INDUSTRIALS (Continued)
AEROSPACE & DEFENSE – 2.0%			Republic Services, Inc.	4,000	$94,800
Lockheed Martin Corporation	750	$63,788	Tyco Intl	5,060	127,917
Northrop Grumman	1,600	75,024	Textron, Inc.	1,500	26,550
		138,812			608,071
CONSUMER DISCRETIONARY– 6.3%			INFORMATION TECHNOLOGY – 15.2%
AutoZone, Inc.	1,060	$134,927	*Apple, Inc.	750	$80,693
Kroger	3,500	96,110	*Computer Sciences Corporation	2,450	73,891
Johnson Controls, Inc.	2,800	49,644	*Google, Inc.	180	64,685
*Rent-A-Center	4,300	62,780	Hewlett-Packard Company	7,200	275,616
Yum! Brands, Inc.	3,000	87,030	International Business Machines Corp.	2,000	185,940
		430,491	Microsoft Corporation	8,300	185,339
CONSUMER STAPLES – 13.2%			*Oracle Corporation	3,800	69,502
Altria Group, Inc.	3,100	$59,489	*Skyworks Solutions	11,100	79,143
Coca-Cola Company	2,390	105,303	Intel Corporation	1,800	28,800
Kraft Foods, Inc.	2,200	64,108			1,043,609
Pepsi Bottling Group, Inc.	2,900	67,048	MATERIALS – 3.4%
Philip Morris International	3,100	134,757	GrafTech International, Ltd.	3,800	$30,818
Procter & Gamble Company	5,700	367,878	DuPont de Nemours	3,800	121,600
Wal-Mart Stores, Inc.	1,900	106,039	Silgan Holdings Inc,	1,700	79,118
		904,622			231,536
ENERGY – 18.3%			MEDIA– 0.4%
Chevron Corporation	3,900	$290,940	Time Warner Inc	2,800	$28,252
Duke Energy	4,700	76,986			28,252
El Paso Corp	3,200	31,040	SEMICONDUCTORS & SEMICONDUCTOR EQUIP – 0.9%
Exxon Mobil Corporation	5,800	429,896	National Semiconductor	4,850	$63,875
Halliburton Company	3,500	69,265			63,875
Kinder Morgan Energy	1,600	86,480	TELECOMMUNICATION – 5.4%
Noble Energy, Inc.	1,900	98,458	AT&T, Inc.	9,600	$256,992
Northeast Utilities	3,200	72,192	Verizon Communications	3,800	112,746
Occidental Petroleum Corporation	1,200	66,648			369,738
Williams Cos	1,700	35,649	COMMUNICATIONS – 0.4%
		1,257,554	Edison International	3,100	$33,573
FINANCIALS – 16.1%					33,573
ACE Limited	1,900	$108,984	Total Common Stocks
American Intl Group	1,300	2,483	(Cost $ 8,897,749)		$6,825,834
Bank of America Corporation	800	19,336
Boston Properties, Inc.	1,500	106,320	SHORT-TERM INVESTMENTS – 1.5%
Citigroup, Inc.	1,700	23,205	MONEY MARKET
Morgan Stanley	1,630	28,476	Highmark Diversified Money Market Fund,
The Goldman Sachs Group, Inc.	1,140	105,450	Fiduciary Shares	105,589	$105,589
JPMorgan Chase and Company	4,900	202,125	Total Short-Term Investments		105,589
StanCorp Finl Group	2,430	82,814	(Cost $ 105,589)
Rayonier. Inc.	2,600	86,008
Unum Group	5,920	93,240	TOTAL INVESTMENTS – 100.9%		$6,931,423
U.S. Bancorp	2,460	73,333	(Cost $ 9,003,339)
Wells Fargo and Company	5,030	171,272
		1,103,046	OTHER ASSETS, LESS LIABILITIES – (0.9) %		(62,001)
HEALTH CARE – 8.9%			NET ASSETS – 100.0%		$6,869,422
Abbott Laboratories	1,300	$71,695
*Lab Corp of Amer Hldg	1,000	61,490
*Amgen, Inc.	2,300	137,747
Johnson & Johnson	1,900	116,546
Merck and Company, Inc.	5,300	164,035
Wyeth	1,900	61,142
		612,655
INDUSTRIALS – 8.9%			* Non-income producing
The Boeing Company	1,200	$62,724
Burlington Northern Santa Fe Corporation	1,300	115,778
Edison Intl	2,200	78,298
General Electric Company	1,570	30,631
3M Co	1,110	71,373

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

EQUITY INCOME FUND

SCHEDULE OF INVESTMENTS

October 31, 2008

	Number of Shares or Par Value	Market Value		Number of Shares or Par Value	Market Value

COMMON STOCKS – 99.3%			HEALTH CARE – 11.7%
CONSUMER DISCRETIONARY – 4.9%			Bristol-Myers Squibb Company	24,500	$503,475
Kroger	8,700	$238,902	Johnson & Johnson	8,200	502,988
Home Depot Inc	12,200	287,798	Merck & Company, Inc.	20,400	631,380
Newell Rubbermaid, Inc.	11,300	155,375	Eli Lilly	5,100	172,482
Tupperware Brands Corporation	13,200	333,960	Quest Diagnostics	2,700	126,360
		1,016,035	Wyeth	5,400	173,772
			Pfizer, Inc.	16,200	286,902
CONSUMER STAPLES – 5.1%					2,397,359
Altria Group, Inc.	14,300	$274,417
Lorillard Inc	6,100	401,746	INDUSTRIALS – 6.0%
Philip Morris International	8,500	369,495	Tyco Intl	14,400	$364,032
		1,045,658	General Electric Company	18,600	362,886
			Honeywell International, Inc.	5,100	155,295
ENERGY – 22.4%			Rockwell Automation	6,100	168,787
BP plc ADR	8,100	$402,570	Textron, Inc.	10,200	180,540
Chevron Corporation	9,000	671,400			1,231,540
ConocoPhillips	7,200	374,544
Duke Energy	35,200	576,576	INFORMATION TECHNOLOGY – 5.8%
Occidental Petroleum	6,100	338,794	International Business Machines Corporation	6,900	$641,493
Exxon Mobil Corporation	15,800	1,171,096	Microsoft Corporation	20,200	451,066
Kinder Morgan Energy	6,000	324,300	Seagate Technology	16,000	108,320
Northeast Utilities	12,100	272,976			1,200,879
TransCanada Corporation	15,800	478,740
		4,610,996	MATERIALS – 2.0%
			PPG Industries, Inc.	8,300	$411,514
FINANCIALS – 32.3%					411,514
ACE Limited	16,000	$917,760
American Capital Strategies Limited	15,600	219,180	MEDIA – 1.1%
Bank of Hawaii Inc	2,700	136,917	Time Warner Inc	22,400	$226,016
Boston Properties, Inc.	8,100	574,128			226,016
Huntington Bancshs	12,200	115,290
US Bancorp	4,100	122,221	TELECOMMUNICATION – 7.1%
Citigroup Inc	10,100	137,865	AT&T, Inc.	29,200	$781,684
Bank of America Corp	8,690	210,037	Verizon Communications	22,700	673,509
BB&T Corp	10,900	390,765			1,455,193
The Goldman Sachs Group, Inc.	3,100	286,750
Healthcare Realty Trust, Inc.	16,400	419,020	INTERMEDIATES – 0.9%
Home Properties, Inc.	8,700	352,263	Lubrizol Corp	4,700	$176,626
Wilmington Trust	5,100	147,186			176,626
M&T Bank Corp	2,700	218,970	Total Common Stocks
JPMorgan Chase and Company	15,900	655,875	(Cost $ 24,776,289)		$20,418,098
Morgan Stanley	10,200	178,194
Rayonier, Inc.	17,400	575,592	SHORT-TERM INVESTMENTS – 0.7%
StanCorp Finl Group	5,300	180,624	MONEY MARKET
Wells Fargo & Company	18,400	626,520	Highmark Diversified Money Market Fund,
Unum Group	11,500	181,125	Fiduciary Shares	139,072	$139,072
		6,646,282	Total Short-Term Investments		139,072
			(Cost $139,072)

			TOTAL INVESTMENTS – 99.9%		$20,557,170
			(Cost $24,915,361)

			OTHER ASSETS, LESS LIABILITIES – 0.1%		11,447
			NET ASSETS – 100.0%		$20,568,617

———————

ADR - American Depository Receipt

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

GENEVA GROWTH FUND

SCHEDULE OF INVESTMENTS

October 31, 2008

	Number of Shares or Par Value	Market Value		Number of Shares or Par Value	Market Value

COMMON STOCKS – 92.5%			PRODUCER DURABLES – 8.9%
AUTOS & TRANSPORTATION– 4.6%			AMETEK, Inc.	68,765	$2,286,436
C. H. Robinson Worldwide, Inc.	77,975	$4,037,546	Donaldson Company, Inc.	74,230	2,609,185
Expeditors International of Washington	95,660	3,123,299	Flowserve Corporation	26,115	1,486,466
		7,160,845	Joy Global, Inc.	69,070	2,001,649
			Lincoln Electric Holdings, Inc.	44,685	1,928,157
CONSUMER DISCRETIONARY – 19.0%			Roper Industries, Inc.	79,495	3,605,098
*Coach, Inc.	109,225	$2,250,035			13,916,991
*Dick's Sporting Goods, Inc.	177,380	2,717,462
*Electronic Arts, Inc.	64,225	1,463,046	TECHNOLOGY – 23.1%
Fastenal Company	118,315	4,763,362	*Adobe Systems, Inc.	108,190	$2,882,182
*LKQ Corporation	179,480	2,053,250	*Amdocs Limited	132,200	2,982,432
Flowers Foods Inc	76,870	2,279,196	Amphenol Corporation	111,425	3,192,326
*O'Reilly Automotive, Inc.	165,880	4,497,007	*ANSYS, Inc.	111,740	3,199,116
*Panera Bread Company	74,230	3,349,257	*Citrix Systems, Inc.	129,605	3,339,921
Strayer Education, Inc.	16,910	3,826,226	*Cognizant Technology Solutions Corporation	142,205	2,730,336
*Tractor Supply Company	60,220	2,502,743	*FLIR Systems, Inc.	119,435	3,833,864
		29,701,584	*IHS Inc	40,450	1,431,526
			*Intuit, Inc.	127,480	3,194,649
CONSUMER STAPLES – 2.3%			L-3 Communications Holdings, Inc.	54,220	4,401,037
Church & Dwight Company, Inc.	60,715	$3,587,649	*McAfee, Inc.	82,260	2,677,563
		3,587,649	*MICROS Systems, Inc.	128,270	2,184,435
					36,049,387
FINANCIAL SERVICES – 7.2%
FactSet Research Systems, Inc.	41,155	$1,596,402	Total Common Stocks		$144,336,794
*Fiserv, Inc.	76,405	2,548,871	(Cost $ 137,175,749)
Global Payments, Inc.	86,045	3,485,683
*Morningstar Inc	30,465	1,140,610	SHORT-TERM INVESTIMENTS – 7.1%
*Huron Consulting Group, Inc.	45,680	2,483,622	MONEY MARKET
		11,255,188	Highmark Diversified Money Market Fund,
			Fiduciary Shares	11,024,335	$11,024,335
HEALTH CARE – 19.4%
C. R. Bard, Inc.	48,615	$4,290,274	Total Short-Term Investments		11,024,335
*Cerner Corporation	84,950	3,162,689	(Cost $ 11,024,335)
*Covance, Inc.	59,790	2,989,500
DENTSPLY International, Inc.	90,575	2,751,669	TOTAL INVESTMENTS – 99.6%		$155,361,129
*Patterson Cos Inc	65,950	1,670,514	(Cost $ 148,200,084)
*IDEXX Laboratories, Inc.	76,705	2,699,249
*Stericycle, Inc.	77,955	4,554,910	OTHER ASSETS, LESS LIABILITIES – 0.4%		554,184
Stryker Corporation	73,865	3,948,823	NET ASSETS – 100.0%		$155,915,313
*Varian Medical Systems, Inc.	91,075	4,144,823
		30,212,451

OTHER ENERGY – 8.0%			* Non-income producing
*FMC Technologies, Inc.	61,275	$2,144,012
Smith International, Inc.	71,240	2,456,355
*Southwestern Energy Company	126,515	4,506,464
XTO Energy, Inc.	93,070	3,345,868
		12,452,699

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

NYSE ARCA TECH 100 INDEX FUND

SCHEDULE OF INVESTMENTS

October 31, 2008

	Number of Shares or Par Value	Market Value		Number of Shares or Par Value	Market Value

COMMON STOCKS – 99.7%			INTERNET SOFTWARE & SERVICES (Continued)
AEROSPACE & DEFENSE – 7.5%			*j2 Global Communications, Inc.	84,600	$1,363,752
Goodrich Corporation	84,600	$3,092,976	*Open Text Corporation	84,600	2,195,370
Lockheed Martin Corporation	84,600	7,195,230	*VASCO Data Security International Inc.	84,600	958,518
Raytheon Company	84,600	4,323,906	*F5 Networks Inc	84,600	2,099,772
		14,612,112	*RealNetworks, Inc.	84,600	362,088
			*SonicWall, Inc	84,600	379,008
BIOTECHNOLOGY – 11.2%			*Verisign, Inc.	84,600	1,793,520
*Amgen, Inc.	84,600	$5,066,694	*Websense, Inc.	84,600	1,651,392
*Biogen Idec, Inc.	84,600	3,599,730	*Yahoo!, Inc.	84,600	1,084,572
*Genentech, Inc.	84,600	7,016,724			15,276,222
*Genzyme Corporation	84,600	6,165,648
		21,848,796	IT SERVICES – 4.6%
			*Automatic Data Processing, Inc.	84,600	$2,956,770
COMMUNICATIONS EQUIPMENT – 12.0%			*Computer Sciences Corporation	84,600	2,551,536
*ADC Telecommunications, Inc.	84,600	$536,364	DST Systems, Inc.	84,600	3,433,068
Alcatel-Lucent ADR	84,600	217,422			8,941,374
*Arris Group, Inc.	84,600	584,586
*CIENA Corporation	84,600	813,006	LIFE SCIENCES TOOLS & SERVICES – 5.3%
*Cisco Systems, Inc.	84,600	1,503,342	Applera Corporation -
*Emulex Corp	84,600	803,700	Applied Biosystems Group	84,600	$2,608,218
*Foundry Networks Inc	84,600	1,256,310	*Millipore Corporation	84,600	4,389,894
Corning, Inc.	84,600	916,218	*Thermo Fisher Scientific, Inc.	84,600	3,434,760
Harris Corporation	84,600	3,041,370			10,432,872
*InterDigital, Inc.	84,600	1,842,588
*JDS Uniphase Corporation	84,600	461,916	OFFICE ELECTRONICS – 0.3%
*Juniper Networks, Inc.	84,600	1,585,404	Xerox Corporation	84,600	$678,492
Motorola, Inc.	84,600	454,302
Nokia Corp - ADR	84,600	1,284,228	PHARMACEUTICALS – 3.1%
*Polycom, Inc	84,600	1,777,446	Biovail Corporation	84,600	$727,560
QUALCOMM, Inc.	84,600	3,236,796	Novartis AG - ADR	84,600	4,313,754
Telephone & Data Systems Inc	84,600	2,271,510	*ViroPharma, Inc.	84,600	1,060,884
*Tellabs, Inc.	84,600	358,704			6,102,198
*IXIA	84,600	563,436
		23,508,648	SEMICONDUCTORS &
			SEMICONDUCTOR EQUIPMENT – 10.9%
COMPUTERS & PERIPHERALS – 14.3%			Altera Corporation	84,600	$1,467,810
*Apple, Inc.	84,600	$9,102,114	Analog Devices, Inc.	84,600	1,807,056
*Dell, Inc.	84,600	1,027,890	Applied Materials, Inc.	84,600	1,092,186
*EMC Corporation	84,600	996,588	*Broadcom Corporation - Class A	84,600	1,444,968
Hewlett-Packard Company	84,600	3,238,488	*Cypress Semiconductor Corporation	84,600	423,846
International Business Machines Corporation	84,600	7,865,262	Intel Corporation	84,600	1,353,600
*Network Appliance, Inc.	84,600	1,144,638	KLA-Tencor Corporation	84,600	1,966,950
*QLogic Corporation	84,600	1,016,892	*Lam Research Corporation	84,600	1,891,656
Seagate Technology	84,600	572,742	Linear Technology Corporation	84,600	1,918,728
*Sun Microsystems, Inc.	84,600	389,160	*LSI Corporation	84,600	325,710
*Teradata Corporation	84,600	1,301,994	National Semiconductor Corporation	84,600	1,114,182
*Western Digital Corporation	84,600	1,395,900	*Novellus Systems, Inc.	84,600	1,336,680
		28,051,668	*Standard Microsystems Corporation	84,600	1,523,646
			*Teradyne, Inc.	84,600	431,460
ELECTRONIC EQUIPMENT& INSTRUMENTS – 1.3%			Texas Instruments, Inc.	84,600	1,654,776
*Agilent Technologies, Inc.	84,600	$1,877,274	Xilinx, Inc.	84,600	1,558,332
Jabil Circuit, Inc.	84,600	711,486			21,311,586
		2,588,760
			SOFTWARE – 16.7%
HEALTH CARE EQUIPMENT & SUPPLIES – 4.8%			*Adobe Systems, Inc.	84,600	$2,253,744
*Boston Scientific Corporation	84,600	$763,938	*Amdocs Limited	84,600	1,908,576
*Kinetic Concepts Inc	84,600	2,048,166	*Autodesk, Inc.	84,600	1,802,826
Medtronic, Inc.	84,600	3,411,918	*BMC Software, Inc.	84,600	2,184,372
*St. Jude Medical, Inc.	84,600	3,217,338	CA, Inc.	84,600	1,505,880
		9,441,360	*Cadence Design Systems, Inc.	84,600	344,322
INTERNET SOFTWARE& SERVICES – 7.8%			*Check Point Software Technologies Ltd.	84,600	1,710,612
*Digital River, Inc.	84,600	$2,096,388	*Citrix Systems, Inc.	84,600	2,180,142
*eBay, Inc.	84,600	1,291,842	*Compuware Corporation	84,600	539,748

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

NYSE ARCA TECH 100 INDEX FUND (Continued)

SCHEDULE OF INVESTMENTS

October 31, 2008

	Number of Shares or Par Value	Market Value

SOFTWARE (Continued)
*McAfee, Inc.	84,600	$2,753,730
*Mentor Graphics Corporation	84,600	620,964
Microsoft Corporation	84,600	1,889,118
*Novell, Inc.	84,600	394,236
*Oracle Corporation	84,600	1,547,334
*Progress Software Corporation	84,600	1,940,724
*Red Hat, Inc.	84,600	1,126,026
SAP AG - ADR	84,600	2,988,918
*Sybase, Inc.	84,600	2,252,898
*Symantec Corporation	84,600	1,064,268
*Synopsys, Inc.	84,600	1,546,488
		32,554,926

Total Common Stocks		$195,349,014
(Cost $ 228,735,866)

EXCHANGE TRADED FUND – 0.1%
^Ziegler Exchange Traded Trust
NYSE Arca Tech 100 EFT	6,000	$106,440
(Cost $ 153,401)

SHORT-TERM INVESTMENTS – 0.2%

MONEY MARKET – 0.2%
Highmark Diversified Money Market Fund,
Fiduciary Shares	309,305	$309,305
Total Short-Term Investments		309,305
(Cost $309,305)

TOTAL INVESTMENTS – 100.1%		195,764,759
(Cost $229,198,572)

OTHER LIABILITIES, LESS OTHER ASSETS – (0.1)%		(277,467)
NET ASSETS – 100.0%		$195,487,292

———————

*

Non-income producing

^

Affiliated security

ADR

American Depository Receipts

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

DOW JONES U.S. HEALTH CARE 100 PLUS FUND

SCHEDULE OF INVESTMENTS

October 31, 2008

	Number of Shares or Par Value	Market Value		Number of Shares or Par Value	Market Value

COMMON STOCKS – 99.7%			HEALTH CARE PROVIDERS AND SERVICES (Continued)
BIOTECHNOLOGY – 18.3%			*Lincare Holdings, Inc.	3,000	$79,050
*Alexion Pharmaceuticals, Inc.	2,900	$118,175	*Medco Health Solutions, Inc.	13,800	523,710
*Amgen, Inc.	24,200	1,449,338	*Patterson Companies, Inc.	4,300	108,919
*Amylin Pharmaceuticals, Inc.	5,600	57,176	*Pediatrix Medical Group, Inc.	1,900	73,435
*Biogen Idec, Inc.	6,200	263,810	*Psychiatric Solutions, Inc	2,200	73,238
*BioMartin Pharmaceutical, Inc.	4,000	73,280	Quest Diagnostics, Inc.	5,000	234,000
*Celgene Corporation	11,800	758,268	*Tenet Healthcare Corporation	19,200	84,096
*Cephalon, Inc.	2,400	172,128	UnitedHealth Group, Inc.	31,500	747,495
*Genentech, Inc.	11,300	937,222	Universal Health Services, Inc. - Class B	1,900	79,876
*Genzyme Corporation	7,400	539,312	*WellCare Health Plans, Inc.	1,900	45,923
*Gilead Sciences, Inc.	22,300	1,022,455	*Wellpoint, Inc.	11,700	454,779
*Human Genome Sciences, Inc.	7,000	22,610			4,659,742
*ImClone Systems, Inc.	2,200	151,272
*Myriad Genetics Inc	2,500	157,725	LIFE SCIENCES TOOLS & SERVICES – 4.5%
*OSI Pharmaceuticals, Inc.	2,300	87,285	*Affymetrix, Inc.	4,000	$14,760
*Onyx Pharmaceuticals, Inc.	2,400	64,752	Applera Corporation -
*Vertex Pharmaceuticals, Inc.	5,100	133,671	Applied Biosystems Group	10,100	311,383
		6,008,479	*Charles River Laboratories International, Inc.	2,600	93,158
			*Illumina, Inc.	4,200	129,486
HEALTH CARE EQUIPMENT AND SUPPLIES – 21.4%			*Invitrogen Corporation	3,600	103,644
*Advanced Medical Optics, Inc.	3,300	$20,361	*Millipore Corporation	2,000	103,780
Baxter International, Inc.	17,600	1,064,624	Techne Corporation	1,500	103,530
Beckman Coulter, Inc.	4,900	244,608	*Thermo Fisher Scientific, Inc.	11,600	470,960
Becton Dickinson and Company	8,400	582,960	*Waters Corporation	3,500	153,300
*Boston Scientific Corporation	43,500	392,805			1,484,001
C. R. Bard, Inc.	3,200	282,400
Cooper Companies. Inc.	2,100	34,608	PHARMACEUTICALS – 41.3%
Covidien Limited	13,100	580,199	Abbott Laboratories	30,400	$1,676,560
DENTSPLY International, Inc.	4,900	148,862	Allergan, Inc.	6,600	261,822
*Edwards Lifesciences Corporation	2,100	110,964	Bristol-Myers Squibb Company	48,700	1,000,785
Hill-Rom Holdings, Inc.	8,300	188,908	Eli Lilly and Company	24,000	811,680
*Hologic, Inc.	9,300	113,832	*Endo Pharmaceuticals Holdings, Inc.	4,500	83,250
*Hospira, Inc.	5,600	155,792	*Forest Laboratories, Inc.	9,900	229,977
*IDEXX Laboratories, Inc.	2,300	80,937	Johnson & Johnson	50,700	3,109,938
*Immucor, Inc.	2,900	76,995	*King Pharmaceuticals, Inc.	10,000	87,900
*Intuitive Surgical, Inc.	1,200	207,348	Medicis Pharmaceutical Corporation	2,800	39,956
*Inverness Medical Innovations, Inc.	3,200	61,280	Merck & Company, Inc.	52,300	1,618,685
*Kinetic Concepts, Inc.	2,400	58,104	Mylan, Inc.	25,800	221,106
Medtronic, Inc.	26,500	1,068,745	*Par Pharmaceutical Companies, Inc.	1,900	19,000
*ResMed, Inc.	3,000	102,780	Perrigo Company	3,000	102,000
STERIS Corporation	6,300	214,452	Pfizer, Inc.	140,700	2,491,797
*St. Jude Medical, Inc.	7,400	281,422	Schering-Plough Corporation	43,000	623,070
Stryker Corporation	8,800	470,448	*Valeant Pharmaceuticals International	3,300	61,941
*Varian Medical Systems, Inc.	4,300	195,693	*Watson Pharmaceuticals, Inc.	4,100	107,297
*Zimmer Holdings, Inc.	6,600	306,438	Wyeth	31,800	1,023,324
		7,045,565			13,570,088
			Total Common Stocks
HEALTH CARE PROVIDERS AND SERVICES – 14.2%			(Cost $ 28,988,879)		$32,767,875
Aetna, Inc.	18,600	$462,582
*AMERIGROUP Corporation	2,400	60,000
Brookdale Senior Living, Inc.	2,300	19,826
CIGNA Corporation	17,200	280,360
*Community Health Systems, Inc.	4,000	82,000
*Coventry Health Care, Inc.	5,300	69,907
*DaVita, Inc.	3,600	204,300
*Express Scripts, Inc.-Class A	6,100	369,721
Health Management Associates, Inc.-Class A	12,500	26,250
*Health Net, Inc.	4,400	56,672
*Henry Schein, Inc.	3,200	149,792
*Humana, Inc.	3,000	88,770
*Laboratory Corporation of America Holdings	3,700	227,513
*LifePoint Hospitals, Inc.	2,400	57,528

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

DOW JONES U.S. HEALTH CARE 100 PLUS FUND

SCHEDULE OF INVESTMENTS (Continued)

October 31, 2008

	Number of Shares or Par Value	Market Value

SHORT-TERM INVESTMENTS – 0.0%

MONEY MARKET – 0.0%
Highmark Diversified Money
Market Fund, Fiduciary Shares	7,731	$7,731

Total Short-Term Investments		7,731
(Cost $7,731)

TOTAL INVESTMENTS – 99.6%		$32,775,606
(Cost $ 28,996,610)

OTHER ASSETS, LESS OTHER LIABILITIES – 0.4%		118,665
NET ASSETS – 100.0%		$32,894,271

———————

*   Non-income producing

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

DOW JONES U.S. FINANCIAL 100 PLUS FUND

SCHEDULE OF INVESTMENTS

October 31, 2008

	Number of Shares or Par Value	Market Value		Number of Shares or Par Value	Market Value

COMMON STOCKS – 99.6%			INSURANCE – 18.6%
			ACE Limited	6,200	$355,632
CAPITAL MARKETS – 14.8%			AFLAC, Inc.	7,400	327,672
Ameriprise Financial, Inc.	2,300	$49,680	The Allstate Corporation	8,400	221,676
The Bank of New York Mellon Corporation	18,000	586,800	Ambac Financial Group, Inc.	4,300	11,524
The Charles Schwab Corporation	14,700	281,064	American Financial Group, Inc.	2,200	50,006
*E*TRADE Financial Corporation	6,700	12,194	American International Group, Inc.	35,200	67,232
Franklin Resources, Inc.	2,100	142,800	Aon Corporation	5,000	211,500
The Goldman Sachs Group, Inc.	6,600	610,500	Assurant, Inc	1,600	40,768
Janus Capital Group, Inc.	2,500	29,350	Axis Capital Holding	2,400	68,352
Legg Mason, Inc.	900	19,971	W. R. Berkley Corporation	2,300	60,421
Merrill Lynch & Company, Inc.	18,400	342,056	The Chubb Corporation	5,700	295,374
Morgan Stanley	18,600	324,942	Cincinnati Financial Corporation	1,000	25,990
Northern Trust Corporation	4,200	236,502	Everest Re Group Limited	900	67,230
State Street Corporation	6,200	268,770	Genworth Financial Inc.	2,500	12,100
T. Rowe Price Group, Inc.	3,450	136,413	The Hartford Financial Services Group, Inc.	6,300	65,016
		3,041,042	Lincoln National Corporation	4,100	70,684
			Loews Corporation	5,600	185,976
COMMERCIAL BANKS – 21.3%			Marsh & McLennan Companies	8,000	234,560
BB&T Corp	8,600	$308,310	MBIA, Inc.	3,600	35,388
Comerica, Inc.	2,300	63,457	MetLife, Inc.	6,500	215,930
Commerce Bancshares, Inc.	1,100	52,008	Old Republic International Corporation	3,500	32,235
Fifth Third Bancorp	7,900	85,715	*ProAssurance Corp	800	43,960
First Horizon National Corporation	2,886	34,369	Principal Financial Group, Inc.	2,400	45,576
First Bancorp Puerto	4,200	42,924	The Progressive Corporation	9,900	141,273
Huntington Bancshares, Inc.	2,000	18,900	Prudential Financial, Inc.	6,700	201,000
KeyCorp	4,400	53,812	RLI Corp	900	51,650
M&T Bank Corporation	1,300	105,430	Torchmark Corporation	1,500	62,655
Marshall & Ilsley Corporation	3,900	70,317	The Travelers Companies, Inc.	9,200	391,460
National City Corporation	10,000	27,000	Unum Group	8,100	127,575
PNC Financial Services Group	6,000	400,020	Willis Group Holdings Limited	2,700	70,848
Regions Financial Corporation	10,800	119,772	XL Capital Limited - Class A	1,850	17,945
SunTrust Banks, Inc.	5,500	220,770			3,809,208
Synovus Financial Corporation	900	9,297
TCF Financial Corporation	1,800	31,932	IT SERVICES – 2.9%
U.S. Bancorp	27,300	813,813	MasterCard, Inc.	1,300	$192,166
Wachovia Corporation	32,850	210,569	Visa Inc	7,100	392,985
Wells Fargo & Company	48,900	1,665,045			585,151
Zions Bancorporation	600	22,866
		4,356,326	REAL ESTATE INVESTMENTS TRUSTS (REITS) – 8.6%
			Annaly Capital Management, Inc	8,400	$116,760
CONSUMER FINANCE – 3.8%			Avalonbay Communities, Inc.	1,300	92,326
American Express Company	15,000	$412,500	Boston Properties, Inc.	2,000	141,760
Capital One Financial Corporation	5,100	199,512	Developers Diversified Realty Corporation	1,900	25,023
Discover Financial Services	6,900	84,525	Duke Realty Corporation	2,300	32,453
SLM Corporation	7,400	78,958	Equity Residential	4,300	150,199
		775,495	HCP, Inc.	3,900	116,727
			Host Hotels & Resorts, Inc.	8,100	83,754
DIVERSIFIED FINANCIAL SERVICES – 27.8%			¡Star Financial, Inc.	2,000	2,120
Bank of America Corporation	73,650	$1,780,121	Kimco Realty Corporation	3,500	79,030
The CIT Group, Inc.	4,600	19,044	Plum Creek Timber Company, Inc.	2,800	104,384
Citigroup, Inc.	81,650	1,114,523	ProLogis	3,100	43,400
CME Group, Inc.	1,000	282,150	Public Storage, Inc.	2,100	171,150
Invesco Ltd	6,100	90,951	Simon Property Group, Inc.	3,600	241,308
*Intercontinental Exchange, Inc.	800	68,448	General Growth Prop	3,900	16,146
JPMorgan Chase & Company	53,100	2,190,375	Health Care REIT	1,600	71,215
Moody's Corporation	3,300	84,480	SL Green Realty Corporation	900	37,836
NYSE Euronext	2500	75,450	Ventas Inc.	2,300	82,938
		5,705,542	Vornado Realty Trust	2,300	162,265
					1,770,794
FINANCIALS – 0.6%
*NASDAQ OMX Group	2,500	$81,150
*TD AMERITRADE HLDG C	3,900	51,831
		132,981

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

DOW JONES U.S. FINANCIAL 100 PLUS FUND

SCHEDULE OF INVESTMENTS (Continued)

October 31, 2008

	Number of Shares or Par Value	Market Value

THRIFTS AND MORTGAGE FINANCE – 1.2%
Hudson City Bancorp	6,900	129,789
MGIC Investment Corporation	1,800	6,984
New York Community Bancorp, Inc.	5,300	82,998
Sovereign Bancorp, Inc.	8,600	24,940
		244,711
Total Common Stocks
(Cost $ 28,399,028)		$20,421,250

SHORT-TERM INVESTMENTS – 0.5%

MONEY MARKET – 0.5%
Highmark Diversified Money
Market Fund, Fiduciary Shares	96,860	$96,860

Total Short-Term Investments		96,860
(Cost $96,860)

TOTAL INVESTMENTS – 100.1%		$20,518,110
(Cost $ 28,495,888)

OTHER LIABILITIES, LESS OTHER ASSETS – (0.1)%		(23,605)
NET ASSETS – 100.0%		$20,494,505

———————

*

Non-income producing

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

STRATEGIC ALLOCATION FUND

SCHEDULE OF INVESTMENTS

October 31, 2008

	Number of Shares or Par Value	Market Value

UNDERLYING FUNDS – 99.4%
Dow Jones U.S. Financial 100
Plus Fund - Class F	1,109,927	$6,481,976
Dow Jones U.S. Health Care 100
Plus Fund - Class F	900,240	8,723,327
* NYSE Arca Tech 100 Index Fund
- Class F	416,887	7,820,805

Total Common Stocks		$23,026,108
(Cost $ 29,577,698)

TOTAL INVESTMENTS – 99.4%		$23,026,108
(Cost $ 29,577,698)

OTHER ASSETS, LESS LIABILITIES – 0.6%		129,315

NET ASSETS – 100.0%		$23,155,423

———————

* Non-income producing

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

S&P 100 INDEX FUND

SCHEDULE OF INVESTMENTS

October 31, 2008

	Number of Shares or Par Value	Market Value		Number of Shares or Par Value	Market Value

COMMON STOCKS – 100.0%			HEALTH CARE – 13.0%
CONSUMER DISCRETIONARY – 5.0%			Abbott Laboratories	21,900	$1,207,785
CBS Corporation	100	$971	*Amgen, Inc.	15,000	898,350
Comcast Corporation - Class A	43,800	690,288	Baxter International, Inc.	8,900	538,361
Walt Disney Company	26,600	688,940	Bristol-Myers Squibb Company	28,100	577,455
The Home Depot, Inc.	25,700	606,263	CIGNA Corporation	3,900	63,570
McDonald's Corporation	16,000	926,880	Covidien Limited	7,100	314,459
Target Corporation	11,700	469,404	Johnson & Johnson	39,700	2,435,198
Time Warner, Inc.	33,500	338,015	Medtronic, Inc.	16,000	645,280
		3,720,761	Merck & Company, Inc.	30,400	940,880
			Pfizer, Inc.	95,700	1,694,847
CONSUMER STAPLES – 15.7%			UnitedHealth Group, Inc.	18,900	448,497
Altria Group, Inc.	29,200	$560,348			9,764,682
Anheuser-Busch Companies, Inc.	10,200	632,706
Avon Products, Inc.	6,000	148,980	INDUSTRIALS – 10.6%
Campbell Soup Company	3,000	113,850	3M Company	9,900	$636,570
Coca-Cola Company	28,200	1,242,492	The Boeing Company	12,000	627,240
Colgate-Palmolive Company	7,200	451,872	Burlington Northern Santa Fe Corporation	4,000	356,240
CVS Caremark Corporation	20,400	625,260	Caterpillar, Inc.	8,600	328,262
Heinz (H.J.) Company	4,400	192,808	FedEx Corporation	5,000	326,850
Kraft Foods, Inc.	21,600	629,424	General Dynamics Corporation	5,600	337,792
PepsiCo, Inc.	22,200	1,265,622	General Electric Company	150,900	2,944,059
Philip Morris International	29,200	1,269,324	Honeywell International, Inc.	100	3,045
Procter & Gamble Company	43,100	2,781,674	Norfolk Southern Corporation	5,300	317,682
Sara Lee Corporation	10,000	111,800	Raytheon Company	5,900	301,549
Wal-Mart Stores, Inc.	31,800	1,774,758	Rockwell Automation	1,400	38,738
		11,800,918	Tyco International Limited.	8,300	209,824
			United Parcel Service - Class B	14,300	754,754
ENERGY – 14.9%			United Technologies Corporation	13,700	752,952
Baker Hughes, Inc.	4,400	$153,780			7,935,557
Chevron Corporation	29,200	2,178,320
ConocoPhillips	21,600	1,123,632	INFORMATION TECHNOLOGY – 18.4%
Energy Transfer Equity	3,800	77,900	*Apple, Inc.	12,900	$1,387,911
Occidental Petroleum	11,600	644,264	*Cisco Systems, Inc.	88,100	1,565,537
Exxon Mobil Corporation	73,700	5,462,644	Broadcom Crp-Cl A	2,200	37,576
Halliburton Company	12,400	245,396	Flextronics International	18,000	75,240
*National-Oilwell Varco, Inc.	5,900	176,351	*Google, Inc.	3,400	1,221,824
Schlumberger Limited	17,000	878,050	Juniper Networks Inc	2,000	37,480
Williams Companies, Inc.	10,000	209,700	Hewlett-Packard Company	34,800	1,332,144
		11,150,037	Intel Corporation	82,100	1,313,600
			International Business Machines Corporation	19,200	1,785,024
FINANCIALS SERVICES –14.5%			Microsoft Corporation	111,400	2,487,562
The Allstate Corporation	7,700	$203,203	*Oracle Corporation	55,600	1,016,924
American Express Company	17,800	489,500	QUALCOMM Inc	23,300	891,458
American International Group, Inc.	38,200	72,962	Texas Instruments, Inc.	22,500	440,100
Bank of America Corporation	72,800	1,759,576	Xerox Corporation	21,700	174,034
The Bank of New York Mellon Corporation	17,400	567,240			13,766,414
Capital One Financial Corporation	6,300	246,456
Citigroup, Inc.	82,900	1,131,585	MATERIALS – 1.6%
The Goldman Sachs Group, Inc.	6,600	610,500	Alcoa, Inc.	14,900	$171,499
The Hartford Financial Services Group, Inc.	4,300	44,376	Dow Chemical Company	14,500	386,715
JPMorgan Chase & Company	52,300	2,157,375	DuPont (E.I.) de Nemours and Company	12,800	409,600
MasterCard Inc	1,000	147,820	International Paper Company	8,200	141,204
Merrill Lynch & Company, Inc.	25,900	481,481	Weyerhaeuser Company	3,000	114,660
Huntington Bancshs	8,000	75,600			1,223,678
NYSE Euronext	5,000	150,900
Regions Financial Corporation	16,700	185,203	TELECOMMUNICATION – 4.7%
U.S. Bancorp	24,700	736,307	AT&T, Inc.	83,600	$2,237,972
Wachovia Corporation	100	641	Metro PCS Comm	5,500	75,570
Wells Fargo & Company	52,200	1,777,410	Verizon Communications	40,400	1,198,668
		10,838,135			3,512,210

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

S&P 100 INDEX FUND

SCHEDULE OF INVESTMENTS (Continued)

October 31, 2008

	Number of Shares or Par Value	Market Value

UTILITIES – 1.7%
*The AES Corporation	0	$0
American Electric Power Company, Inc.	5,700	185,991
Entergy Corporation	2,700	210,735
Exelon Corporation	9,300	504,432
Southern Company	10,900	374,306
		1,275,464
Total Common Stocks
(Cost $55,598,750)		$74,987,856

SHORT-TERM INVESTMENTS – 0.0%
MONEY MARKET – 0.0%
Highmark Diversified Money Market Fund,
Fiduciary Shares	1,152	1,152

Total Short-Term Investments		$1,152
(Cost $ 1,152)

TOTAL INVESTMENTS – 100.0%		$74,989,008
(Cost $ 55,599,902)

OTHER ASSETS, LESS OTHER LIABILITIES - 0.0%		(14,490)

NET ASSETS – 100.0%		$74,974,518

———————

*

Non-income producing

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

WISCONSIN TAX-EXEMPT FUND

SCHEDULE OF INVESTMENTS

OCTOBER 31, 2008

	Principal
Description	Amount	Value
LONG-TERM TAX-EXEMPT SECURITIES – 94.1%
GEORGIA – 0.2%
Newnan, Georgia, New Public Housing Authority, 5.00%, due 04-01-2012 (10)	$250,000	$263,838

GUAM – 3.4%
Guam Power Authority Revenue Bonds, 1999 Series A,
5.125%, due 10-01-2029 (7)	5,815,000	4,961,125
5.25%, due 10-01-2009 (1)	250,000	254,935

ILLINOIS – 0.2%
Peoria, Illinois, New Public Housing Authority,
5.00%, due 06-01-2012 (10)	300,000	317,376

MASSACHUSETTS – 0.7%
Massachusetts State Housing Finance Agency, Multi-Family Housing Bonds, First Issue,
1979 Series A, (Escrowed to Maturity)
7.00%, due 04-01-2021 (6)	910,000	1,086,877

NEVADA – 0.2%
Las Vegas, Nevada, New Public Housing Authority,
5.00%, due 01-01-2012 (10)	255,000	268,135

NEW JERSEY – 0.2%
Newark, New Jersey, New Public Housing Authority,
5.25%, due 04-01-2009 (10)	285,000	288,922

NEW YORK – 0.3%
New York, New York, New Public Housing Authority,
5.00%, due 01-01-2012 (10)	200,000	210,302

Poughkeepsie, New York, New Public Housing Authority,
5.25%, due 04-01-2010 (10)	225,000	233,233

NORTH CAROLINA – 0.4%
Durham, North Carolina, New Public Housing Authority,
5.125%, due 12-01-2013 (10)	210,000	224,960
5.00%, due 02-01-2012 (10)	400,000	421,104

OHIO – 0.7%
Youngstown, Ohio, New Public Housing Authority,
5.00%, due 05-01-2012 (10)	300,000	316,998
5.00%, due 05-01-2011 (10)	515,000	540,147
4.875%, due 05-01-2010 (10)	200,000	206,660

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

WISCONSIN TAX-EXEMPT FUND

SCHEDULE OF INVESTMENTS (Continued)

OCTOBER 31, 2008

	Principal
Description	Amount	Value
LONG-TERM TAX-EXEMPT SECURITIES (Continued)
PENNSYLVANIA – 0.2%
Allentown, Pennsylvania, New Public Housing Authority,
4.875%, due 05-01-2011 (10)	$270,000	$282,382

PUERTO RICO – 9.4%
Puerto Rico Public Buildings Authority Revenue Refunding, Government Facilities, Series H,
5.50%, due 07-01-2017 (1)	1,250,000	1,252,463
Puerto Rico Public Buildings Authority Revenue Refunding, Series L,
5.50%, due 07-01-2021 (8)	500,000	470,205
Commonwealth of Puerto Rico, Electric & Power Authority, Series TT,
5.00%, due 07-01-2022	300,000	265,998
Commonwealth of Puerto Rico, Electric & Power Authority, Series UU,
5.00%, due 07-01-2020 (4)	1,000,000	954,830
Commonwealth of Puerto Rico General Obligation Unlimited, Series A,
5.50%, due 07-01-2020 (7)	1,020,000	980,689
5.50%, due 07-01-2017 (8)	1,130,000	1,101,840
Commonwealth of Puerto Rico, Highway & Transportation, Series E
5.50%, due 07-01-2023 (4)	1,120,000	1,087,038
Commonwealth of Puerto Rico, Highway & Transportation, Grant Antic Revenue
5.00%, due 09-15-2020 (7)	780,000	728,645
Commonwealth of Puerto Rico, Infrastructure Financial Authority, Special Tax Revenue, Series A-BHAC-CR
5.50%, due 07-01-2022	1,385,000	1,378,324
Commonwealth of Puerto Rico, Municipal Finance Agency, Series A,
5.00%, due 08-01-2030 (4)	880,000	766,744
Commonwealth of Puerto Rico, Municipal Finance Agency, Series C,
5.25%, due 08-01-2023 (2)	1,000,000	904,350
Commonwealth of Puerto Rico Public Improvement Revenue Refunding, Unrefunded Balance
5.125%, due 07-01-2030 (4)	1,215,000	1,095,991
5.25%, due 07-01-2027 (4)	755,000	712,788
Commonwealth of Puerto Rico Public Improvement Revenue Refunding
5.125%, prerefunded 07-01-2011 at 100 (4)	1,285,000	1,364,285
5.25%, prerefunded 07-01-2011 at 100 (4)	1,235,000	1,315,139

SOUTH CAROLINA – 0.1%
Marion, South Carolina, New Public Housing Authority,
4.875%, due 09-01-2010 (10)	200,000	208,110

TENNESSEE – 0.1%
Nashville, Tennessee, New Public Housing Authority,
5.00%, due 08-01-2010 (10)	190,000	197,760

TEXAS – 0.2%
Waco, Texas, New Public Housing Authority,
4.875%, due 12-01-2009 (10)	340,000	350,972

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

WISCONSIN TAX-EXEMPT FUND

SCHEDULE OF INVESTMENTS (Continued)

OCTOBER 31, 2008

	Principal
Description	Amount	Value
LONG-TERM TAX-EXEMPT SECURITIES (Continued)
VIRGIN ISLANDS – 5.7%
Virgin Islands, Public Finance Authority Gross Tax Receipts Revenue,
5.00%, due 10-01-2027 (11)	$2,000,000	$1,663,500
5.00%, due 05-01-2024 (11)	2,500,000	2,120,500
5.00%, due 10-01-2023 (11)	1,000,000	860,460
5.00%, due 10-01-2021 (11)	2,000,000	1,764,380
Virgin Islands Water and Power Authority Revenue Bonds, Water System Revenue Refunding,
5.25%, due 07-01-2012 (7)	255,000	260,215
Virgin Islands Water and Power Authority Revenue Bonds, Electric System Revenue,
5.00%, due 07-01-2010 (1)	470,000	483,212
5.00%, due 07-01-2009 (1)	1,500,000	1,522,020

WISCONSIN – 72.0%
Appleton, Wisconsin, Redevelopment Authority Fox Cities Performing Arts Project,
4.85%, due 09-01-2019 (LOC: Associated Bank, N.A.)	435,000	426,365
4.75%, due 09-01-2017 (LOC: Associated Bank, N.A.)	360,000	361,109
Ashwaubenon, Wisconsin, Community Development Authority Lease Revenue, Arena Project, Series A, 5.80%, prerefunded 06-01-2009 at 100	1,370,000	1,403,428
5.70%, prerefunded 06-01-2009 at 100	410,000	419,770
5.20%, prerefunded 06-01-2009 at 100	200,000	204,198
Ashwaubenon, Wisconsin, Community Development Authority Revenue Refunding, Arena Project,
5.00%, due 06-01-2023	925,000	919,293
5.20%, due 06-01-2022	500,000	506,150
5.05%, due 06-01-2019	1,030,000	1,042,370
4.70%, due 06-01-2015	500,000	507,205
Village of Blue Mounds, Wisconsin (Dane County), Community Development Lease Revenue,
4.75%, due 04-01-2023	250,000	237,913
Burlington, Wisconsin Racine and Walworth Counties, Community Development Lease Revenue Refunding, Series 2005,
4.10%, due 04-01-2017	750,000	704,393
4.00%, due 04-01-2016	200,000	190,088
Butler, Wisconsin Community Development Authority Lease Revenue Refunding,
4.125%, due 09-01-2019	275,000	259,864
Cudahy, Wisconsin, Community Development Authority Redevelopment Lease Revenue,
5.10%, pre-refunded 06-01-2009 at 100	2,430,000	2,478,916
Cudahy, Wisconsin, Community Development Authority Redevelopment Lease Revenue, dated 08-01-1999,
5.125%, due 06-01-2019	1,595,000	1,627,347
4.70%, due 06-01-2009	150,000	152,102
Cudahy, Wisconsin, Community Development Authority Redevelopment Lease Revenue, un-refunded balance,
5.00%, due 06-01-2014	170,000	171,533
Cudahy, Wisconsin, Community Development Authority Redevelopment Lease Revenue, dated 12-01-2002,
4.00%, due 06-01 2012	100,000	100,960
Cudahy, Wisconsin, Community Development Authority Redevelopment Lease Revenue, dated 11-01-2003,
3.65%, due 06-01-2013	200,000	197,672
3.30%, due 06-01-2011	175,000	174,825
3.00%, due 06-01-2010	125,000	124,656

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

WISCONSIN TAX-EXEMPT FUND

SCHEDULE OF INVESTMENTS (Continued)

OCTOBER 31, 2008

	Principal
Description	Amount	Value
LONG-TERM TAX-EXEMPT SECURITIES (Continued)
WISCONSIN (Continued)
Cudahy, Wisconsin, Community Development Authority Lease Revenue Refunding, Series 2005,
3.25%, due 06-01-2011	$250,000	$250,185
3.00%, due 06-01-2010	250,000	248,970
Cudahy, Wisconsin, Community Development Authority Lease Revenue Refunding, Series 2006,
4.25%, due 06-01-2017	500,000	483,095
Eau Claire, Wisconsin, Housing Authority Housing Revenue Refunding, London Hill Townhouses Project, Series A,
6.25%, due 05-01-2015	460,000	428,154
Fontana-on-Geneva Lake, Wisconsin (Walworth County) Redevelopment Lease Revenue Series 2005,
4.375%, due 06-01-2022	500,000	453,490
4.20%, due 06-01-2018	100,000	94,905
Glendale, Wisconsin, Community Development Authority Lease Revenue, Tax Increment District No. 7,
4.875%, due 09-01-2019	1,000,000	978,140
4.75%, due 09-01-2017	1,250,000	1,247,250
Glendale, Wisconsin, Community Development Authority Lease Revenue Refunding, Tax Increment District No. 7,
4.50%, due 09-01-2018	2,000,000	1,898,500
4.35%, due 09-01-2016	1,000,000	974,350
Glendale, Wisconsin Community Development Authority Lease Revenue, Series 2004A, (Bayshore Public Parking Facility),
5.00%, due 10-01-2024	1,500,000	1,450,410
Glendale, Wisconsin Community Development Authority Lease Revenue, Series 2005A, (Bayshore Public Parking Facility),
4.75%, due 10-01-2027	1,000,000	874,830
Grant County, Wisconsin, Housing Authority Revenue Refunding, Orchard Manor Project,
5.35%, due 07-01-2026	1,000,000	912,360
5.25%, due 07-01-2018	500,000	490,310
Green Bay/Brown County Professional Football Stadium District Sales Tax Revenue, Lambeau Field Renovation Project,
5.00%, due 02-01-2019 (1)	2,500,000	2,505,575
4.90%, due 02-01-2016 (1)	1,015,000	1,027,150
4.85%, due 02-01-2015 (1)	1,020,000	1,034,617
Green Bay, Wisconsin, Housing Authority Housing Revenue Student Housing, University Village Housing, Series A,
5.125%, due 04-01-2021	75,000	65,092
Green Bay, Wisconsin, Redevelopment Authority Lease Revenue, Convention Center Project, Series A,
5.10%, due 06-01-2029	1,500,000	1,530,630
Green Bay, Wisconsin Redevelopment Authority Lease Revenue Refunding, Series 2006 (Convention Center Project),
4.30%, due 06-01-2029	1,000,000	819,530
4.20%, due 06-01-2025	1,000,000	834,450
Green Bay, Wisconsin, Redevelopment Authority Revenue, Bellin Memorial Hospital Project, Series A,
5.50%, due 02-15-2021	400,000	356,880
Jackson, Wisconsin, Community Development Authority Revenue Refunding,
5.10%, due 12-01-2017	725,000	615,322
4.90%, due 12-01-2013	100,000	91,476
4.35%, due 12-01-2008	100,000	99,861
Johnson Creek, Wisconsin, Community Development Authority, Lease Revenue Bond, Tax Incremental District # 2,
4.85%, due 12-01-2022	200,000	188,946

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

WISCONSIN TAX-EXEMPT FUND

SCHEDULE OF INVESTMENTS (Continued)

OCTOBER 31, 2008

	Principal
Description	Amount	Value
LONG-TERM TAX-EXEMPT SECURITIES (Continued)
WISCONSIN (Continued)
Johnson Creek, Wisconsin, Community Development Authority, Lease Revenue Refunding, Tax Incremental District #3,
4.40%, due 12-01-2022	$700,000	$617,680
Kenosha, Wisconsin, Housing Authority Multifamily Housing, Revenue GNMA Collateralized, Villa Ciera Project, Series A,
6.00%, due 11-20-2041 (5)	1,000,000	896,420
Little Chute, Wisconsin, Community Development Authority Lease Revenue Refunding Bonds, Series 2004,
4.35%, due 03-01-2018	200,000	198,176
4.25%, due 03-01-2017	200,000	199,712
Madison, Wisconsin, Community Development Authority Revenue Quarters, 2nd Mortgage,
5.875%, (variable after 07-01-2011), due 07-01-2016 (6)	155,000	149,666
Mayville, Wisconsin Community Development Lease Revenue Refunding, Series 2005,
4.15%, due 04-01-2017	175,000	173,646
3.90%, due 04-01-2015	200,000	199,882
3.80%, due 04-01-2014	300,000	301,302
3.65%, due 04-01-2013	175,000	175,987
Medford, Wisconsin, Community Development Lease Revenue Refunding, Series 2004A,
4.60%, due 12-01-2021	245,000	237,728
4.55%, due 12-01-2020	230,000	224,153
4.50%, due 12-01-2019	220,000	216,788
Middleton, Wisconsin, Community Development Authority Lease Revenue, Series A,
4.55%, due 10-01-2018	500,000	486,165
4.35%, due 10-01-2017	1,630,000	1,601,605
Milton, Wisconsin, Community Development Authority, (Rock County), Lease Revenue,
4.60%, due 04-01-2026	360,000	316,688
4.50%, due 04-01-2021	125,000	114,769
Milwaukee, Wisconsin, Redevelopment Authority Development Revenue Refunding, 2430 West Wisconsin Avenue Project,
3.60%, due 03-01-2014 (4)	310,000	306,289
3.50%, due 03-01-2013 (4)	645,000	641,143
3.40%, due 03-01-2012 (4)	480,000	479,386
3.25%, due 03-01-2011 (4)	500,000	500,240
3.00%, due 03-01-2010 (4)	230,000	229,993
Milwaukee, Wisconsin Redevelopment Authority Development Revenue Refunding Marquette University Project,
4.35%, due 11-01-2018 (8)	500,000	458,615
4.25%, due 11-01-2017 (8)	1,000,000	932,610
4.15%, due 11-01-2016 (8)	1,275,000	1,199,418
Milwaukee, Wisconsin Redevelopment Authority Lease Revenue Series 2005A,
(Milwaukee Public Schools- Congress, Graig and Fratney),
4.60%, due 08-01-2022	500,000	452,205
4.50%, due 08-01-2020	500,000	458,835
Milwaukee, Wisconsin, Redevelopment Authority Revenue Bonds, Milwaukee Public Schools-Neighborhood Schools Initiative,
4.125%, due 08-01-2018 (1)	2,010,000	1,881,742
4.10%, due 08-01-2017 (1)	1,000,000	958,270
4.00%, due 08-01-2016 (1)	1,000,000	968,280
3.80%, due 08-01-2014 (1)	1,000,000	979,100
3.65%, due 08-01-2013 (1)	2,000,000	1,998,200
3.25%, due 08-01-2011 (1)	500,000	501,810

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

WISCONSIN TAX-EXEMPT FUND

SCHEDULE OF INVESTMENTS (Continued)

OCTOBER 31, 2008

	Principal
Description	Amount	Value
LONG-TERM TAX-EXEMPT SECURITIES (Continued)
WISCONSIN (Continued)
Milwaukee, Wisconsin, Redevelopment Authority Milwaukee School of Engineering Project, Series B,
3.50%, due 07-01-2009 (LOC: Marshall & Ilsley)	$250,000	$249,508
Milwaukee, Wisconsin Redevelopment Authority Mortgage Revenue Refunding Schlitz Park Project, Series A,
5.50%, due 01-01-2017	2,180,000	1,943,121
Milwaukee, Wisconsin Redevelopment Authority Mortgage Revenue Refunding Schlitz Park Project, Series B,
5.60%, due 01-01-2015	1,655,000	1,533,523
Milwaukee, Wisconsin Redevelopment Authority Revenue Summerfest Project,
4.95%, due 08-01-2020	1,250,000	1,244,400
4.85%, due 08-01-2017	500,000	504,045
4.80%, due 08-01-2016	500,000	504,820
4.70%, due 08-01-2015	500,000	505,470
Milwaukee, Wisconsin Redevelopment Authority Revenue YWCA of Greater Milwaukee Project, Series A,
5.30%, due 06-01-2029 (LOC: Marshall & Ilsley)	1,800,000	1,695,906
5.25%, due 06-01-2019 (LOC: Marshall & Ilsley)	430,000	431,931
Milwaukee, Wisconsin Redevelopment Authority Revenue YWCA of Greater Milwaukee Project, Series B,
5.20%, due 06-01-2029 (LOC: St. Francis Bank, FSB)	355,000	331,957
5.15%, due 06-01-2019 (LOC: St. Francis Bank, FSB)	200,000	192,146
Muskego Wisconsin Community Development Authority Community Development Lease Revenue, Series 2003,
4.00%, due 06-01-2018	75,000	67,652
3.90%, due 06-01-2017	110,000	101,316
3.80%, due 06-01-2016	100,000	92,800
Neenah, Wisconsin Community Development Authority Lease Revenue, Series 2004A,
4.70%, due 12-01-2028	1,250,000	1,109,288
5.125%, due 12-01-2023	1,000,000	987,050
4.30%, due 12-01-2020	1,000,000	908,790
4.625%, due 12-01-2028	600,000	525,312
4.75%, due 12-01-2032	400,000	344,660
New Berlin Wisconsin Housing Authority Revenue Capital Appreciation, Apple Glen Project, Series A,
*Zero %, due 05-01-2010	70,000	67,329
*Zero %, due 11-01-2009	65,000	63,764
*Zero %, due 05-01-2009	70,000	69,339
North Fond du Lac. Wisconsin Redevelopment Lease Revenue Refunding, Series 2005,
4.35%, due 12-01-2017	325,000	319,020
Oak Creek, Wisconsin Housing Authority Revenue Refunding, Wood Creek Project,
5.625%, due 07-20-2029 (5)	2,205,000	1,965,272
5.50%, due 07-20-2019 (5)	1,000,000	960,660
Oak Creek, Wisconsin Housing Authority Revenue Capital Appreciation, Wood Creek Project,
*Zero %, due 01-20-2014 (5)	60,000	44,211
*Zero %, due 07-20-2013 (5)	125,000	95,385
*Zero %, due 01-20-2013 (5)	125,000	98,590
*Zero %, due 01-20-2012 (5)	65,000	51,952
*Zero %, due 07-20-2011 (5)	125,000	108,631
*Zero %, due 01-20-2011 (5)	125,000	111,651

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

WISCONSIN TAX-EXEMPT FUND

SCHEDULE OF INVESTMENTS (Continued)

OCTOBER 31, 2008

	Principal
Description	Amount	Value
LONG-TERM TAX-EXEMPT SECURITIES (Continued)
WISCONSIN (Continued)
Onalaksa, Wisconsin, Community Development Authority Lease Revenue,
4.15%, due 10-01-2016	$200,000	$195,116
4.00%, due 10-01-2015	100,000	98,200
3.90%, due 10-01-2014	100,000	99,632
3.65%, due 10-01-2012	100,000	100,541
Oostburg, Wisconsin Community Development Authority Lease Revenue,
4.40%, due 05-01-2022	110,000	101,826
4.35%, due 05-01-2021	105,000	98,409
Oshkosh, Wisconsin Housing Authority Revenue, GNMA Collateralized, VNA Assisted Living Inc. Project,
5.75%, due 09-20-2038 (5)	1,260,000	1,126,314
5.45%, due 09-20-2017 (5)	115,000	114,832
Schofield, Wisconsin Community Development Authority, Redevelopment Lease Revenue Refunding Bond, Series 2004,
4.60%, due 10-01-2017	100,000	93,859
4.50%, due 10-01-2015	100,000	95,141
Sheboygan, Wisconsin Housing Authority Multifamily Revenue Refunding,
GNMA Collateralized, Lake Shore Apartments Project, Series A,
5.10%, due 11-20-2026 (5)	1,000,000	873,650
Slinger, Wisconsin Redevelopment Authority Lease Revenue Refunding,
4.70%, due 09-01-2012	400,000	400,240
Southeast Wisconsin Professional Baseball Park District League Capital Appreciation Certificate of Participation,
*Zero %, due 12-15-2017 (7)	1,000,000	665,490
*Zero %, due 12-15-2015 (7)	970,000	723,290
Southeast Wisconsin Professional Baseball Park District Sales Tax Revenue Refunding, Series A,
5.50%, due 12-15-2026 (7)	4,010,000	4,081,178
5.50%, due 12-15-2018 (7)	250,000	267,808
5.50%, due 12-15-2011 (7)	525,000	561,110
Southeast Wisconsin Professional Baseball Park District Sales Tax Revenue, Series 2001A,
5.10%, due 12-15-2029 (7)	275,000	289,097
Southeast Wisconsin Professional Baseball Park District Sales Tax Revenue Refunding, Junior Lien, Series B,
5.50%, due 12-15-2009 (7)	615,000	634,391
5.50%, due 12-15-2019 (7)	2,000,000	2,122,900
St Francis Wisconsin Community Development Authority Lease Revenue,
4.50%, due 03-01-2024	235,000	215,500
4.35%, due 03-01-2022	300,000	276,408
Sturgeon Bay, Wisconsin Waterfront Redevelopment Authority Lease Revenue Series 2006A,
4.50%, due 10-01-2021	500,000	448,745
4.35%, due 10-01-2018	1,100,000	1,019,469
Sun Prairie, Wisconsin Community Development Authority Lease Revenue, Series 2003,
4.50%, due 08-01-2021	150,000	130,827
4.40%, due 08-01-2020	150,000	133,104
Sun Prairie, Wisconsin Community Development Lease Revenue, Series 2005, (Tax Incremental District No. 8),
4.35%, due 08-01-2022	975,000	834,688
4.30%, due 08-01-2021	975,000	840,596

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

WISCONSIN TAX-EXEMPT FUND

SCHEDULE OF INVESTMENTS (Continued)

OCTOBER 31, 2008

	Principal
Description	Amount	Value
LONG-TERM TAX-EXEMPT SECURITIES (Continued)
WISCONSIN (Continued)
Verona, Wisconsin (Dane County), Community Development Authority Community Development Lease Revenue,
4.25%, due 12-01-2021	$50,000	$45,585
4.20%, due 12-01-2020	50,000	46,187
4.00%, due 12-01-2018	50,000	47,177
3.90%, due 12-01-2017	100,000	95,544
3.80%, due 12-01-2016	100,000	96,576
Verona, Wisconsin, Community Development Authority, Community Development Lease Revenue, 2004 Series,
4.85%, due 02-01-2022	200,000	195,780
4.80%, due 02-01-2020	100,000	99,564
Verona, Wisconsin Community Development Refunding Lease Revenue, Series 2008A,
3.65%, due 06-01-2017	100,000	86,875
Walworth County, Wisconsin Housing Authority Housing Revenue, Kiwanis Heritage Senior Apartments Project,
5.70%, due 03-01-2039 (3)	460,000	405,545
Waterford, Wisconsin Community Development Lease Revenue Refunding, Series 2005,
4.65%, due 10-01-2020	750,000	731,228
Watertown, Wisconsin Community Development Authority Redevelopment Lease Revenue, Series A,
5.00%, due 05-01-2018	750,000	753,698
Watertown, Wisconsin Community Development Authority Revenue Bonds, Series 2006A
4.70%, due 10-01-2025	600,000	541,254
Waukesha, Wisconsin Housing Authority Revenue Refunding, Oak Hills Terrace Project, Series A,
4.50%, due 12-01-2027	725,000	612,118
Waukesha, Wisconsin Redevelopment Authority Development Revenue, Avalon Square, Inc. Project,
5.00%, due 06-20-2021 (5)	1,000,000	944,.310
Waupaca, Wisconsin, Community Development Authority, Community Lease Revenue Bond, Series A,
4.60%, due 04-01-2017	300,000	304,722
4.50%, due 04-01-2016	100,000	101,870
Waupaca, Wisconsin, Community Development Authority, Lease Revenue, Series 2003A,
4.50%, due 04-01-2017	200,000	196,968
4.40%, due 04-01-2016	200,000	197,382
4.20%, due 04-01-2014	100,000	100,037
Wauwatosa, Wisconsin Housing Capital Appreciation Revenue Refunding, Hawthorne Terrace Project, Series A,
*Zero %, due 11-01-2010	100,000	94,379
*Zero %, due 05-01-2010	105,000	100,993
*Zero %, due 11-01-2009	100,000	98,099
*Zero %, due 05-01-2009	105,000	104,009
*Zero %, due 11-01-2008	100,000	100,000
West Allis Wisconsin Redevelopment Authority Lease Revenue,
4.60%, due 07-01-2022	200,000	167,048
4.70%, due 07-01-2023	500,000	411,595
4.80%, due 07-01-2024	300,000	243,210
West Bend, Wisconsin Redevelopment Authority Lease Revenue,
4.65%, due 10-01-2028	250,000	213,828
4.60%, due 10-01-2025	150,000	130,151
4.55%, due 10-01-2024	250,000	217,688
4.50%, due 10-01-2023	250,000	218,815

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

WISCONSIN TAX-EXEMPT FUND

SCHEDULE OF INVESTMENTS (Continued)

OCTOBER 31, 2008

	Principal
Description	Amount	Value
LONG-TERM TAX-EXEMPT SECURITIES (Continued)
WISCONSIN (Continued)
Weston, Wisconsin Community Development Authority Lease Revenue,
4.45%, due 10-01-2019	$500,000	$479,415
4.35%, due 10-01-2018	500,000	483,935
Weston, Wisconsin Community Development Lease Revenue, Series 2004A,
4.70%, due 10-01-2021	1,230,000	1,102,289
5.25%, due 10-01-2020	445,000	448,346
4.40%, due 10-01-2018	500,000	477,895
4.25%, due 10-01-2017	200,000	192,378
4.10%, due 10-01-2016	500,000	483,570
Weston, Wisconsin Community Development Lease Revenue, Series 2004B,
4.75%, due 10-01-2023	140,000	126,699
4.75%, due 10-01-2022	130,000	119,196
Weston, Wisconsin Community Development Authority Lease Revenue, Series 2007A,
4.625%, due 10-01-2025	825,000	718,402
4.50%, due 10-01-2021	100,000	86,447
Winnebago County, Wisconsin Housing Authority 1st Mortgage Revenue Refunding, Section 8 Assisted Housing Project,
5.625%, due 05-01-2010 (6)	135,000	133,732
5.625%, due 05-01-2009 (6)	125,000	125,230
Winnebago County, Wisconsin Housing Authority Housing Revenue, Series A,
7.125%, due 03-01-2022	380,000	360,726
6.875%, due 03-01-2012	95,000	94,779
Winneconne. Wisconsin Community Development Authority (Winnebago County) Lease Revenue Bond,
4.20%, due 04-01-2024	150,000	130,101
4.40%, due 04-01-2022	335,000	294,053
Wisconsin Center District Capital Appreciation Senior Dedicated Tax Revenue,
*Zero %, due 12-15-2026 (7)	686,884	843,475
Wisconsin Center District Junior Dedicated Tax Revenue Refunding,
5.25%, due 12-15-2023 (4)	2,585,000	2,625,895
Wisconsin Dells, Wisconsin Community Development Authority Lease Revenue,
5.00%, due 09-01-2024	110,000	110,050
Wisconsin Dells, Wisconsin Community Development Authority Lease Revenue, Series 2006,
5.00%, due 03-01-2022	1,500,000	1,461,465
Wisconsin Dells, Wisconsin Community Development Authority Lease Revenue, Series 2005
4.60%, due 03-01-2025	1,200,000	992,652
Wisconsin Dells, Wisconsin Community Development Lease Revenue, Series 2007A,
4.45%, due 03-01-2025	300,000	258,357
4.30%, due 03-01-2022	225,000	196,425
Wisconsin Housing and Economic Development Authority, Housing Revenue, Series 2005E,
4.90%, due 11-01-2035 (9)	1,650,000	1,299,705
4.70%, due 11-01-2025 (9)	275,000	225,500
Wisconsin Housing and Economic Development Authority, Housing Revenue, Series 2006B
4.40%, due 05-01-2037	500,000	353,445
4.30%, due 05-01-2027	1,000,000	745,900

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

WISCONSIN TAX-EXEMPT FUND

SCHEDULE OF INVESTMENTS (Continued)

OCTOBER 31, 2008

	Principal
Description	Amount	Value
LONG-TERM TAX-EXEMPT SECURITIES (Continued)
WISCONSIN (Continued)
Wisconsin Housing Finance Authority Revenue,
6.10%, prerefunded 12-01-2017 at 100	$1,120,000	$1,231,250
6.10%, prerefunded 12-01-2017 at 100	1,045,000	1,140,346

Total Long-Term Tax-Exempt Securities (Cost $153,004,473)		143,824,343

SHORT-TERM TAX-EXEMPT SECURITIES – 4.5%
DEMAND NOTES – 4.4%
Green Bay/Brown City, Wisconsin Professional Football Stadium
District Wisconsin Sales Tax Revenue, (Lambeau Field Renovation Project) Series B,
2.37%, weekly reset, due 02-01-2031 (1)	865,000	865,000
2.37%, weekly reset, due 02-01-2030 (1)	425,000	425,000
2.37%, weekly reset, due 02-01-2030 (1)	1,000,000	1,000,000
Madison, Wisconsin Community Development Authority Monticello Apartments,
2.49%, weekly reset, due 04-01-2023 (LOC: Marshall & Ilsley)	180,000	180,000
Milwaukee, Wisconsin Redevelopment Authority Hartlove Place Project, Series 2007
2.49%, weekly reset, due 06-01-2037 (LOC: Citizens Bank)	135,000	135,000
Milwaukee, Wisconsin Redevelopment Authority United Community Center Project
2.49%, weekly reset, due 10-01-2022 (LOC: U.S. Bank, N.A.)	200,000	200,000
Milwaukee, Wisconsin Redevelopment Authority University of Wisconsin, Kenilworth Project
2.44%, weekly reset, due 09-01-2040 (LOC: Depfa Bank, PLC)	1,000,000	1,000,000
Milwaukee, Wisconsin Redevelopment Authority University of Wisconsin, Riverwest Student Housing,
2.67%, weekly reset, due 10-01-2036 (LOC: Marshall & Ilsley)	895,000	895,000
Milwaukee, Wisconsin Redevelopment Authority University of Wisconsin, Kenilworth Project
2.44%, weekly reset, due 09-01-2040 (LOC: Depfa Bank, PLC)	1,595,000	1,595,000
Wisconsin Housing and Economic Development Authority Multifamily Housing, Series A
2.67%, weekly reset, due 10-01-2036 (LOC: Depfa Bank, PLC)	145,000	145,000
Wisconsin Housing and Economic Development Authority Multifamily Housing, Series B
2.67%, weekly reset, due 10-01-2036 (LOC: Depfa Bank, PLC)	155,000	155,000
Wisconsin Housing and Economic Development Authority Multifamily Housing, Pres House Project,
2.44%, weekly reset, due 08-01-2046 (LOC: Associated Bank of Fond du Lac)	110,000	110,000

Total Demand Notes		$6,705,000

MONEY MARKET – 0.1%
AIM Tax-Free Investments Co.- Cash Reserve Portfolio, Private Class	196,627	196,627
Total Short-Term Tax-Exempt Securities (Cost $6,901,627)		$6,901,627

TOTAL INVESTMENTS – 98.6% (Cost $159,906,100)		$150,725,970
OTHER ASSETS, LESS LIABILITIES – 1.4%		2,135,749
NET ASSETS – 100.0%		$152,861,719

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

WISCONSIN TAX-EXEMPT FUND

SCHEDULE OF INVESTMENTS (Continued)

OCTOBER 31, 2008

LOC: Letter of Credit

Pre-refunded bonds are backed by an escrow or trust containing U.S. Treasury Securities. Pre-refunded bonds not backed by an escrow or trust are insured or guaranteed by the indicated municipal bond insurance corporation or federal agency:

———————

*

Non-income producing

(1)

Ambac Financial Group, Inc.

(2)

CIFG Guaranty

(3)

Federal Housing Administration

(4)

Financial Security Assurance, Inc.

(5)

Government National Mortgage Association

(6)

Housing and Urban Development Section 8

(7)

Municipal Bond Investors Assurance Corporation

(8)

XL Capital Assurance, Inc.

(9)

General Obligation of Authority

(10)

U.S. Government Guarantee Public Housing Administration

(11)

FGIC Corporation

Percentages shown are a percent of net assets.

The accompanying notes to financial statements are an integral part of this schedule.

NORTH TRACK FUNDS, INC.

STATEMENTS OF ASSETS AND LIABILITIES

OCTOBER 31, 2008

	Large Cap Equity	Equity Income	Geneva Growth	NYSE Arca Tech 100 Index	Dow Jones U.S. Health Care 100 Plus	Dow Jones U.S. Financial 100 Plus	Strategic Allocation	S&P 100 Index	Wisconsin Tax-Exempt
Assets:
Investments:
Cost basis of investments	$9,003,339	$24,915,361	$148,200,084	$229,198,572	$28,996,610	$$28,495,888	$29,577,698	$55,599,902	$159,906,100

Investments in unaffiliated securities, at value	$6,931,423	$20,557,170	$155,361,129	$195,658,319	$32,775,606	$$20,518,110	$––	$74,989,008	$150,725,970
Investments in affiliated securities, at value	––	––	––	106,440	––	––	23,026,108	––	––
Total investments	6,931,423	20,557,170	155,361,129	195,764,759	32,775,606	20,518,110	23,026,108	74,989,008	150,725,970
Cash	––	––	––	200,000	––	––	123,891	––	––
Receivables:
Capital shares sold	9,746	76,489	966,573	910,725	42,892	51,216	51,656	432,234	376,858
Dividends and interest	13,225	59,223	18,962	43,337	32,915	32,274	––	154,274	2,022,927
Investments sold	55,511	2,742,683	––	227,160	1,499,409	––	160,000	2,134,752	––
Expense Reimbursement Receivable	5,885	17,087	––	––	13,291	11,977	15,012	6,759	19,239
Miscellaneous Receivable	––	6,742	18,031	13,595	9,266	10,392	––	9,619	––
Total receivables	84,367	2,902,224	1,003,566	1,194,817	1,599,773	105,859	226,668	2,737,638	2,419,024
Other assets	16,068	17,581	53,321	53,229	17,422	15,506	12,497	26,605	23,184
Total assets	$7,031,858	$23,476,975	$156,418,016	$197,212,805	$34,390,801	$20,639,475	$23,389,164	$77,753,251	$153,168,178

Liabilities:
Payables:
Capital shares redeemed	$25,796	$25,053	$332,511	$1,136,353	$167,882	$60,440	$153,853	$713,255	$37,977
Distributions payable	––	430	––	––	––	16	––	––	154,244
Management fees	4,150	9,553	98,791	58,609	15,534	9,746	2,003	30,877	63,150
Administration fees	565	1,777	13,473	17,176	2,883	1,816	2,050	6,848	12,860
Distribution and shareholder servicing fees	2,049	9,388	52,655	63,354	12,534	7,451	12,345	24,247	38,228
Other accrued expenses	18,363	27,343	5,273	247,855	82,117	65,479	63,465	68,622	––
Investments purchased	111,513	2,834,730	––	––	1,042,557	––	––	1,907,200	––
Line of credit	––	––	––	200,000	173,000	––	––	27,000	––
Interest due on line of credit	––	––	––	––	23	––	25	684	––
Other liabilities	––	84	––	2,166	––	22	––	––	––
Total liabilities	162,436	2,908,358	502,703	1,725,513	1,496,530	144,970	233,741	2,778,733	306,459
Total net assets	$6,869,422	$20,568,617	$155,915,313	$195,487,292	$32,894,271	$20,494,505	$23,155,423	$74,974,518	$152,861,719

Net Assets Consist Of:
Capital stock	9,727,673	30,408,678	158,813,839	346,150,202	28,371,043	32,877,305	27,304,607	54,696,729	163,295,232
Undistributed (overdistributed) net investment income	51,814	––	––	––	75,029	506,690	––	1,202,465	(17,578)
Undistributed net realized gains (accumulated net realized losses) on investments	(838,149)	(5,481,870)	(10,059,577)	(117,229,097)	669,203	(4,911,712)	2,402,406	(313,782)	(1,235,805)
Net unrealized appreciation (depreciation) on investments	(2,071,916)	(4,358,191)	7,161,051	(33,433,813)	3,778,996	(7,977,778)	(6,551,590)	19,389,106	(9,180,130)
Total net assets	$6,869,422	$20,568,617	$155,915,313	$195,487,292	$32,894,271	$20,494,505	$23,155,423	$74,974,518	$152,861,719

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

STATEMENTS OF ASSETS AND LIABILITIES (Continued)

OCTOBER 31, 2008

Net Asset Value, Offering Price and Redemption Proceeds per Share	Large Cap Equity	Equity Income	Geneva Growth	NYSE Arca Tech 100 Index	Dow Jones U.S. Health Care 100 Plus	Dow Jones U.S. Financial 100 Plus	Strategic Allocation	S&P 100 Index	Wisconsin Tax-Exempt
Class A
Net Asset Value	$5,862,306	$13,298,305	$132,591,915	$157,075,914	$12,559,603	$7,975,319	$12,372,300	$65,895,327	$143,532,885
Shares Outstanding	852,994	1,805,580	9,802,607	8,476,384	1,310,549	1,371,464	1,553,893	2,545,368	14,937,831
Redemption and Reinvestment Price	$6.87	$7.37	$13.53	$18.53	$9.58	$5.82	$7.96	$25.89	$9.61
Offering Price	$7.25	$7.78	$14.28	$19.56	$10.11	$6.14	$8.40	$27.32	$9.96

Class B
Net Asset Value	$––	$3,121,162	$8,143,244	$17,313,518	$4,973,053	$2,362,979	$6,144,234	$6,410,148	$3,319,477
Shares Outstanding	––	424,434	649,060	1,013,439	547,459	408,864	802,540	253,188	345,882
Offering, Redemption and Reinvestment Price	$––	$7.35	$12.55	$17.08	$9.08	$5.78	$7.66	$25.32	$9.60

Class C
Net Asset Value	$1,007,116	$4,056,918	$14,432,997	$12,839,217	$6,479,388	$3,562,253	$4,626,286	$2,411,259	$6,009,357
Shares Outstanding	147,263	553,683	1,136,415	738,182	712,915	620,869	604,056	94,717	626,169
Offering, Redemption and Reinvestment Price	$6.84	$7.33	$12.70	$17.39	$9.09	$5.74	$7.66	$25.46	$9.60

Class F
Net Asset Value	$––	$––	$––	$7,819,385	$8,713,889	$6,477,760	$––	$––	$––
Shares Outstanding	––	––	––	416,887	900,240	1,109,927	––	––	––
Offering, Redemption and Reinvestment Price	$––	$––	$––	$18.76	$9.68	$5.84	$––	$––	$––
Class R
Net Asset Value	$––	$92,232	$747,157	$439,258	$168,338	$116,194	$12,603	$257,784	$––
Shares Outstanding	––	12,519	56,110	24,072	17,821	20,294	1,601	10,055	––
Offering, Redemption and Reinvestment Price	$––	$7.37	$13.32	$18.25	$9.45	$5.73	$7.87	$25.64	$––

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

STATEMENTS OF OPERATIONS

	For the Year Ended October 31, 2008

	Large Cap Equity	Equity Income	Geneva Growth	NYSE Arca Tech 100 Index	Dow Jones U.S. Health Care 100 Plus	Dow Jones U.S. Financial 100 Plus	Strategic Allocation	S&P 100 Index	Wisconsin Tax-Exempt
Investment income:
Dividends
Unaffiliated	$170,441	$1,280,646	$848,725	$1,884,627	$787,609	$1,262,215	$––	$3,013,075	$––
Affiliated	––	––	––	2,997	––	––	449,126	––	––
Interest	2,204	3,835	49,956	40,368	6,127	5,726	––	18,160	7,549,690
Security lending revenue	––	––	118,380	155,325	4,449	5,946	––	4,383	––
Miscellaneous income	––	2	10	14,843	––	––	––	––	––
Total investment income	172,645	1,284,483	1,017,071	2,098,160	798,185	1,273,887	449,126	3,035,618	7,549,690
Expenses:
Investment advisory fees	55,313	172,460	1,628,870	966,250	260,667	190,863	38,840	511,557	831,766
Custodian fees	887	7,609	24,065	42,116	9,626	8,422	9,626	16,569	18,805
Transfer agent fees	3,660	67,318	220,204	589,567	120,330	84,041	117,321	240,656	81,170
Accounting fees	16,682	28,623	93,844	102,403	36,616	30,290	32,349	67,837	82,736
Distribution and shareholder servicing fees
Class A	15,839	49,895	458,338	573,736	44,202	31,437	48,748	253,393	390,915
Class B	––	56,450	132,634	337,594	68,403	41,503	116,538	125,589	34,766
Class C	10,351	56,031	193,349	197,639	90,260	60,014	76,199	34,806	64,139
Class R	––	830	7,802	3,867	1,501	1,061	136	2,131	––
Audit and tax fees	10,980	28,446	34,408	50,142	24,065	20,053	20,053	30,082	30,082
Legal fees	1,592	2,836	20,276	30,082	6,518	6,017	7,020	12,034	15,709
Registration	27,620	55,261	42,560	44,279	35,134	34,586	37,810	36,704	8,173
Communication	1,995	12,536	70,191	100,273	22,059	18,051	27,073	40,110	16,288
Director fees	1,245	8,196	49,635	72,214	13,890	10,897	11,380	29,164	33,923
Administration fees	7,370	31,334	217,032	297,024	47,359	34,676	38,810	117,724	166,242
License fees	––	15,687	––	138,651	16,470	16,470	––	13,551	––
Amortization of deferred organization expenses	37,767	––	––	––	––	––	––	––	––
Miscellaneous	10,537	17,439	42,874	60,239	19,282	20,978	10,141	34,129	59,339
Total expenses	201,838	610,951	3,236,082	3,606,076	816,382	609,359	592,044	1,566,036	1,834,053

Less broker reimbursement	––	––	––	(49,520)	––	––	––	––	––
Less expenses assumed by advisor reimbursement	(90,741)	(166,129)	––	––	(93,226)	(93,833)	(137,998)	(117,751)	(176,725)
Net expenses	111,097	444,882	3,236,082	3,556,556	723,156	515,526	454,046	1,448,285	1,657,328
Net investment income (loss)	61,548	839,661	(2,219,011)	(1,458,396)	75,029	758,361	(4,920)	1,587,333	5,892,362

Net realized gains (losses) on investments – Affiliated securities	––	––	––	(46,961)	––	––	267,643	––	––
Unaffiliated securities	(816,029)	(5,575,131)	(9,769,687)	(12,736,154)	2,084,200	(4,640,165)	––	202,580	39,356
Capital gain distributions from affiliated regulated investment companies	––	––	––	––	––	––	2,170,692	––	––
Net unrealized depreciation on investments for the period	(2,182,071)	(8,101,527)	(71,809,660)	(112,815,420)	(14,738,456)	(19,539,738)	(19,624,206)	(49,331,948)	(12,206,254)
Net losses on investments	(2,998,100)	(13,676,658)	(81,579,347)	(125,598,535)	(12,654,256)	(24,179,903)	(17,185,871)	(49,129,368)	(12,166,898)
Net decrease in net assets resulting from operations	$(2,936,552)	$(12,836,997)	$(83,798,358)	$(127,056,931)	$(12,579,227)	$(23,421,542)	$(17,190,791)	$(47,542,035)	$(6,274,536)

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

STATEMENTS OF CHANGES IN NET ASSETS

	For the Year Ended October 31, 2008

	Large Cap Equity	Equity Income	Geneva Growth	NYSE Arca Tech 100 Index	Dow Jones U.S. Health Care 100 Plus	Dow Jones U.S. Financial 100 Plus	Strategic Allocation	S&P 100 Index	Wisconsin Tax Exempt
Operations:
Net investment income(loss)	$$61,548	$839,661	$(2,219,011)	$(1,458,396)	$75,029	$$758,361	$(4,920)	$1,587,333	$5,892,362
Net realized gains (losses) on investments	(816,029)	(5,575,131)	(9,769,687)	(12,783,115)	2,084,200	(4,640,165)	267,643	202,580	39,356
Capital gain distributions from affiliated regulated investment companies	––	––	––	––	––	––	2,170,692	––	––
Net unrealized depreciation on investments	(2,182,071)	(8,101,527)	(71,809,660)	(112,815,420)	(14,738,456)	(19,539,738)	(19,624,206)	(49,331,948)	(12,206,254)
Net decrease in net assets resulting from operations	(2,936,552)	(12,836,997)	(83,798,358)	(127,056,931)	(12,579,227)	(23,421,542)	(17,190,791)	(47,542,035)	(6,274,536)
Distributions to shareholders:
Net investment income
Class A	(29,981)	(559,301)	––	––	(112,098)	(294,640)	––	(1,522,481)	(5,633,475)
Class B	––	(89,338)	––	––	––	(48,882)	––	(36,487)	(99,941)
Class C	(4,706)	(113,783)	––	––	––	(82,365)	––	(18,331)	(184,398)
Class F	––	––	––	––	(137,886)	(311,239)	––	––	––
Class R	––	(3,287)	––	––	(558)	(2,887)	––	(2,156)	––
Net realized gains on investments
Class A	––	758,035	(11,149,169)	––	(1,149,219)	(1,346,934)	(1,390,842)	(2,501,460)	––
Class B	––	(245,075)	(977,184)	––	(480,980)	(493,615)	(927,726)	(377,299)	––
Class C	––	(209,995)	(1,222,187)	––	(601,398)	(716,071)	(575,790)	(93,147)	––
Class F	––	––	––	––	(958,908)	(1,211,784)	––	––	––
Class R	––	(3,462)	(77,459)	––	(13,770)	(16,626)	(1,476)	(5,762)	––
Total distributions	(34,687)	(1,982,276)	(13,425,999)	––	(3,454,817)	(4,525,043)	(2,895,834)	(4,557,123)	(5,917,814)
Capital share transactions:
Proceeds from shares issued	7,366,706	4,556,369	63,925,741	63,796,275	2,817,588	9,391,496	2,259,248	10,883,085	25,447,956
Net asset value of shares issued in distributions	33,971	1,769,124	12,503,426	––	2,139,058	2,693,118	2,717,354	4,231,446	4,173,364
Cost of shares redeemed	(1,014,821)	(15,804,432)	(75,782,338)	(123,062,644)	(18,473,611)	(13,921,701)	(18,126,417)	(42,547,213)	(32,668,687)
Net increase (decrease) in net assets from capital share transactions	6,385,856	(9,478,939)	646,829	(59,266,369)	(13,516,965)	(1,837,087)	(13,149,815)	(27,432,682)	(3,047,367)
Total increase(decrease) in net assets	3,414,617	(24,298,212)	(96,577,528)	(186,323,300)	(29,551,009)	(29,783,672)	(33,236,440)	(79,531,840)	(15,239,717)
Net assets:
Balance at beginning of period	3,454,805	44,866,829	252,492,841	381,810,592	62,445,280	50,278,177	56,391,863	154,506,358	168,101,436
Balance at end of period	$6,869,422	$20,568,617	$155,915,313	$195,487,292	$32,894,271	$20,494,505	$23,155,423	$74,974,518	$152,861,719
Undistributed net investment income	$51,812	$––	$––	$––	$75,029	$506,690	$––	$1,202,465	$(17,578)

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

STATEMENTS OF CHANGES IN NET ASSETS (Continued)

	For the Year Ended October 31, 2007

	Large Cap Equity (a)	Equity Income (b)	Geneva Growth	NYSE Arca Tech 100 Index	Dow Jones U.S. Health Care 100 Plus	Dow Jones U.S. Financial 100 Plus	Strategic Allocation	S&P 100 Index	Wisconsin Tax-Exempt
Operations:
Net investment income(loss)	$3,883	$936,977	$(2,374,083)	$(2,246,372)	$250,542	$757,813	$(417,026)	$1,576,167	$5,766,417
Net realized gains (losses) on investments	(27,722)	1,393,253	14,242,988	(38,771,935)	3,500,583	3,821,762	2,777,856	2,873,660	76,610
Capital gain distributions from affiliated
regulated investment companies	––	––	––	––	––	––	400,578	––	––
Net unrealized appreciation
on investments	110,155	1,356,128	28,803,625	104,141,157	2,471,540	(6,397,287)	1,834,241	15,770,385	(2,219,504)
Net increase in net assets resulting
from operations	86,316	3,686,358	40,672,530	63,122,850	6,222,665	(1,817,712)	4,595,649	20,220,212	3,623,523

Distributions to shareholders:
Net investment income
Class A	––	(562,208)	—	––	—	(286,654)	—	(1,449,228)	(5,511,153)
Class B	––	(157,801)	—	––	—	(42,434)	—	(147,664)	(102,651)
Class C	––	(124,519)	—	––	—	(53,585)	—	(20,102)	(163,885)
Class F	––	—	—	––	—	(352,644)	—	—	—
Class R	––	(1,790)	—	––	—	(1,854)	—	(2,627)	—
Net realized gains on investments
Class A	––	(555,950)	(755,835)	––	—	(388,854)	(267,347)	(179,551)	—
Class B	––	(209,134)	(97,581)	––	—	(153,761)	(180,786)	(48,279)	—
Class C	––	(150,706)	(80,992)	––	—	(182,679)	(116,690)	(8,753)	—
Class F	––	—	—	––	—	(400,578)	—	—	—
Class R	––	(1,658)	(4,635)	––	—	(2,748)	(267)	(430)	—
Total distributions	––	(1,763,766)	(939,043)	––	—	(1,865,791)	(565,090)	(1,856,634)	(5,777,689)
Capital share transactions:
Proceeds from shares issued	3,400,210	21,365,662	67,528,541	50,519,453	4,194,802	3,210,703	5,442,186	22,895,248	23,131,733
Net asset value of shares issued in distributions	—	1,552,854	878,429	—	—	1,017,100	530,192	1,694,873	4,223,322
Cost of shares redeemed	(31,721)	(11,420,192)	(83,800,379)	(131,704,444)	(20,707,938)	(20,056,692)	(24,312,443)	(35,803,648)	(19,369,032)
Net increase (decrease) in net assets from
capital share transactions	3,368,489	11,498,324	(15,393,409)	(81,184,991)	(16,513,136)	(15,828,889)	(18,340,065)	(11,213,527)	7,986,023
Total increase (decrease) in net assets	3,454,805	13,420,916	24,340,078	(18,062,141)	(10,290,471)	(19,512,392)	(14,309,506)	7,150,051	5,831,857
Net assets:
Balance at beginning of period	––	31,445,913	228,152,763	399,872,733	72,735,751	69,790,569	70,701,369	147,356,307	162,269,579
Balance at end of period	$3,454,805	$44,866,829	$252,492,841	$381,810,592	$62,445,280	$$50,278,177	$$56,391,863	$154,506,358	$$168,101,436
Accumulated net investment income at end of period	$30,444	$13,628	$––	$––	$250,542	$539,201	$—	$1,194,588	$4,429

———————

(a)

For the period of May 1, 2007 (commencement of operations) to October 31, 2007.

(b)

Formerly known as Dow Jones Equity Income 100 Plus Fund.

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

LARGE CAP EQUITY FUND

FINANCIAL HIGHLIGHTS

The table below presents information for a share of capital stock outstanding for the periods indicated. This information should be read in conjunction with the financial statements and related notes:

			Net Realized		Dividends	Distributions from	Distributions
	Net Asset Value,	Net	and Unrealized	Total from	from Net	Net Realized	in Excess of
	Beginning	Investment	Gains (Losses)	Investment	Investment	Capital Gains	Net Realized
	of Period	Income (loss)	on Investments	Operations	Income	on Investments	Capital Gains

Class A Shares
For the year ended October 31, 2008	$10.40	.06	(3.48)	(3.42)	(.11)	—	—
For the period from May 1, 2007 (commencement
of operations) through October 31, 2007	$10.00	.02	.38	.40	—	—	—

Class C Shares
For the year ended October 31, 2008	$10.37	.03	(3.51)	(3.48)	(.05)	—	—
For the period from May 1, 2007 (commencement
of operations) through October 31, 2007	$10.16	(.01)	.22	.21	—	—	—

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

LARGE CAP EQUITY FUND

FINANCIAL HIGHLIGHTS (Continued)

					Ratio of		Ratio of Net
				Ratio of	Net Investment	Ratio of	Investment Income
	Net Asset		Net Assets,	Net Expenses	Income (Loss)	Expenses (prior to	(Loss) (prior to
Total	Value, End		End of Period	to Average	to Average	reimbursements) to	reimbursements) to	Portfolio
Distributions	of Period	Total Return(a)	(000s)	Net Assets(d)	Net Assets(d)	Average Net Assets	Average Net Assets	Turnover Rate

(.11)	$6.87	(33.23)%	$5,862	1.41%	.93%	2.62%	(0.28)%	76%

—	$10.40	4.00%(c)	$2,637	1.40%(b)	.55%(b)	5.64%(b)	(3.69)%(b)	29%(c)

(.05)	$6.84	(33.68)%	$1,007	2.14%	.23%	3.47%	(1.10)%	76%

—	$10.37	2.07%(c)	$ 818	2.12%(b)	(.32)%(b)	6.25%(b)	(4.45)%(b)	29%(c)

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

EQUITY INCOME FUND*

FINANCIAL HIGHLIGHTS

The table below presents information for a share of capital stock outstanding for the periods indicated. This information should be read in conjunction with the financial statements and related notes:

			Net Realized		Dividends	Distributions from	Distributions
	Net Asset Value,	Net	and Unrealized	Total from	from Net	Net Realized	in Excess of
	Beginning	Investment	Gains (Losses)	Investment	Investment	Capital Gains	Net Realized
	of Period	Income	on Investments	Operations	Income	on Investments	Capital Gains

Class A Shares
For the year ended October 31, 2008	$12.01	.30	(4.31)	(4.01)	(.28)	(.35)	—
For the year ended October 31, 2007	$11.43	.29	.85	1.14	(.26)	(.30)	—
For the year ended October 31, 2006	$ 9.77	.29	1.70	1.99	(.27)	(.06)	—
For the period from April 1, 2005 (commencement
of operations) through October 31, 2005	$10.00	.16	(.32)	(.16)	(.07)	—	—

Class B Shares
For the year ended October 31, 2008	$11.95	.24	(4.33)	(4.09)	(.16)	(.35)	—
For the year ended October 31, 2007	$11.38	.22	.83	1.05	(.20)	(.28)	—
For the year ended October 31, 2006	$ 9.74	.22	1.69	1.91	(.21)	(.06)	—
For the period from April 1, 2005 (commencement
of operations) through October 31, 2005	$10.00	.10	(.31)	(.21)	(.05)	—	—

Class C Shares
For the year ended October 31, 2008	$11.95	.21	(4.28)	(4.07)	(.20)	(.35)	—
For the year ended October 31, 2007	$11.40	.22	.82	1.04	(.21)	(.28)	—
For the year ended October 31, 2006	$ 9.74	.21	1.71	1.92	(.20)	(.06)	—
For the period from April 4, 2005 (commencement
of operations) through October 31, 2005	$ 9.89	.11	(.21)	(.10)	(.05)	—	—

Class R Shares
For the year ended October 31, 2008	$12.08	.27	(4.34)	(4.07)	(.29)	(.35)	—
For the year ended October 31, 2007	$11.55	.26	.83	1.09	(.26)	(.30)	—
For the year ended October 31, 2006	$ 9.86	.18	1.78	1.96	(.21)	(.06)	—
For the period from September 27, 2005 (commencement
of operations) through October 31, 2005	$10.19	.03	(.33)	(.30)	(.03)	—	—

———————

* Formerly known as Dow Jones Equity Income 100 Plus Fund

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

(e)

Amount is less than .005%

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

EQUITY INCOME FUND

FINANCIAL HIGHLIGHTS (Continued)

					Ratio of		Ratio of Net
				Ratio of	Net Investment	Ratio of	Investment Income
	Net Asset		Net Assets,	Net Expenses	Income (Loss)	Expenses (prior to	(Loss) (prior to
Total	Value, End		End of Period	to Average	to Average	reimbursements) to	reimbursements) to	Portfolio
Distributions	of Period	Total Return(a)	(000s)	Net Assets(d)	Net Assets(d)	Average Net Assets	Average Net Assets	Turnover Rate

(.63)	$ 7.37	(34.84)%	$13,298	1.15%	2.95%	1.68%	2.42%	83%
(.56)	$12.01	10.23%	$28,991	1.15%	2.51%	1.42%	2.24%	85%
(.33)	$11.43	20.75%	$18,437	1.15%	2.83%	1.74%	2.24%	38%

(.07)	$ 9.77	(1.58)%(c)	$8,041	1.15%(b)	2.51%(b)	2.71%(b)	.95%(b)	44%(c)

(.51)	$ 7.35	(35.44)%	$3,121	1.90%	2.23%	2.42%	1.71%	83%
(.48)	$11.95	9.41%	$8,590	1.90%	1.87%	2.16%	1.61%	85%
(.27)	$11.38	19.91%	$7,613	1.90%	2.05%	2.48%	1.47%	38%

(.05)	$ 9.74	(2.09)%(c)	$2,969	1.90%(b)	1.75%(b)	3.47%(b)	.18%(b)	44%(c)

(.55)	$ 7.33	(35.38)%	$4,057	1.90%	2.18%	2.44%	1.65%	83%
(.49)	$11.95	9.39%	$7,171	1.90%	1.81%	2.16%	1.55%	85%
(.26)	$11.40	19.96%	$5,338	1.90%	2.02%	2.45%	1.47%	38%

(.05)	$ 9.74	(1.00)%(c)	$1,466	1.89%(b)	1.77%(b)	3.47%(b)	.19%(b)	44%(c)

(.64)	$ 7.37	(35.19)%	$ 92	1.64%	2.40%	2.17%	1.87%	83%
(.56)	$12.08	9.69%	$ 115	1.63%	1.87%	1.91%	1.59%	85%
(.27)	$11.55	20.14%	$ 59	1.61%	1.55%	1.97%	1.19%	38%

(.03)	$ 9.86	(2.92)%(c)	$ 0	.00%(b)(e)	.00%(b)(e)	.00%(b)(e)	.00%(b)(e)	44%(c)

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

GENEVA GROWTH FUND

FINANCIAL HIGHLIGHTS

The table below presents information for a share of capital stock outstanding for the periods indicated. This information should be read in conjunction with the financial statements and related notes:

	Net Asset Value, Beginning of Period	Net Investment Loss	Net Realized and Unrealized Gains (Losses) on Investments	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains on Investments	Distributions in Excess of Net Realized Capital Gains

Class A Shares
For the year ended October 31, 2008	$21.80	(.17)	(6.94)	(7.11)	—	(1.16)	—
For the year ended October 31, 2007	$18.37	(.18)	3.68	3.50	—	(.07)	—
For the year ended October 31, 2006	$16.57	(.11)	1.91	1.80	—	—	—
For the year ended October 31, 2005	$14.06	(.12)	2.63	2.51	—	—	—
For the year ended October 31, 2004	$12.65	(.12)	1.53	1.41	—	—	—
For the year ended October 31, 2003	$10.60	(.11)	2.16	2.05	—	—	—

Class B Shares
For the year ended October 31, 2008	$20.45	(.34)	(6.40)	(6.74)	—	(1.16)	—
For the year ended October 31, 2007	$17.37	(.38)	3.53	3.15	—	(.07)	—
For the year ended October 31, 2006	$15.79	(.28)	1.86	1.58	—	—	—
For the year ended October 31, 2005	$13.49	(.24)	2.54	2.30	—	—	—
For the year ended October 31, 2004	$12.23	(.23)	1.49	1.26	—	—	—
For the year ended October 31, 2003	$10.33	(.20)	2.10	1.90	—	—	—

Class C Shares
For the year ended October 31, 2008	$20.69	(.28)	(6.55)	(6.83)	—	(1.16)	—
For the year ended October 31, 2007	$17.57	(.31)	3.50	3.19	—	(.07)	—
For the year ended October 31, 2006	$15.97	(.23)	1.83	1.60	—	—	—
For the year ended October 31, 2005	$13.65	(.20)	2.52	2.32	—	—	—
For the year ended October 31, 2004	$12.37	(.23)	1.51	1.28	—	—	—
For the year ended October 31, 2003	$10.45	(.18)	2.10	1.92	—	—	—

Class R Shares
For the year ended October 31, 2008	$21.58	(.27)	(6.83)	(7.10)	—	(1.16)	—
For the year ended October 31, 2007	$18.27	(.26)	3.64	3.38	—	(.07)	—
For the year ended October 31, 2006	$16.57	(.15)	1.85	1.70	—	—	—
For the period from September 21, 2005 (commencement
of operations) through October 31, 2005	$16.03	(.02)	.56	.54	—	—	—

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

GENEVA GROWTH FUND

FINANCIAL HIGHLIGHTS (Continued)

Total Distributions	Net Asset Value, End of Period	Total Return(a)	Net Assets, End of Period (000s)	Ratio of Net Expenses to Average Net Assets(d)	Ratio of Net Investment Income (Loss) to Average Net Assets(d)	Ratio of Expenses (prior to reimbursements) to Average Net Assets	Ratio of Net Investment Income (Loss) (prior to reimbursements) to Average Net Assets	Portfolio Turnover Rate

(1.16)	$13.53	(34.29)%	$132,592	1.38%	(.91)%	1.38%	(.91)%	22%
(.07)	$21.80	19.11%	$211,653	1.37%	(.90)%	1.37%	(.90)%	36%
—	$18.37	10.86%	$184,239	1.36%	(.76)%	1.36%	(.76)%	22%
—	$16.57	17.85%	$100,553	1.40%	(.98)%	1.40%	(.98)%	20%
—	$14.06	11.15%	$50,825	1.54%	(1.16)%	1.54%	(1.16)%	26%
—	$12.65	19.34%	$33,805	1.57%	(1.19)%	1.57%	(1.19)%	30%

(1.16)	$12.55	(34.77)%	$8,143	2.13%	(1.66)%	2.13%	(1.66)%	22%
(.07)	$20.45	18.19%	$17,627	2.11%	(1.65)%	2.11%	(1.65)%	36%
—	$17.37	10.01%	$23,823	2.11%	(1.49)%	2.11%	(1.49)%	22%
—	$15.79	17.05%	$22,947	2.15%	(1.73)%	2.15%	(1.73)%	20%
—	$13.49	10.30%	$16,810	2.30%	(1.91)%	2.30%	(1.91)%	26%
—	$12.23	18.39%	$14,253	2.33%	(1.94)%	2.33%	(1.94)%	30%

(1.16)	$12.70	(34.80)%	$14,433	2.13%	(1.66)%	2.13%	(1.66)%	22%
(.07)	$20.69	18.21%	$21,790	2.12%	(1.65)%	2.12%	(1.65)%	36%
—	$17.57	10.02%	$18,953	2.11%	(1.50)%	2.11%	(1.50)%	22%
—	$15.97	17.00%	$11,395	2.15%	(1.73)%	2.15%	(1.73)%	20%
—	$13.65	10.35%	$5,920	2.30%	(1.91)%	2.30%	(1.91)%	26%
—	$12.37	18.37%	$4,578	2.33%	(1.94)%	2.33%	(1.94)%	30%

(1.16)	$13.32	(34.58)%	$747	1.85%	(1.38)%	1.85%	(1.38)%	22%
(.07)	$21.58	18.50%	$1,423	1.86%	(1.39)%	1.86%	(1.39)%	36%
—	$18.27	10.26%	$1,137	1.86%	(1.26)%	1.86%	(1.26)%	22%

—	$16.57	3.37%(c)	$413	1.88%(b)	(1.58)%(b)	1.88%(b)	(1.59)%(b)	20%(c)

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

NYSE ARCA TECH 100 INDEX FUND

FINANCIAL HIGHLIGHTS

The table below presents information for a share of capital stock outstanding for the periods indicated. This information should be read in conjunction with the financial statements and related notes:

	Net Asset Value, Beginning of Period	Net Investment Loss	Net Realized and Unrealized Gains (Losses) on Investments	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains on Investments	Distributions in Excess of Net Realized Capital Gains

Class A Shares
For the year ended October 31, 2008	$29.13	(.10)	(10.50)	(10.60)	—	—	—
For the year ended October 31, 2007	$24.67	(.12)	4.58	4.46	—	—	—
For the year ended October 31, 2006	$23.10	(.12)	1.69	1.57	—	—	—
For the year ended October 31, 2005	$20.73	(.11)	2.48	2.37	—	—	—
For the year ended October 31, 2004	$19.50	(.14)	1.37	1.23	—	—	—
For the year ended October 31, 2003	$13.31	(.12)	6.31	6.19	—	—	—

Class B Shares
For the year ended October 31, 2008	$27.06	(.37)	(9.61)	(9.98)	—	—	—
For the year ended October 31, 2007	$23.09	(.37)	4.34	3.97	—	—	—
For the year ended October 31, 2006	$21.78	(.31)	1.62	1.31	—	—	—
For the year ended October 31, 2005	$19.69	(.28)	2.37	2.09	—	—	—
For the year ended October 31, 2004	$18.66	(.30)	1.33	1.03	—	—	—
For the year ended October 31, 2003	$12.83	(.23)	6.06	5.83	—	—	—

Class C Shares
For the year ended October 31, 2008	$27.55	(.30)	(9.86)	(10.16)	—	—	—
For the year ended October 31, 2007	$23.51	(.32)	4.36	4.04	—	—	—
For the year ended October 31, 2006	$22.17	(.31)	1.65	1.34	—	—	—
For the year ended October 31, 2005	$20.05	(.28)	2.40	2.12	—	—	—
For the year ended October 31, 2004	$19.00	(.27)	1.32	1.05	—	—	—
For the year ended October 31, 2003	$13.07	(.19)	6.12	5.93	—	—	—

Class F Shares
For the year ended October 31, 2008	$29.41	(.03)	(10.62)	(10.65)	—	—	—
For the year ended October 31, 2007	$24.84	(.05)	4.62	4.57	—	—	—
For the year ended October 31, 2006	$23.20	(.05)	1.69	1.64	—	—	—
For the year ended October 31, 2005	$20.77	(.05)	2.48	2.43	—	—	—
For the period from December 10, 2003 (commencement
of operations) through October 31, 2004	$19.29	(.05)	1.53	1.48	—	—	—

Class R Shares
For the year ended October 31, 2008	$28.81	(.19)	(10.37)	(10.56)	—	—	—
For the year ended October 31, 2007	$24.52	(.22)	4.51	4.29	—	—	—
For the year ended October 31, 2006	$23.07	(.14)	1.59	1.45	—	—	—
For the period from August 1, 2005 (commencement
of operations) through October 31, 2005	$23.34	(.04)	(.23)	(.27)	—	—	—

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

(e)

Does not reflect vendor reimbursement of 0.02%

(f)

Does not reflect vendor reimbursement of 0.03%

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

NYSE ARCA TECH 100 INDEX FUND

FINANCIAL HIGHLIGHTS (Continued)

Total Distributions	Net Asset Value, End of Period	Total Return(a)	Net Assets, End of Period (000s)	Ratio of Net Expenses to Average Net Assets(d)	Ratio of Net Investment Income (Loss) to Average Net Assets(d)	Ratio of Expenses (prior to reimbursements) to Average Net Assets	Ratio of Net Investment Income (Loss) (prior to reimbursements) to Average Net Assets	Portfolio Turnover Rate

—	$18.53	(36.39)%	$157,076	1.08%(f)	(.37)%(f)	1.08%(f)	(.37)%(f)	19%
—	$29.13	18.08%	$279,501	.99%(f)	(.45)%(f)	.99%	(.45)%	14%
—	$24.67	6.80%	$275,177	.99%(e)	(.47)%(e)	.99%	(.47)%	11%
—	$23.10	11.43%	$289,674	1.02%(e)	(.48)%(e)	1.02%	(.48)%	17%
—	$20.73	6.31%	$283,001	1.08%(e)	(.70)%(e)	1.08%	(.70)%	11%
—	$19.50	46.51%	$261,929	1.18%(e)	(.83)%(e)	1.18%	(.83)%	12%

—	$17.08	(36.88)%	$17,314	1.82%(f)	(1.10)% (f)	1.82%(f)	(1.10)%(f)	19%
—	$27.06	17.19%	$54,103	1.74%(f)	(1.20)%(f)	1.74%	(1.20)%	14%
—	$23.09	6.01%	$74,106	1.74%(e)	(1.22)%(e)	1.74%	(1.22)%	11%
—	$21.78	10.61%	$87,420	1.77%(e)	(1.23)%(e)	1.77%	(1.23)%	17%
—	$19.69	5.52%	$96,919	1.82%(e)	(1.45)%(e)	1.82%	(1.45)%	11%
—	$18.66	45.44%	$102,870	1.93%(e)	(1.57)%(e)	1.93%	(1.57)%	12%

—	$17.39	(36.88)%	$12,839	1.82%(f)	(1.12)%(f)	1.82%(f)	(1.12)%(f)	19%
—	$27.55	17.18%	$26,946	1.74%(f)	(1.20)%(f)	1.74%	(1.20)%	14%
—	$23.51	6.04%	$27,514	1.74%(e)	(1.22)%(e)	1.74%	(1.22)%	11%
—	$22.17	10.57%	$33,503	1.77%(e)	(1.24)%(e)	1.77%	(1.24)%	17%
—	$20.05	5.53%	$28,637	1.82%(e)	(1.45)%(e)	1.82%	(1.45)%	11%
—	$19.00	45.37%	$22,120	1.92%(e)	(1.57)%(e)	1.92%	(1.57)%	12%

—	$18.76	(36.21)%	$7,819	.82%(f)	(.11)% (f)	.82%(f)	(.11)%(f)	19%
—	$29.41	18.40%	$20,633	.74%(f)	(.20)%(f)	.74%	(.20)%	14%
—	$24.84	7.07%	$22,592	.74%(e)	(.22)%(e)	.74%	(.22)%	11%
—	$23.20	11.70%	$22,604	.77%(e)	(.26)%(e)	.77%	(.26)%	17%

—	$20.77	7.67%(c)	$14,276	.85%(e)	(.48)%(e)	.85%(b)	(.48)%(b)	11%(b)

—	$18.25	(36.65)%	$439	1.52%(f)	(.81)% (f)	1.52%(f)	(.81)%(f)	19%
—	$28.81	17.50%	$628	1.48%(f)	(.95)%(f)	1.48%	(.95)%	14%
—	$24.52	6.29%	$484	1.48%(e)	(.96)%(e)	1.48%	(.96)%	11%

—	$23.07	(1.16)%(c)	$26	1.35%(b)	(1.08)% (e)	1.40%(b)	(1.13)%(b)	17%(c)

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

DOW JONES U.S. HEALTH CARE 100 PLUS FUND

FINANCIAL HIGHLIGHTS

The table below presents information for a share of capital stock outstanding for the periods indicated. This information should be read in conjunction with the financial statements and related notes:

	Net Asset Value, Beginning of Period	Net Investment Income(Loss)	Net Realized and Unrealized Gains (Losses) on Investments	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains on Investments	Distributions in Excess of Net Realized Capital Gains

Class A Shares
For the year ended October 31, 2008	$13.54	.05	(3.22)	(3.17)	(0.07)	(0.72)	—
For the year ended October 31, 2007	$12.34	.08	1.12	1.20	—	—	—
For the year ended October 31, 2006	$11.42	.01	1.04	1.05	—	(.13)	—
For the year ended October 31, 2005	$10.11	(.01)	1.36	1.35	—	(.04)	—
For the year ended October 31, 2004	$ 9.65	(.02)	.48	.46	—	—	—
For the year ended October 31, 2003	$8.35	(.01)	1.36	1.35	—	(.04)	(.01)

Class B Shares
For the year ended October 31, 2008	$12.89	(.06)	(3.03)	(3.09)	—	(0.72)	—
For the year ended October 31, 2007	$11.84	(.03)	1.08	1.05	—	—	—
For the year ended October 31, 2006	$11.04	(.09)	1.02	.93	—	(.13)	—
For the year ended October 31, 2005	$9.85	(.10)	1.33	1.23	—	(.04)	—
For the year ended October 31, 2004	$9.47	(.10)	.48	.38	—	—	—
For the year ended October 31, 2003	$8.26	(.07)	1.33	1.26	—	(.04)	(.01)

Class C Shares
For the year ended October 31, 2008	$12.90	(.06)	(3.03)	(3.09)	—	(0.72)	—
For the year ended October 31, 2007	$11.85	(.03)	1.08	1.05	—	—	—
For the year ended October 31, 2006	$11.05	(.08)	1.01	.93	—	(.13)	—
For the year ended October 31, 2005	$9.86	(.09)	1.32	1.23	—	(.04)	—
For the year ended October 31, 2004	$9.48	(.09)	.47	.38	—	—	—
For the year ended October 31, 2003	$8.27	(.06)	1.32	1.26	—	(.04)	(.01)

Class F Shares
For the year ended October 31, 2008	$13.67	.11	(3.28)	(3.17)	(0.10)	(0.72)	—
For the year ended October 31, 2007	$12.43	.12	1.12	1.24	—	—	—
For the year ended October 31, 2006	$11.47	.04	1.05	1.09	—	(.13)	—
For the year ended October 31, 2005	$10.13	.01	1.37	1.38	—	(.04)	—
For the period from December 10, 2003 (commencement
of operations) through October 31, 2004	$9.91	—	.22	.22	—	—	—

Class R Shares
For the year ended October 31, 2008	$13.37	(.02)	(3.15)	(3.17)	(0.03)	(0.72)	—
For the year ended October 31, 2007	$12.25	.00	1.12	1.12	—	—	—
For the year ended October 31, 2006	$11.39	(.03)	.89	.86	—	(.00) (e)	—
For the period from September 27, 2005 (commencement
of operations) through October 31, 2005	$11.65	(.00)	(.26)	(.26)	—	(.00)	—

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

(e)

Amount is less than (.005)

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

DOW JONES U.S. HEALTH CARE 100 PLUS FUND

FINANCIAL HIGHLIGHTS (Continued)

Total Distributions	Net Asset Value, End of Period	Total Return(a)	Net Assets, End of Period (000s)	Ratio of Net Expenses to Average Net Assets(d)	Ratio of Net Investment Income (Loss) to Average Net Assets(d)	Ratio of Expenses (prior to reimbursements) to Average Net Assets	Ratio of Net Investment Income (Loss) (prior to reimbursements) to Average Net Assets		Portfolio Turnover Rate

(0.79)	$9.58	(24.76)%	$12,560	1.35%	.34%	1.55%	.14%		27%
—	$13.54	9.72%	$22,770	1.33%	.53%	1.34%	.52%		21%
(.13)	$12.34	9.22%	$26,850	1.34%	.07%	1.35%	.05%		21%
(.04)	$11.42	13.34%	$29,797	1.34%	(.11)%	1.38%	(.15)%		31%
—	$10.11	4.77%	$27,415	1.32%	(.23)%	1.49%	(.40)%		28%
(.05)	$9.65	16.28%	$20,606	1.22%	(.11)%	1.75%	(.64)%		28%

(0.72)	$9.08	(25.28)%	$4,973	2.06%	(.38)%	2.26%	(.57)%		27%
—	$12.89	8.87%	$8,903	2.08%	(.22)%	2.09%	(.23)%		21%
(.13)	$11.84	8.45%	$11,049	2.09%	(.68)%	2.11%	(.70)%		21%
(.04)	$11.04	12.47%	$12,733	2.09%	(.85)%	2.13%	(.89)%		31%
—	$9.85	4.01%	$12,805	2.07%	(.98)%	2.24%	(1.15)%		28%
(.05)	$9.47	15.37%	$11,498	1.97%	(.84)%	2.51%	(1.38)%		28%

(0.72)	$9.09	(25.26)%	$6,479	2.10%	(.42)%	2.32%	(.64)%		27%
—	$12.90	8.86%	$11,132	2.08%	(.24)%	2.09%	(.25)%		21%
(.13)	$11.85	8.44%	$11,471	2.09%	(.69)%	2.11%	(.71)%		21%
(.04)	$11.05	12.46%	$11,449	2.09%	(.86)%	2.12%	(.89)%		31%
—	$9.86	4.01%	$9,964	2.07%	(.98)%	2.24%	(1.15)%		28%
(.05)	$9.48	15.35%	$8,043	1.97%	(.86)%	2.50%	(1.39)%		28%

(0.82)	$9.68	(24.55)%	$8,714	1.10%	.60%	1.28%	.41%		27%
—	$13.67	9.98%	$19,387	1.08%	.78%	1.09%	.77%		21%
(.13)	$12.43	9.53%	$23,198	1.09%	.31%	1.11%	.29%		21%
(.04)	$11.47	13.61%	$22,743	1.09%	.13%	1.12%	.10%		31%

—	$10.13	2.22%(c)	$13,566	1.09%(b)	(.09)%(b)	1.24%(b)	(.24	)%(b)	28	%(b)

(0.75)	$9.45	(25.02)%	$168	1.85%	(.17)%	2.00%	(.32)%		27%
—	$13.37	9.14%	$253	1.79%	(.03)%	1.80%	(.03)%		21%
(.00)	$12.25	8.72%	$168	1.81%	(.62)%	1.87%	(.68)%		21%

(.00)	$11.39	(2.23)%(c)	$7	1.72%(b)	(.86)%(b)	1.72%(b)	(.86	)%(b)	31	%(c)

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

DOW JONES U.S. FINANCIAL 100 PLUS FUND

FINANCIAL HIGHLIGHTS

The table below presents information for a share of capital stock outstanding for the periods indicated. This information should be read in conjunction with the financial statements and related notes:

	Net Asset Value, Beginning of Period	Net Investment Income	Net Realized and Unrealized Gains (Losses) on Investments	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains on Investments	Distributions in Excess of Net Realized Capital Gains

Class A Shares
For the year ended October 31, 2008	$13.18	.23	(6.32)	(6.09)	(.23)	(1.04)	—
For the year ended October 31, 2007	$14.11	.22	(.75)	(.53)	(.17)	(.23)	—
For the year ended October 31, 2006	$12.15	.17	2.02	2.19	(.16)	(.07)	—
For the year ended October 31, 2005	$11.34	.17	.76	.93	(.09)	(.03)	—
For the year ended October 31, 2004	$10.64	.13	.66	.79	(.09)	—	—
For the year ended October 31, 2003	$8.78	.10	1.87	1.97	(.11)	—	—

Class B Shares
For the year ended October 31, 2008	$13.05	.17	(6.30)	(6.13)	(.10)	(1.04)	—
For the year ended October 31, 2007	$13.98	.11	(.75)	(.64)	(.06)	(.23)	—
For the year ended October 31, 2006	$12.03	.08	2.00	2.08	(.06)	(.07)	—
For the year ended October 31, 2005	$11.25	.07	.76	.83	(.02)	(.03)	—
For the year ended October 31, 2004	$10.58	.05	.65	.70	(.03)	—	—
For the year ended October 31, 2003	$8.74	.04	1.85	1.89	(.05)	—	—

Class C Shares
For the year ended October 31, 2008	$12.99	.15	(6.24)	(6.09)	(.12)	(1.04)	—
For the year ended October 31, 2007	$13.91	.08	(.70)	(.62)	(.07)	(.23)	—
For the year ended October 31, 2006	$11.99	.07	1.99	2.06	(.07)	(.07)	—
For the year ended October 31, 2005	$11.22	.06	.77	.83	(.03)	(.03)	—
For the year ended October 31, 2004	$10.55	.05	.66	.71	(.04)	—	—
For the year ended October 31, 2003	$8.72	.04	1.84	1.88	(.05)	—	—

Class F Shares
For the year ended October 31, 2008	$13.24	.27	(6.36)	(6.09)	(.27)	(1.04)	—
For the year ended October 31, 2007	$14.17	.24	(.73)	(.49)	(.21)	(.23)	—
For the year ended October 31, 2006	$12.20	.21	2.02	2.23	(.19)	(.07)	—
For the year ended October 31, 2005	$11.37	.16	.81	.97	(.11)	(.03)	—
For the period from December 10, 2003 (commencement
of operations) through October 31, 2004	$10.58	.16	.71	.87	(.08)	—	—

Class R Shares
For the year ended October 31, 2008	$13.00	.18	(6.23)	(6.05)	(.18)	(1.04)	—
For the year ended October 31, 2007	$13.97	.14	(.72)	(.58)	(.16)	(.23)	—
For the year ended October 31, 2006	$12.12	.21	1.83	2.04	(.19)	.00(f)	—
For the period from September 27, 2005 (commencement
of operations) through October 31, 2005	$11.72	—	.40	.40	—	—	—

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

(e)

Amount is less than .005%

(f)

Amount is less than .005

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

DOW JONES U.S. FINANCIAL 100 PLUS FUND

FINANCIAL HIGHLIGHTS (Continued)

Total Distributions	Net Asset Value, End of Period	Total Return(a)	Net Assets, End of Period (000s)	Ratio of Net Expenses to Average Net Assets(d)	Ratio of Net Investment Income (Loss) to Average Net Assets(d)	Ratio of Expenses (prior to reimbursements) to Average Net Assets	Ratio of Net Investment Income (Loss) (prior to reimbursements) to Average Net Assets	Portfolio Turnover Rate

(1.27)	$5.82	(50.37)%	$7,975	1.35%	2.34%	1.63%	2.06%	24%
(.40)	$13.18	(3.97)%	$17,838	1.33%	1.37%	1.33%	1.37%	14%
(.23)	$14.11	18.27%	$24,144	1.34%	1.27%	1.34%	1.27%	17%
(.12)	$12.15	8.18%	$22,323	1.35%	1.31%	1.37%	1.29%	24%
(.09)	$11.34	7.47%	$24,953	1.32%	1.23%	1.48%	1.07%	30%
(.11)	$10.64	22.67%	$18,994	1.22%	1.29%	1.76%	.75%	17%

(1.14)	$5.78	(50.76)%	$2,363	2.10%	1.59%	2.37%	1.32%	24%
(.29)	$13.05	(4.70)%	$6,459	2.08%	.62%	2.08%	.62%	14%
(.13)	$13.98	17.45%	$9,517	2.09%	.53%	2.09%	.53%	17%
(.05)	$12.03	7.35%	$9,434	2.10%	.56%	2.12%	.54%	24%
(.03)	$11.25	6.63%	$10,447	2.07%	.48%	2.23%	.32%	30%
(.05)	$10.58	21.72%	$9,149	1.97%	.54%	2.52%	(.01)%	17%

(1.16)	$5.74	(50.77)%	$3,562	2.10%	1.60%	2.37%	1.33%	24%
(.30)	$12.99	(4.63)%	$9,375	2.08%	.61%	2.08%	.61%	14%
(.14)	$13.91	17.38%	$10,976	2.09%	.52%	2.09%	.52%	17%
(.06)	$11.99	7.33%	$10,173	2.10%	.56%	2.12%	.54%	24%
(.04)	$11.22	6.69%	$9,280	2.07%	.49%	2.23%	.33%	30%
(.05)	$10.55	21.69%	$6,972	1.97%	.54%	2.52%	.00%	17%

(1.31)	$5.84	(50.26)%	$6,478	1.10%	2.55%	1.37%	2.28%	24%
(.44)	$13.24	(3.73)%	$16,404	1.08%	1.63%	1.08%	1.63%	14%
(.26)	$14.17	18.57%	$24,992	1.09%	1.52%	1.09%	1.52%	17%
(.14)	$12.20	8.50%	$22,325	1.10%	1.56%	1.12%	1.54%	24%

(.08)	$11.37	8.24%(c)	$14,347	1.09%(b)	1.52%(b)	1.21%(b)	1.40%(b)	30%(b)

(1.22)	$5.73	(50.60)%	$116	1.85%	1.84%	2.07%	1.62%	24%
(.39)	$13.00	(4.40)%	$202	1.80%	.86%	1.81%	.87%	14%
(.19)	$13.97	17.68%	$161	1.82%	.44%	1.83%	.43%	17%

—	$12.12	3.41%(c)	$––	.00%(b)(e)	.00%(b)(e)	.00%(b)(e)	(.00)%(b)(e)	24%(c)

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

STRATEGIC ALLOCATION FUND

FINANCIAL HIGHLIGHTS

The table below presents information for a share of capital stock outstanding for the periods indicated. This information should be read in conjunction with the financial statements and related notes:

	Net Asset Value, Beginning of Period	Net Investment Loss	Net Realized and Unrealized Gains (Losses) on Investments	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains on Investments	Distributions in Excess of Net Realized Capital Gains

Class A Shares
For the year ended October 31, 2008	$13.52	.04	(4.88)	(4.84)	—	(.72)	—
For the year ended October 31, 2007	$12.68	(.01)	.95	.94	—	(.10)	—
For the year ended October 31, 2006	$11.45	(.04)	1.29	1.25	—	(.02)	—
For the year ended October 31, 2005	$10.38	(.06)	1.13	1.07	—	—	—
For the period from December 10, 2003 (commencement
of operations) through October 31, 2004	$10.00	(.04)	.42	.38	—	—	—

Class B Shares
For the year ended October 31, 2008	$13.12	(.05)	(4.69)	(4.74)	—	(.72)	—
For the year ended October 31, 2007	$12.40	(.18)	1.00	.82	—	(.10)	—
For the year ended October 31, 2006	$11.28	(.14)	1.28	1.14	—	(.02)	—
For the year ended October 31, 2005	$10.30	(.12)	1.10	.98	—	—	—
For the period from December 10,2003 (commencement
of operations) through October 31, 2004	$10.00	(.08)	.38	.30	—	—	—

Class C Shares
For the year ended October 31, 2008	$13.13	(.05)	(4.70)	(4.75)	—	(.72)	—
For the year ended October 31, 2007	$12.40	(.20)	1.03	.83	—	(.10)	—
For the year ended October 31, 2006	$11.29	(.15)	1.28	1.13	—	(.02)	—
For the year ended October 31, 2005	$10.31	(.12)	1.10	.98	—	—	—
For the period from December 10, 2003 (commencement
of operations) through October 31, 2004	$10.00	(.08)	.39	.31	—	—	—

Class R Shares
For the year ended October 31, 2008	$13.43	.01	(4.85)	(4.84)	—	(.72)	—
For the year ended October 31, 2007	$12.65	(.11)	.99	.88	—	(.10)	—
For the period from April 21, 2006 (commencement
of operations) through October 31, 2006	$12.22	(.02)	.45	.43	—	—	—

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

STRATEGIC ALLOCATION FUND

FINANCIAL HIGHLIGHTS (Continued)

Total Distributions	Net Asset Value, End of Period	Total Return(a)	Net Assets, End of Period (000s)	Ratio of Net Expenses to Average Net Assets(d)	Ratio of Net Investment Income (Loss) to Average Net Assets(d)	Ratio of Expenses (prior to reimbursements) to Average Net Assets	Ratio of Net Investment Income (Loss) (prior to reimbursements) to Average Net Assets	Portfolio Turnover Rate

(.72)	$7.96	(37.54)%	$12,372.80%		.30%	1.16%	(.06)%	11%
(.10)	$13.52	7.48%	$27,318.80%		(.26)%	.95%	(.41)%	4%
(.02)	$12.68	10.88%	$33,517.80%		(.32)%	.89%	(.41)%	9%
––	$11.45	10.31%	$31,521.80%		(.37)%	.96%	(.53)%	5%

––	$10.38	3.80%(c)	$19,632	.80%(b)	(.75)%(b)	1.28%(b)	(1.23)%(b)	2%(b)

(.72)	$7.66	(37.95)%	$6,144	1.55%	(.30)%	1.90%	(.65)%	11%
(.10)	$13.12	6.76%	$17,944	1.55%	(1.01)%	1.70%	1.16%	4%
(.02)	$12.40	10.07%	$22,194	1.55%	(1.05)%	1.64%	(1.14)%	9%
––	$11.28	9.51%	$21,712	1.55%	(1.13)%	1.71%	(1.29)%	5%

––	$10.30	3.00%(c)	$13,809	1.55%(b)	(1.51)%(b)	2.03%(b)	(1.99)%(b)	2%(b)

(.72)	$7.66	(38.00)%	$4,626	1.55%	(.38)%	1.91%	(.74)%	11%
(.10)	$13.13	6.76%	$11,103	1.55%	(.99)%	1.70%	(1.14)%	4%
(.02)	$12.40	9.97%	$14,959	1.55%	(1.07)%	1.64%	(1.16)%	9%
––	$11.29	9.51%	$14,450	1.55%	(1.13)%	1.71%	(1.29)%	5%

––	$10.31	3.10%(c)	$8,982	1.55%(b)	(1.49)%(b)	2.03%(b)	(1.97)%(b)	2%(b)

(.72)	$7.87	(37.81)%	$13	1.26%	.10%	1.74%	(.37)%	11%
––	$13.43	7.02%	$27	1.26%	(.76)%	1.36%	(.86)%	4%

––	$12.65	3.52%(c)	$32	1.19%(b)(e)	(1.19)%(b)(e)	1.21%(b)(e)	(1.21)%(b)(e)	9%(b)

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

S&P 100 INDEX FUND

FINANCIAL HIGHLIGHTS

The table below presents information for a share of capital stock outstanding for the periods indicated. This information should be read in conjunction with the financial statements and related notes:

	Net Asset Value, Beginning of Period	Net Investment Income(Loss)	Net Realized and Unrealized Gains (Losses) on Investments	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains on Investments	Distributions in Excess of Net Realized Capital Gains

Class A Shares
For the year ended October 31, 2008	$41.03	.57	(14.41)	(13.84)	(.49)	(.81)	—
For the year ended October 31, 2007	$36.30	.46	4.81	5.27	(.48)	(.06)	—
For the year ended October 31, 2006	$31.53	.44	4.70	5.14	(.37)	––	—
For the year ended October 31, 2005	$30.75	.51	.70	1.21	(.43)	––	—
For the year ended October 31, 2004	$29.57	.25	1.15	1.40	(.22)	––	—
For the year ended October 31, 2003	$25.59	.22	3.89	4.11	(.13)	––	—

Class B Shares
For the year ended October 31, 2008	$40.02	.14	(13.95)	(13.81)	(.08)	(.81)	—
For the year ended October 31, 2007	$35.40	.10	4.76	4.86	(.18)	(.06)	—
For the year ended October 31, 2006	$30.72	.11	4.66	4.77	(.09)	––	—
For the year ended October 31, 2005	$29.95	.20	.75	.95	(.18)	––	—
For the year ended October 31, 2004	$28.83	(.01)	1.15	1.14	(.02)	––	—
For the year ended October 31, 2003	$25.01	––	3.82	3.82	––	––	—

Class C Shares
For the year ended October 31, 2008	$40.32	.23	(14.12)	(13.89)	(.16)	(.81)	—
For the year ended October 31, 2007	$35.62	.16	4.74	4.90	(.14)	(.06)	—
For the year ended October 31, 2006	$30.86	.11	4.69	4.80	(.04)	––	—
For the year ended October 31, 2005	$30.11	.21	.73	.94	(.19)	––	—
For the year ended October 31, 2004	$29.00	.01	1.14	1.15	(.04)	––	—
For the year ended October 31, 2003	$25.15	.02	3.83	3.85	(.00)	––	—

Class R Shares
For the year ended October 31, 2008	$40.64	.34	(14.23)	(13.89)	(.30)	(.81)	—
For the year ended October 31, 2007	$36.04	.33	4.69	5.02	(.36)	(.06)	—
For the year ended October 31, 2006	$31.51	.52	4.43	4.95	(.42)	––	—
For the period from September 27, 2005 (commencement
of operations) through October 31, 2005	$31.80	.00	(.29)	(.29)	(.00)	––	—

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

S&P 100 INDEX FUND

FINANCIAL HIGHLIGHTS (Continued)

Total Distributions	Net Asset Value, End of Period	Total Return(a)	Net Assets, End of Period (000s)	Ratio of Net Expenses to Average Net Assets(d)	Ratio of Net Investment Income (Loss) to Average Net Assets(d)	Ratio of Expenses (prior to reimbursements) to Average Net Assets	Ratio of Net Investment Income (Loss) (prior to reimbursements) to Average Net Assets	Portfolio Turnover Rate

(1.30)	$25.89	(34.73)%	$65,895	1.13%	1.45%	1.23%	1.35%	7%
(.54)	$41.03	14.66%	$128,885	1.01%	1.20%	1.11%	1.10%	14%
(.37)	$36.30	16.44%	$111,651	1.06%	1.18%	1.16%	1.08%	4%
(.43)	$31.53	3.89%	$117,778	1.11%	1.51%	1.13%	1.49%	12%
(.22)	$30.75	4.74%	$137,175	1.13%	.74%	1.13%	.74%	4%
(.13)	$29.57	16.14%	$151,908	1.16%	.78%	1.16%	.78%	6%

(.89)	$25.32	(35.23)%	$6,410	1.87%	.71%	1.96%	.61%	7%
(.24)	$40.02	13.80%	$20,492	1.76%	.48%	1.86%	.38%	14%
(.09)	$35.40	15.55%	$29,930	1.81%	.44%	1.91%	.34%	4%
(.18)	$30.72	3.14%	$35,257	1.86%	.80%	1.88%	.78%	12%
(.02)	$29.95	3.97%	$46,854	1.88%	(.01)%	1.88%	(.01)%	4%
––	$28.83	15.27%	$50,176	1.90%	.04%	1.90%	.04%	6%

(.97)	$25.46	(35.23)%	$2,411	1.88%	.71%	1.98%	.61%	7%
(.20)	$40.32	13.80%	$4,835	1.76%	.46%	1.86%	.36%	14%
(.04)	$35.62	15.59%	$5,378	1.82%	.48%	1.92%	.38%	4%
(.19)	$30.86	3.10%	$9,839	1.86%	.80%	1.88%	.78%	12%
(.04)	$30.11	3.97%	$13,254	1.88%	(.02)%	1.88%	(.02)%	4%
––	$29.00	15.31%	$10,380	1.90%	.03%	1.90%	.03%	6%

(1.11)	$25.64	(35.06)%	$258	1.64%	.94%	1.74%	.84%	7%
(.42)	$40.64	14.04%	$294	1.51%	.72%	1.61%	.62%	14%
(.42)	$36.04	15.89%	$397	1.54%	.54%	1.64%	.44%	4%

(.00)	$31.51	(.91)%(c)	$1	2.42%(b)	.00%(b)	2.42%(b)	.00%(b)	12%(c)

The accompanying notes to financial statements are an integral part of these statements.

 NORTH TRACK FUNDS, INC.

WISCONSIN TAX-EXEMPT FUND

FINANCIAL HIGHLIGHTS

The table below presents information for a share of capital stock outstanding for the periods indicated. This information should be read in conjunction with the financial statements and related notes:

			Net Realized		Dividends	Distributions from	Distributions
	Net Asset Value,	Net	and Unrealized	Total from	from Net	Net Realized	in Excess of
	Beginning	Investment	Gains (Losses)	Investment	Investment	Capital Gains	Net Realized
	of Period	Income	on Investments	Operations	Income	on Investments	Capital Gains

Class A Shares
For the year ended October 31, 2008	$10.35	.37	(.74)	(.37)	(.37)	—	—
For the year ended October 31, 2007	$10.49	.37	(.14)	.23	(.37)	—	—
For the year ended October 31, 2006	$10.36	.37	.13	.50	(.37)	—	—
For the year ended October 31, 2005	$10.55	.37	(.19)	.18	(.37)	—	—
For the ten months ended October 31, 2004	$10.52	.30	.04	.34	(.31)	—	—
For the year ended December 31, 2003	$10.44	.40	.07	.47	(.39)	—	—
For the year ended December 31, 2002	$ 9.94	.40	.50	.90	(.40)	—	—

Class B Shares
For the year ended October 31, 2008	$10.34	.29	(.74)	(.45)	(.29)	—	—
For the year ended October 31, 2007	$10.48	.29	(.14)	.15	(.29)	—	—
For the year ended October 31, 2006	$10.35	.29	.13	.42	(.29)	—	—
For the year ended October 31, 2005	$10.55	.29	(.20)	.09	(.29)	—	—
For the ten months ended October 31, 2004	$10.52	.24	.03	.27	(.24)	—	—
For the period from January 6, 2003 (commencement
of operations) through December 31, 2003	$10.39	.32	.12	.44	(.31)	—	—

Class C Shares
For the year ended October 31, 2008	$10.34	.29	(.74)	(.45)	(.29)	—	—
For the year ended October 31, 2007	$10.48	.30	(.15)	.15	(.29)	—	—
For the year ended October 31, 2006	$10.35	.29	.13	.42	(.29)	—	—
For the year ended October 31, 2005	$10.55	.29	(.20)	.09	(.29)	—	—
For the ten months ended October 31, 2004	$10.52	.24	.03	.27	(.24)	—	—
For the period from January 6, 2003 (commencement
of operations) through December 31, 2003	$10.39	.32	.12	.44	(.31)	—	—

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

WISCONSIN TAX-EXEMPT FUND

FINANCIAL HIGHLIGHTS (Continued)

					Ratio of		Ratio of Net
				Ratio of	Net Investment	Ratio of	Investment Income
	Net Asset		Net Assets,	Net Expenses	Income (Loss)	Expenses (prior to	(Loss) (prior to
Total	Value, End		End of Period	to Average	to Average	reimbursements) to	reimbursements) to	Portfolio
Distributions	of Period	Total Return(a)	(000s)	Net Assets(d)	Net Assets(d)	Average Net Assets	Average Net Assets	Turnover Rate

(.37)	$9.61	(3.72)%	$143,533	0.95%	3.59%	1.06%	3.49%	9%
(.37)	$10.35	2.24%	$157,899	0.99%	3.56%	1.04%	3.51%	9%
(.37)	$10.49	4.89%	$154,008	1.08%	3.54%	1.08%	3.54%	6%
(.37)	$10.36	1.68%	$150,097	1.09%	3.48%	1.09%	3.48%	8%
(.31)	$10.55	3.26%(c)	$150,891	1.07%(b)	3.50%(b)	1.13%(b)	3.44%(b)	9%(c)
(.39)	$10.52	4.63%	$156,647	1.00%	3.77%	1.07%	3.70%	11%
(.40)	$10.44	9.26%	$145,947	1.10%	4.03%	1.10%	4.03%	8%

(.29)	$9.60	(4.43)%	$3,319	1.70%	2.84%	1.81%	2.74%	9%
(.29)	$10.34	1.51%	$3,562	1.74%	2.81%	1.79%	2.76%	9%
(.29)	$10.48	4.14%	$3,630	1.83%	2.79%	1.83%	2.79%	6%
(.29)	$10.35	0.86%	$3,535	1.84%	2.73%	1.84%	2.73%	8%
(.24)	$10.55	2.66%(c)	$3,683	1.82%(b)	2.75%(b)	1.88%(b)	2.69%(b)	9%(c)

(.31)	$10.52	4.33%(c)	$2,940	1.74%(b)	2.93%(b)	1.85%(b)	2.82%(b)	11%(b)

(.29)	$9.60	(4.33)%	$6,009	1.70%	2.84%	1.81%	2.74%	9%
(.29)	$10.34	1.51%	$6,640	1.74%	2.81%	1.79%	2.76%	9%
(.29)	$10.48	4.14%	$4,631	1.83%	2.79%	1.83%	2.79%	6%
(.29)	$10.35	0.87%	$4,195	1.84%	2.73%	1.84%	2.73%	8%
(.24)	$10.55	2.66%(c)	$3,491	1.82%(b)	2.75%(b)	1.88%(b)	2.69%(b)	9%(c)

(.31)	$10.52	4.34%(c)	$2,736	1.74%(b)	2.94%(b)	1.85%(b)	2.83%(b)	11%(b)

The accompanying notes to financial statements are an integral part of these statements.

NORTH TRACK FUNDS, INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2008

1.

Significant Accounting Policies —

North Track Funds, Inc. (“North Track”), registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as an open-end management investment company, is a series company with ten funds: Large Cap Equity Fund, Equity Income Fund (formerly known as the Dow Jones Equity Income 100 Plus Fund), Geneva Growth Fund, NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund, Strategic Allocation Fund, S&P 100 Index Fund, Wisconsin Tax-Exempt Fund and Cash Reserve Fund (individually a “Fund”, collectively the “Funds”). This Report contains information for all of the Funds, except the Cash Reserve Fund. Information regarding the Cash Reserve Fund is presented in a separate report. The assets and liabilities of each Fund are segregated and a shareholder’s interest is limited to the Fund in which the shareholder owns shares.

Each Fund offers Class A Shares, Class B Shares (with the exception of Large Cap Equity Fund) and Class C Shares. The NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund and Dow Jones U.S. Financial 100 Plus Fund also have Class F Shares, which are only available for purchase by the Strategic Allocation Fund.  Class R shares are available for all Funds, except the Wisconsin Tax-Exempt Fund. In addition, the Large Cap Equity Fund and Equity Income Fund offer Class I Shares. Each Class represents interests in the same portfolio of investments of each Fund and are substantially the same in all respects, except that the Classes are subject to different sales load structures and 12b-1 fees.

The following is a summary of the significant accounting policies of North Track.

(a)

 Security Valuation

Securities traded on a national securities exchange are valued at the last reported sales price as of the close of the New York Stock Exchange.  Securities that are principally traded on the National Association of Securities Dealers Automated Quotation (“NASDAQ”) National Market are generally valued at the NASDAQ Official Closing Price (“NOCP”).  Securities traded in the over-the-counter market and listed securities for which no sales were reported are valued at the last reported bid quotation.

Long-term fixed income securities are valued daily using quotations provided by an independent pricing service.

Short-term investments are valued at amortized cost, which approximates market value.

Securities for which market quotations are not readily available are valued at their fair value as determined in good faith using procedures approved by North Track’s Board of Directors. This includes directing that valuations published by a pricing service be used to value securities for which daily prices are not readily available (which may constitute a majority of the Wisconsin Tax-Exempt Fund’s securities).  Values are determined by the pricing service using methods which include consideration of yields or prices of municipal securities of comparable quality, coupon, maturity, type, indications as to values from dealers and general market conditions.

(b)  Option Transactions

To the extent consistent with their investment objectives, the Large Cap Equity, Equity Income, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus and S&P 100 Index Funds may employ options strategies designed to hedge protectively against any anticipated adverse movements in the market values of its portfolio securities and to enhance return. When a Fund writes an option, an amount equal to the premium received by a Fund is recorded as a liability and is subsequently adjusted to the current fair value of the option written. Premiums received from writing options that expire unexercised are treated by a Fund on the expiration date as realized gains from investments. The difference between the premium and the amount paid on effecting a closing purchase transaction, including brokerage commissions, is also treated as a realized gain, or, if the premium is less than the amount paid for the closing purchase transaction, as a realized loss.  If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security or currency in determining whether a Fund has realized a gain or loss. If a put option is exercised, the premium reduces the cost basis of the securities purchased by a Fund. A Fund as writer of an option bears the market risk of an unfavorable change in the price of the security underlying the written option.

Option contracts are valued daily, and unrealized appreciation or depreciation is recorded. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option, or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

Whenever a Fund does not own securities underlying an open option position sufficient to cover the position, or when a Fund has sold a put, the Fund will maintain in a segregated account with its custodian, cash or securities sufficient to cover the exercise price, or with respect to index options, the market value of the open position.

There were no option contracts purchased or sold by any of the Funds during the twelve months ended October 31, 2008.

(c)  Futures Contracts

The Large Cap Equity, Equity Income, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus and S&P 100 Index Funds may utilize futures contracts to a limited extent. The primary risks associated with the use of futures contracts include an imperfect correlation between the change in market value of the securities held by the Fund and the prices of futures contracts and the possibility of an illiquid market. Futures contracts are valued at their quoted daily settlement prices.

Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized appreciation (depreciation) until the contracts are terminated at which time realized gains and losses are recognized.

There were no financial futures contracts or gross unrealized appreciation (depreciation) at October 31, 2008.

(d)  Security Transactions

Security transactions are recorded on a trade date basis.  Interest income is recognized on an accrual basis.  Discounts (including both original and market discounts) and premiums on securities purchased are amortized over the lives of the respective securities using the effective yield method.  Acquisition discount assumes a constant accretion to the expected maturity date.  Dividend income is recorded on the ex-dividend date.

(e)  Net Realized Gains and Losses

Net realized gains and losses on securities sales (including options and futures) are computed on the identified cost basis. Distributions received from long-term capital gains of registered investment companies are reported as realized gains on investments. Total net realized gains (losses) on investments for the fiscal year ended October 31, 2008, were comprised of the following:

NORTH TRACK FUNDS, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

October 31, 2008

	Large Cap Equity	Equity Income	Geneva Growth	NYSE Arca Tech 100 Index	Dow Jones U.S. Health Care 100 Plus	Dow Jones U.S. Financial 100 Plus	Strategic Allocation	S&P 100 Index	Wisconsin Tax–Exempt
Net realized gains (losses) on investments	$(816,029)	$(5,575,131)	$(9,769,687)	$(12,465,460)	$2,084,200	$(4,640,165)	$267,643	$424,698	$39,356
Net realized losses on futures	––	––	––	(317,655)	––	––	––	(222,118)	––
Total net realized gains (losses) on investments	$(816,029)	$(5,575,131)	$(9,769,687)	$(12,783,115)	$2,084,200	$(4,640,165)	$267,643	$202,580	$39,356

(f)   Federal Income Taxes

Provision has not been made for Federal income tax since each Fund has elected to be taxed as a "regulated investment company" and intends to distribute substantially all income to its shareholders and otherwise comply with the provisions of Subchapter M of the Internal Revenue Code applicable to regulated investment companies.  As of October 31, 2008, the net capital loss carryovers noted below are available to offset future realized capital gains and thereby reduce future capital gain distributions:

Expiration	Large Cap Equity	Equity Income	Geneva Growth	NYSE Arca Tech 100 Index	Dow Jones U.S. Financial 100 Plus	Wisconsin Tax-Exempt
2009	––	––	––	––	––	$1,235,804
2010	––	––	––	––	––	––
2011	––	––	––	$161,205	––	––
2012	––	––	––	––	––	––
2013	––	––	––	––	––	––
2014	––	––	––	59,806,748	––	––
2015	$16,755	––	––	38,357,084	––	––
2016	747,348	$5,433,932	$8,991,414	14,282,342	$4,326,192	––
	$764,103	$5,433,932	$8,991,414	$112,607,379	$4,326,192	$1,235,804

In  2008, the Wisconsin Tax-Exempt Fund used $39,356 of capital loss carryover. In addition, the Wisconsin Tax-Exempt Fund had $743,059 of capital loss carry forward expire during the current year.

NORTH TRACK FUNDS, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

October 31, 2008

At October 31, 2008, the components of distributable earnings on a tax basis were as follows:

	Large Cap Equity	Equity Income	Geneva Growth	NYSE Arca Tech 100 Index	Dow Jones U.S. Health Care 100 Plus
Undistributed ordinary income	$51,812	$––	$––	$––	$75,029
Undistributed tax-exempt income	––	––	––	––	––
Accumulated long-term capital gains	––	––	––	––	2,137,606
Accumulated earnings	51,812	––	––	––	2,212,635

Accumulated Capital and Other Losses	(764,101)	(5,435,151)	(8,991,413)	(112,607,375)	––
Net Unrealized Appreciation (Depreciation) on Investments	(2,145,962)	(4,404,910)	6,092,887	(38,055,535)	2,310,593
Total Accumulated Earnings (Deficit)	$(2,858,251)	$(9,840,061)	$(2,898,526)	$(150,662,910)	$4,523,228

	Dow Jones U.S. Financial 100 Plus	Strategic Allocation	S&P 100 Index	Wisconsin Tax-Exempt
Undistributed ordinary income	$506,690	$––	$1,202,465	$11,157
Undistributed tax-exempt income	––	––	––	125,509
Accumulated long-term capital gains	––	2,553,859	291,059	––
Accumulated earnings	506,690	2,553,859	1,493,524	136,666

Accumulated Capital and Other Losses	(4,326,192)	––	––	(1,235,804)
Net Unrealized Appreciation (Depreciation) on Investments	(8,563,298)	(6,703,043)	18,784,265	(9,180,130)
Total Accumulated Earnings (Deficit)	$(12,382,800)	$(4,149,184)	$20,277,789	$(10,279,268)

The difference between book-basis and tax-basis unrealized appreciation is attributable primarily to the deferral of losses on wash sales.

During the period ended October 31, 2008, the tax character of distributions paid were as follows:

	Large Cap Equity	Equity Income	Geneva Growth	NYSE Arca Tech 100 Index	Dow Jones U.S. Health Care 100 Plus
Ordinary Income	$34,687	$765,646	$––	$––	$250,542
Long-Term Capital Gains	$––	$1,216,630	$13,425,999	$––	$3,204,275

	Dow Jones U.S. Financial 100 Plus	Strategic Allocation	S&P 100 Index	Wisconsin Tax-Exempt
Ordinary Income	$841,871	$––	$1,883,458	$5,894,078
Tax Return on Capital	$––	$––	$––	$––
Long-Term Capital Gains	$3,683,172	$2,895,834	$2,673,665	$––

The character of distributions made during the periods from net investment income or net realized gains may differ from the characterization for federal tax purposes due to differences in the recognition of income, expense or gain items for financial statement and tax purposes, such as the classification of short term capital gains. Where appropriate, relcassifications between net asset accounts are made for such differences that are permanent in nature and have no effect on net asset value or net asset value per share.

NORTH TRACK FUNDS, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

October 31, 2008

At October 31, 2007, the components of distributable earnings on a tax basis were as follows:

	Large Cap Equity	Equity Income	Geneva Growth	NYSE Arca Tech 100 Index	Dow Jones U.S. Health Care 100 Plus
Undistributed ordinary income	$30,444	$—	$—	$—	$250,542
Undistributed long-term capital gains	—	1,216,629	13,425,995	—	3,204,275
Accumulated earnings	30,444	1,216,629	13,425,995		3,454,817
Accumulated Capital and Other Losses	(16,755)	—	—	(98,325,037)	—
Net Unrealized Appreciation (Depreciation) on Investments	99,294	3,667,448	78,680,820	73,260,660	17,102,456
Total Accumulated Earnings (Deficit)	$112,983	$4,884,077	$92,106,815	$(25,064,377)	$20,557,273

	Dow Jones U.S. Financial 100 Plus	Strategic Allocation	S&P 100 Index	Wisconsin Tax-Exempt
Undistributed ordinary income	$641,059	$—	$1,498,590	$138,382
Undistributed long-term capital gains	3,683,173	2,895,993	2,673,646	—
Accumulated earnings	4,324,232	2,895,993	4,172,236	138,382
Accumulated Capital and Other Losses	—	—	—	(2,018,219)
Net Unrealized Appreciation (Depreciation) on Investments	11,239,985	13,036,530	68,204,710	3,026,124
Total Accumulated Earnings (Deficit)	$15,564,217	$15,932,523	$72,376,946	$1,146,287

The difference between book-basis and tax-basis unrealized appreciation is attributable primarily to the deferral of losses on wash sales.

During the period ended October 31, 2007, the tax character of distributions paid were as follows:

	Large Cap Equity	Equity Income	Geneva Growth	NYSE Arca Tech 100 Index	Dow Jones U.S. Health Care 100 Plus
Ordinary Income	$—	$1,208,969	$—	$—	$—
Long-Term Capital Gains	$—	$554,797	$939,043	$—	$—

	Dow Jones U.S. Financial 100 Plus	Strategic Allocation	S&P 100 Index	Wisconsin Tax-Exempt
Ordinary Income	$737,171	$13,967	$1,619,621	$5,781,133
Long-Term Capital Gains	$1,128,620	$551,123	$237,013	$—

The character of distributions made during the periods from net investment income or net realized gains may differ from the characterization for federal tax purposes due to differences in the recognition of income, expense or gain items for financial statement and tax purposes, such as the classification of short term capital gains.

Where appropriate, reclassifications between net asset accounts are made for such differences that are permanent in nature and have no effect on net asset value or net asset value per share.

(g)

 Expenses

Expenses associated with a specific Fund are charged to that Fund. Common expenses are allocated between the Funds based upon the ratio of the net assets of each Fund to the combined net assets of the Funds, or other equitable means.

Expenses directly attributable to a Class of shares, which presently only include 12b-l distribution and service fees, are recorded to the specific Class.

NORTH TRACK FUNDS, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

October 31, 2008

 (h)

 Distributions to Shareholders

Dividends from net investment income are accrued daily and paid monthly for the Wisconsin Tax-Exempt Fund. Dividends from net investment income, if any, are declared and paid annually for the Large Cap Equity Fund, Geneva Growth Fund, NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund, Strategic Allocation Fund and S&P 100 Index Fund and declared and paid quarterly for the Equity Income Fund.  Distributable net capital gains, if any, are declared and distributed at least annually.

(i)

 Organization and Offering Costs

Organization costs consist of costs incurred to establish Funds and enable them legally to do business.  The Funds expense organization costs as incurred.  Fees related to preparing the Funds’ initial registration statement are offering costs. Offering costs are accounted for as a deferred charge and are amortized to expense over twelve months on a straight-line basis.

(j)

 Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(k)

 New Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 addresses the accounting for uncertainty in income taxes and establishes for all entities, including pass-through entities, such as the Funds, a minimum threshold for financial statement recognition of the benefit of positions taken in filing tax returns (including whether an entity is taxable in a particular jurisdiction), and requires certain expanded tax disclosures. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, and are to be applied to all open tax years as of the date of effectiveness. FIN 48 was adopted in fiscal year 2007 by the Large Cap Equity Fund. No uncertain tax positions existed at October 31, 2007 or October 31, 2008. All Funds other than Large Cap Equity Fund were required to adopt FIN 48 in fiscal 2008 on April 30, 2008, and apply it to all open tax years as of the date of effectiveness.  Management has reviewed all of the tax positions taken by the Fund and has concluded that all tax positions satisfy the “more-likely-than-not” threshold. Consequently the Funds have not recorded a liability for unrecognized tax benefits as of October 31, 2007 or 2008. At October 31, 2008, the tax years October 31, 2006 through October 31, 2008 remain open to examinations by the Fund’s major tax jurisdictions.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements.” The Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. The Statement establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and is to be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied.  At this time, management is evaluating the implications of FASB 157, and the impact of this standard on the Fund’s financial statements, if any, has not yet been determined.

In addition, in February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115” (“SFAS 159”), which is effective for fiscal years beginning after November 15, 2007. SFAS 159 permits entities to elect to measure certain financial assets and liabilities at fair value. The fair value option may be applied instrument by instrument, I irrevocable and is applied only to entire instruments and not to portions of instruments. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. Management continues to evaluate the impact the adoption of SFAS 159 will have on the Fund’s financial statement disclosures.

In March 2008 the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS No. 161”), which is intended to improve financial reporting about derivative instruments and hedging activities. It is effective for financial statements issued for fiscal yeas and interim periods beginning after November 15, 2008. Management is currently evaluating the potential impact, if any, the adoption of SFAS No. 161 will have on the Fund’s financial statements.

2.

 Investment Advisory Agreement and Other Transactions with Related Parties —

North Track has entered into an Investment Advisory Agreement (the”Agreement”) with Ziegler Capital Management, LLC (“ZCM”) to serve as the investment advisor for all the Funds. ZCM is a wholly owned subsidiary of The Ziegler Companies, Inc. Certain Officers and Directors of North Track are affiliated with ZCM.

Under the Agreement, the Large Cap Equity Fund pays ZCM a monthly fee based on the Fund’s average daily net assets at an annual rate of .75% of the first $250,000,000 of the Fund’s average daily net assets, .70% of the next $250,000,000, and .65% on the average daily net assets in excess of $500,000,000. ZCM has contractually commited to wave fees and/or expenses through February 28, 2009, so that operating expenses during the period will not exceed 1.40% for Class A shares, 2.15% for Class C shares, 1.90% for Class R shares and 1.15% for Class I shares. ZCM reimbursed the Large Cap Equity Fund  $90,741 during the fiscal year ended October 31, 2008.

Under the Agreement, the Equity Income Fund, Dow Jones U.S. Health Care 100 Plus Fund and Dow Jones U.S. Financial 100 Plus Fund, each pay ZCM a monthly fee at an annual rate of .55% of the first $100,000,000 of such Fund’s average daily net assets, .50% of the next $400,000,000, and .45% of average daily net assets in excess of $500,000,000.  ZCM has contractually committed to waive fees and/or reimburse expenses through February 28, 2009, so that annual operating expenses during this period will not exceed 1.35% for Class A shares, 2.10% for Class B and C shares and 1.85% for Class R shares for the Dow Jones U.S. Health Care 100 Plus Fund and Dow Jones U.S. Financial 100 Plus Fund.  ZCM has also contractually committed to waive fees and/or reimburse expenses through February 28, 2009 for the Equity Income Fund, so that operating expenses during this period will not exceed 1.15% for Class A shares, 1.90% for Class B and C shares, 1.65% for Class R shares and 0.90% for Class I shares.  For the year ended October 31, 2008, ZCM reimbursed the Dow Jones U.S. Health Care 100 Plus Fund, the Dow Jones U.S. Financial 100 Plus Fund, and the Equity Income Fund $93,226, $93,833 and $166,129, respectively.

Under the Agreement, the Geneva Growth Fund pays ZCM a monthly fee based on the Fund’s average daily net assets at an annual rate of .75% of the first $250,000,000 of the Fund’s average daily net assets, .70% of the next $250,000,000, and .65% on the average daily net assets in excess of $500,000,000. Under a Sub-Advisory Agreement, ZCM has retained Geneva Capital Management, Ltd. (“Geneva”) to manage the Geneva Growth Fund. ZCM, in turn, pays Geneva 50% of the fee paid by the Geneva Growth Fund.

Under the Agreement, the NYSE Arca Tech 100 Index Fund pays ZCM a monthly fee at an annual rate of .50% of the first $50,000,000 of the Fund’s average daily net assets, .30% of the next $200,000,000, .25% of the next $250,000,000, and .20% of average daily net assets in excess of $500,000,000. For the year ended October 31, 2008, Fidelity Capital Markets reimbursed the NYSE Arca Tech 100 Index Fund $49,520.

NORTH TRACK FUNDS, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

October 31, 2008

Under the Agreement, the Strategic Allocation Fund pays ZCM a monthly fee at an annual rate of .10% of the Fund’s average daily net assets.  ZCM has contractually committed to waive fees and/or reimburse expenses through February 28, 2009, so that annual operating expenses for the Fund, prior to the addition of indirect expenses of underlying funds, during this period will not exceed .80% for Class A shares, 1.55% for Class B and C shares, and 1.30% for Class R shares.  For the year ended October 31, 2008, ZCM reimbursed the Fund $137,998.

Under the Agreement, the S&P 100 Index Fund pays ZCM a monthly fee at an annual rate of .575% of the first $20,000,000 of the Fund’s average daily net assets, .45% of the next $30,000,000, .40% of the next $50,000,000, .35% of the next $400,000,000 and .30% of average daily net assets over $500,000,000. Effective August 19, 2005, ZCM has voluntarily committed to reimburse expenses in the amount of 0.10% of average daily net assets. For the fiscal year ended October 31, 2008, ZCM reimbursed the S&P 100 Index Fund $117,751.

Under the Agreement, the Wisconsin Tax-Exempt Fund pays ZCM a monthly fee at an annual rate of .50% of the first $250,000,000 of the Fund’s average daily net assets, and .40% of the Fund’s average daily net assets in excess of $250,000.000. ZCM has contractually committed to reimburse expenses in the amount of 0.10% of average daily net assets through February 28, 2009. For the fiscal year ended October 31, 2008, ZCM reimbursed the Wisconsin Tax-Exempt Fund $176,725.

B.C. Ziegler and Company (“BCZ”), a wholly owned subsidiary of The Ziegler Companies, Inc., provides administration and fund accounting services to the North Track Funds.  Under the Administration Agreements, each Fund pays BCZ a monthly fee based on .10% of the Funds’ average daily net assets through February 28, 2009

Under the Accounting Agreement, each Fund pays BCZ a $13,000 annual fee, plus .05% annually of the first $100 million of average daily net assets, .03% of the next $100 million of average daily net assets and .01% of the next $300 million of average daily net assets.  There is no additional charge for assets in excess of $500 million.

The fees incurred by the Funds for the administration and the accounting services for the fiscal year ended October 31, 2008 are stated separately in the Statement of Operations. Other expenses included in the Statement of Operations include $47,370, which is the Funds’ portion of compliance related costs.

North Track has approved a Rule 12b-1 Distribution Plan (the “Plan”) with respect to Class A, Class B, Class C and Class R shares pursuant to the 1940 Act and has entered into a Distribution Agreement with BCZ.  Accordingly, the Funds make payments to BCZ at an annual rate of .25% of Class A average daily net assets, 1.00% of Class B and Class C average daily net assets and 0.75% of Class R average daily net assets pursuant to the plan.  The payments provide compensation for distribution and shareholder servicing expense which include, but are not limited to, payments to broker-dealers that have entered into sales agreements with respect to shares of the Funds.  Fees incurred by the Funds under the Plan during the twelve-month period ended October 31, 2008 are reflected in the Statements of Operations.

The net amount of sales charges deducted from the proceeds of the sale or redemption of capital shares which were retained by BCZ or paid to an affiliated broker-dealer for the twelve-month period ended October 31, 2008 was as follows:

	Contingent Deferred Sales Charge	Underwriter Commission	Dealer Commission
Large Cap Equity Fund	$607	$986	$5,600
Equity Income Fund	3,435	1,655	5,071
Geneva Growth Fund	7,186	8,266	14,531
NYSE Arca Tech 100 Index Fund	5,440	11,295	3,577
Dow Jones U.S. Health Care 100 Plus Fund	1,905	2,284	1,016
Dow Jones U.S. Financial 100 Plus Fund	2,017	7,446	1,306
Strategic Allocation Fund	1,414	4,327	1,280
S&P 100 Index Fund	506	3,297	3,803
Wisconsin Tax-Exempt Fund	12,253	38,134	16,934
Total	$34,763	$77,690	$53,118

3.

Investment Transactions —

Purchases and proceeds from sales of securities, excluding short-term investments, for the fiscal year ended October 31, 2008:

	Purchases at Cost	Proceeds from Sales
Large Cap Equity	$12,112,775	$5,649,738
Equity Income Fund	26,308,447	36,975,249
Geneva Growth Fund	47,191,701	73,286,616
NYSE ArcaEx Tech 100 Index Fund	57,353,469	115,918,444
Dow Jones U.S. Health Care 100 Plus Fund	12,847,162	29,819,668
Dow Jones U.S. Financial 100 Plus Fund	8,569,368	14,215,520
Strategic Allocation Fund	4,380,186	18,160,614
S&P 100 Plus Fund	8,402,063	37,580,476
Wisconsin Tax-Exempt Fund	15,104,777	15,810,500

NORTH TRACK FUNDS, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

October 31, 2008

Net unrealized appreciation (depreciation) on securities held by the Funds and the total cost of securities (for Federal income tax purposes) as of October 31, 2008, were as follows:

	Large Cap Equity	Equity Income	Geneva Growth	NYSE Arca Tech 100 Index	Dow Jones U.S. Health Care 100 Plus	Dow Jones U.S Financial 100 Plus	Strategic Allocation	S&P 100 Index	Wisconsin Tax-Exempt

Tax Cost of Investments	$9,077,385	$24,962,080	$149,268,248	$233,820,294	$30,465,013	$29,081,408	$29,729,149	$56,204,744	$159,906,100
Gross Unrealized Appreciation	131,288	629,314	23,510,922	48,009,231	7,788,196	2,851,628	––	31,344,936	1,394,146
Gross Unrealized Depreciation	(2,277,250)	(5,034,224)	(17,418,035)	(86,064,766)	(5,477,603)	(11,414,926)	(6,703,041)	(12,560,672)	(10,574,276)
Net Unrealized Appreciation (Depreciation)	$(2,145,962)	$(4,404,910)	$6,092,887	$(38,055,535)	$2,310,593	$(8,563,298)	$(6,703,041)	$18,784,264	$(9,180,130)

4.

 Line of Credit —

North Track has a line of credit of $15,000,000 expiring on July 31, 2009. Each Fund’s borrowings, by investment restriction, cannot exceed 10% of the total net assets excluding the borrowed amounts. Interest expense incurred by each Fund in connection with such borrowings was not material during the period. Borrowings under this arrangement bear interest approximating the then current prime rate. North Track pays a commitment fee of 30 basis points per annum on the unused portion of the line. Effective July 31, 2008 this commitment fee was discontinued. The commitment fee is allocated based on average net assets of the Funds. Each Fund’s policies allow borrowings only for temporary or emergency purposes. Total available capacity under the North Track line of credit was $14,600,000 at October 31, 2008. The average interest rate paid on outstanding borrowings was 5.23% for the twelve month period ended October 31, 2008.

5.

 Securities Lending —

The Funds may lend securities in order to earn additional income. Each Fund receives initial collateral in the form of cash or U.S. Treasury obligations against the loaned securities of at least 102% and maintains collateral in an amount not less than 100% of the market value of the loaned securities during the period of the loan. North Track also continues to receive interest or dividends on the securities loaned. The cash collateral is invested in cash equivalents authorized by the Funds. The cash equivalents are limited to securities issued by or fully guaranteed by the U.S. Government; securities issued by agencies or enterprises of the U.S. Government; securities meeting pre-established rating criteria or qualified money market portfolios. Invested collateral must also meet maturity requirements. The market value of the loaned securities is determined at the close of business of the Funds and any additional required collateral is delivered to the Funds on the next business day. Gain or loss on the fair value of the securities loaned that may occur during the term of the loan will be attributed to the Funds that loaned the securities. As with other extensions of credit, there is a risk of delay in recovering a loaned security if the borrower defaults. Securities lending will only be done with parties that North Track deems credit worthy.

As of October 31, 2008, no securities were on loan for any of the Funds.

6.

Capital Share Transactions —

(a)  North Track has authorized common stock of 10 billion shares with a par value of $.001 per share. Its shares are currently divided into ten series:  Large Cap Equity Fund,  Equity Income Fund, Geneva Growth Fund, NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund,  Dow Jones U.S. Financial 100 Plus Fund, Strategic Allocation Fund, S&P 100 Index Fund, Wisconsin Tax-Exempt Fund and Cash Reserve Fund. Each Fund (other than the Cash Reserve Fund) has designated Class A (front-end load) shares. In addition, each Fund (other than the Large Cap Equity Fund) has designated Class B (contingent deferred sales charge) shares, Class C (contingent deferred sales charge) shares and with the exception of the Wisconsin Tax-Exempt Fund and the Cash Reserve Fund, each Fund has also designated Class R shares. The Large Cap Equity and Equity Income Funds also have designated a Class I share. The NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund and Dow Jones U.S. Financial 100 Plus Fund have designated Class F Shares which are available only to the Strategic Allocation Fund. The authorized shares of common stock may be allocated to any of the above Funds or to new funds as determined by the Board of Directors. The shares of each Fund have equal rights and privileges with all other shares of that Fund, except for class specific matters.

(b)

Capital share activity during the fiscal year ended October 31, 2008, were as follows:

	Large Cap Equity		Equity Income		Geneva Growth		NYSE Arca Tech 100 Index		Dow Jones U.S. Health Care 100 Plus
Class A Shares	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2008
Shares issued	696,910	$6,617,861	325,034	$3,291,229	3,255,151	$59,027,178	2,479,297	$62,031,230	149,861	$1,754,551
Shares issued in distributions	2,971	29,324	111,652	1,165,283	521,214	10,387,789	––	––	86,799	1,095,402
Shares redeemed	(100,495)	(881,530)	(1,044,363)	(10,647,331)	(3,681,870)	(66,688,185)	(3,598,815)	(85,970,551)	(608,193)	(7,106,887)
Net increase(decrease)	599,386	$5,765,655	(607,677)	$(6,190,819)	94,495	$2,726,783	(1,119,518)	$(23,939,321)	(371,533)	$(4,256,934)

NORTH TRACK FUNDS, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

October 31, 2008

	Dow Jones U.S. Financial 100 Plus		Strategic Allocation		S&P 100 Index		Wisconsin Tax-Exempt
Class A Shares	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2008
Shares issued	454,558	$4,053,452	160,450	$1,783,876	293,501	$10,103,122	2,323,470	$23,704,708
Shares issued in distributions	137,876	1,406,333	110,923	1,318,846	98,125	3,725,818	392,824	3,981,841
Shares redeemed	(574,175)	(5,130,056)	(737,546)	(8,031,207)	(987,571)	(31,815,941)	(3,028,663)	(30,629,842)
Net increase(decrease)	18,259	$329,729	(466,173)	$(4,928,485)	(595,945)	$(17,987,001)	(312,369)	$(2,943,293)

	Equity Income		Geneva Growth		NYSE Arca Tech 100 Index		Dow Jones U.S. Health Care 100 Plus
Class B Shares	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2008
Shares issued	38,855	$405,645	57,061	$994,426	32,696	$767,002	51,785	$586,864
Shares issued in distributions	28,311	298,967	46,594	866,642	––	––	38,136	458,770
Shares redeemed	(361,707)	(3,590,223)	(316,427)	(5,373,474)	(1,018,623)	(23,355,287)	(233,194)	(2,537,329)
Net increase(decrease)	(294,541)	$(2,885,611)	(212,772)	$(3,512,406)	(985,927)	$(22,588,285)	(143,273)	$(1,491,695)

	Dow Jones U.S. Financial 100 Plus		Strategic Allocation		S&P 100 Index		Wisconsin Tax-Exempt
Class B Shares	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2008
Shares issued	37,389	$329,271	9,527	$100,384	8,877	$301,971	27,314	$279,292
Shares issued in distributions	50,773	517,887	75,841	872,072	10,421	389,442	5,618	56,884
Shares redeemed	(174,089)	(1,575,898)	(650,055)	(6,746,741)	(278,198)	(9,377,864)	(31,470)	(318,947)
Net increase(decrease)	(85,927)	$(728,740)	(564,687)	$(5,774,285)	(258,900)	$(8,686,451)	1,462	$17,229

	Large Cap Equity		Equity Income		Geneva Growth		NYSE Arca Tech 100 Index		Dow Jones U.S. Health Care 100 Plus
Class C Shares	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2008
Shares issued	83,326	$748,845	80,295	$796,562	212,465	$3,638,755	31,879	$746,294	36,203	$421,945
Shares issued in distributions	470	4,647	28,459	298,124	62,216	1,171,537	––	––	47,389	570,561
Shares redeemed	(15,407)	(133,292)	(155,358)	(1,528,619)	(191,432)	(3,205,654)	(271,828)	(6,291,662)	(233,589)	(2,599,811)
Net increase(decrease)	68,389	$620,200	(46,604)	$(433,933)	83,249	$1,604,638	(239,949)	$(5,545,366)	(149,997)	$(1,607,305)

NORTH TRACK FUNDS, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

October 31, 2008

	Dow Jones U.S. Financial 100 Plus		Strategic Allocation		S&P 100 Index		Wisconsin Tax-Exempt
Class C Shares	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2008
Shares issued	63,822	$547,924	35,267	$366,442	7,598	$259,766	144,068	$1,463,956
Shares issued in distributions	73,977	749,385	45,617	524,960	2,881	108,268	13,309	134,639
Shares redeemed	(238,559)	(2,121,845)	(322,373)	(3,334,046)	(35,681)	(1,217,811)	(173,113)	(1,719,898)
Net increase(decrease)	(100,760)	$(824,536)	(241,489)	$(2,442,644)	(25,202)	$(849,777)	(15,736)	$(121,303)

	NYSE Arca Tech 100 Index		Dow Jones U.S. Health Care 100 Plus		Dow Jones U.S. Financial 100 Plus
Class F Shares	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2008
Shares issued	––	$––	––	$––	436,273	$4,380,186
Shares issued in distributions	––	––	––	––	––	––
Shares redeemed	(284,717)	(7,246,260)	(518,420)	(6,149,038)	(565,281)	(5,032,959)
Net increase(decrease)	(284,717)	$(7,246,260)	(518,420)	$(6,149,038)	(129,008)	$(652,773)

	Equity Income		Geneva Growth		NYSE Arca Tech 100 Index		Dow Jones U.S. Health Care 100 Plus
Class R Shares	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2008
Shares issued	6,495	$62,932	14,873	$265,381	10,369	$251,748	4,947	$54,228
Shares issued in distributions	648	6,749	3,934	77,459	––	––	1,147	14,328
Shares redeemed	(4,112)	(38,259)	(28,621)	(515,026)	(8,103)	(198,885)	(7,224)	(80,547)
Net increase(decrease)	3,031	$31,422	(9,814)	$(172,186)	2,266	$52,863	(1,130)	$(11,991)

	Dow Jones U.S. Financial 100 Plus		Strategic Allocation		S&P 100 Index
Class R Shares	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2008
Shares issued	10,131	$80,691	810	$8,546	6,396	$218,227
Shares issued in distributions	1,934	19,513	125	1,476	210	7,919
Shares redeemed	(7,301)	(60,943)	(1,309)	(14,422)	(3,780)	(135,596)
Net increase(decrease)	4,764	$39,261	(374)	$(4,400)	2,826	$90,550

Capital share activity during the fiscal year ended October 31, 2007, was as follows:

	Large Cap Equity		Equity Income		Geneva Growth		NYSE Arca Tech 100 Index		Dow Jones U.S. Health Care 100 Plus
Class A Shares	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2007
Shares issued	256,766	$2,603,142	1,136,279	$13,352,021	3,167,293	$60,891,073	1,735,768	$45,934,944	165,940	$2,124,483
Shares issued in distributions	––	––	84,230	977,352	39,245	707,194	––	––	––	––
Shares redeemed	(3,158)	(31,721)	(419,725)	(4,972,414)	(3,528,026)	(67,404,501)	(3,295,677)	(86,867,337)	(659,991)	(8,509,949)
Net increase(decrease)	253,608	$2,571,421	800,784	$9,356,959	(321,488)	$(5,806,234)	(1,559,909)	$(40,932,393)	(494,051)	$(6,385,466)

NORTH TRACK FUNDS, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

October 31, 2008

	Dow Jones U.S. Financial 100 Plus		Strategic Allocation		S&P 100 Index		Wisconsin Tax-Exempt
Class A Shares	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2007
Shares issued	128,944	$1,825,715	252,162	$3,301,871	565,801	$21,699,126	1,938,123	$20,126,166
Shares issued in distributions	42,508	612,720	19,683	252,144	39,864	1,482,774	389,804	4,047,588
Shares redeemed	(529,362)	(7,428,671)	(895,654)	(11,823,583)	(539,726)	(20,626,416)	(1,757,794)	(18,249,846)
Net increase(decrease)	(357,910)	$(4,990,236)	(623,809)	$(8,269,568)	65,939	$2,555,484	570,133	$5,923,908

	Equity Income		Geneva Growth		NYSE Arca Tech 100 Index		Dow Jones U.S. Health Care 100 Plus
Class B Shares	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2007
Shares issued	369,704	$4,312,947	59,716	$1,080,477	42,137	$1,042,042	26,155	$319,691
Shares issued in distributions	27,771	319,345	5,266	89,582	––	––	––	––
Shares redeemed	(347,398)	(4,058,762)	(574,871)	(10,381,416)	(1,252,413)	(30,888,385)	(268,601)	(3,324,499)
Net increase(decrease)	50,077	$573,530	(509,889)	$(9,211,357)	(1,210,276)	$(29,846,343)	(242,446)	$(3,004,808)

	Dow Jones U.S. Financial 100 Plus		Strategic Allocation		S&P 100 Index		Wisconsin Tax-Exempt
Class B Shares	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2007
Shares issued	11,282	$158,549	53,605	$681,226	20,777	$771,555	25,371	$264,368
Shares issued in distributions	13,176	188,201	13,457	168,486	5,016	182,813	5,568	57,768
Shares redeemed	(210,458)	(2,917,275)	(489,932)	(6,284,759)	(359,161)	(13,423,285)	(32,821)	(342,190)
Net increase(decrease)	(186,000)	$(2,570,525)	(422,870)	$(5,435,047)	(333,368)	$(12,468,917)	(1,882)	$(20,054)

	Large Cap Equity		Equity Income		Geneva Growth		NYSE Arca Tech 100 Index		Dow Jones U.S. Health Care 100 Plus
Class C Shares	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2007
Shares issued	78,874	$797,068	312,584	$3,651,062	288,110	$5,284,656	84,483	$2,134,465	68,385	$848,875
Shares issued in distributions	––	––	21,945	252,708	4,475	77,018	––	––	––	––
Shares redeemed	––	––	(202,645)	(2,388,731)	(318,087)	(5,808,638)	(276,893)	(6,949,724)	(173,571)	(2,142,641)
Net increase(decrease)	78,874	$797,068	131,884	$1,515,039	(25,502)	$(446,964)	(192,410)	$(4,815,259)	(105,186)	$(1,293,766)

	Dow Jones U.S. Financial 100 Plus		Strategic Allocation		S&P 100 Index		Wisconsin Tax-Exempt
Class C Shares	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2007
Shares issued	60,424	$825,223	113,367	$1,449,540	9,723	$367,904	263,484	$2,741,199
Shares issued in distributions	14,883	211,576	8,730	109,296	715	26,228	11,383	117,966
Shares redeemed	(142,463)	(1,938,181)	(482,447)	(6,187,490)	(41,491)	(1,556,043)	(74,860)	(776,996)
Net increase(decrease)	(67,156)	$(901,382)	(360,350)	$(4,628,654)	(31,053)	$(1,161,911)	200,007	$2,082,169

	NYSE Arca Tech 100 Index		Dow Jones U.S. Health Care 100 Plus		Dow Jones U.S. Financial 100 Plus
Class F Shares	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2007
Shares issued	45,747	$1,164,351	66,000	$829,228	22,597	$323,324
Shares redeemed	(253,576)	(6,812,002)	(514,072)	(6,726,775)	(547,540)	(7,747,423)
Net increase(decrease)	(207,829)	$(5,647,651)	(448,072)	$(5,897,547)	(524,943)	$(7,424,099)

NORTH TRACK FUNDS, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

October 31, 2008

	Equity Income		Geneva Growth		NYSE Arca Tech 100 Index		Dow Jones U.S. Health Care 100 Plus
Class R Shares	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2008
Shares issued	4,125	$49,632	14,298	$272,334	9,257	$243,651	5,568	$72,525
Shares issued in distributions	295	3,449	259	4,635	––	––	––	––
Shares redeemed	(24)	(285)	(10,880)	(205,823)	(7,203)	(186,996)	(321)	(4,074)
Net increase(decrease)	4,396	$52,796	3,677	$71,146	2,054	$56,655	5,247	$68,451

	Dow Jones U.S. Financial 100 Plus		Strategic Allocation		S&P 100 Index
Class R Shares	Shares	Amount	Shares	Amount	Shares	Amount
Year ended October 31, 2008
Shares issued	5,535	$77,892	723	$9,549	1,520	$56,664
Shares issued in distributions	323	4,602	21	267	83	3,058
Shares redeemed	(1,872)	(25,141)	(1,296)	(16,612)	(5,395)	(197,905)
Net increase(decrease)	3,986	$57,353	(552)	$(6,796)	(3,792)	$(138,183)

(c)

For the Large Cap Equity, Equity Income, Geneva Growth, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus, Strategic Allocation and S&P 100 Index Funds, the maximum offering price per Class A Share is computed based on a maximum front-end sales charge of 5.25% of the offering price or 5.54% of the net asset value. For the purpose of this computation, the offering price per share is derived from multiplying the net asset value and redemption price per share by 100 and then dividing the product by 94.75.

For the Wisconsin Tax-Exempt Fund, the maximum offering price per Class A share is computed based on a maximum front-end sales charge of 3.50% of the offering price or 3.62% of the net asset value. For this Fund, the offering price per share is derived from multiplying the net asset value and redemption price per share by 100 and then dividing the product by 96.5.

7. Affiliated Securities —

The Strategic Allocation Fund invests solely in the Class F shares of the NYSE Arca Tech 100 Index Fund, Dow Jones U. S. Health Care 100 Plus Fund and Dow Jones U. S. Financial 100 Plus Fund (collectively, the “affiliated underlying funds”). Class F shares are only available for purchase by the Strategic Allocation Fund. The capital share activity for Class F shares of each affiliated underlying fund is disclosed in Note 6 to the Financial Statements and the distributions received from each affiliated underlying fund Class F Shares is disclosed in the Statement of Changes in Net Assets.

The Strategic Allocation Fund’s realized gain (loss) received for the fiscal year ended October 31, 2008, from the NYSE Arca Tech 100 Index Fund, Dow Jones U. S. Health Care 100 Plus Fund and Dow Jones U. S. Financial 100 Plus Fund is ($1,434,012), $534,520 and $1,167,135, respectively.

The NYSE Arca Tech 100 Index Fund invests in the Ziegler Exchange Traded Trust NYSE Arca Tech 100 ETF, which may be deemed to be under common control because of the same Board of Directors.

A summary of the transactions with the Ziegler Exchange Traded Trust NYSE Arca Tech 100 ETF during the fiscal year ended October 31, 2008 follows:

Underling Affiliated Fund	Balance of Shares Held at 10/31/07	Gross Additions	Gross Sales	Balance of Shares Held at 10/31/08	Value at 10/31/08	Realized Gain (Loss)	Distributions Received
Ziegler Exchange Traded Fund NYSE Arca Tech 100 ETF	1,000	6,600	1,600	6,000	$106,440	$(46,961)	$2,997

NORTH TRACK FUNDS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of North Track Funds, Inc.:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of the S&P 100 Index Fund, NYSE Arca Tech 100 Index Fund, Equity Income Fund, Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund, Strategic Allocation Fund, Geneva Growth Fund, Large Cap Equity Fund, and Wisconsin Tax-Exempt Fund (nine of the portfolios constituting North Track Funds, Inc.), as of October 31, 2008, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two periods in the period then ended, and the financial highlights for each of the periods presented in the period then ended.  These financial statements and financial highlights are the responsibility of North Track Funds, Inc. (the “Funds”) management.  Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.  The Funds are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  Our procedures included confirmation of securities owned as of October 31, 2008, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the S&P 100 Index Fund, NYSE Arca Tech 100 Index Fund, Equity Income Fund (formerly Dow Jones Equity Income 100 Plus Fund), Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund, Strategic Allocation Fund, Geneva Growth Fund, Large Cap Equity Fund, and Wisconsin Tax-Exempt Fund, as of October 31, 2008, the results of their operations for the year then ended, the changes in their net assets for each of the two periods presented and the financial highlights for the periods presented, in conformity with accounting principles generally accepted in the United States of America.

Milwaukee, WI

December 29, 2008

NORTH TRACK FUNDS, INC.

DIRECTORS AND OFFICERS

The directors and officers of North Track Funds, Inc. are listed below, together with their principal occupations during the past five years. The current statement of Additional Information for the Funds contains additional information about the directors and officers and is available without charge, upon request by calling North Track toll free at 1-800-826-4600.

Name, Address and Date of Birth	Position(s) Held with North Track	Term of Office and Length of Time Served [1]	Principal Occupation(s) During Past 5 Years	Number of North Track Funds Overseen by Director	Other Directorships/ Trusteeships Held by Trustee [2]
Independent Directors:
Marcia L. Wallace 200 S. Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 12-2-47	Director	Since 2001	Retires: Senior Vice President in Global Trust Services and Institutional Custody, First Chicago NBD/Bank One from 1985 to 1999.	10	Ziegler Exchange Traded Trust
James G. DeJong 200 S. Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 10-18-51	Director	Since 2001	President and Managing Shareholder, O’neil, Cannon, Hollman & DeJong S.C. (law firm) since 1987.	10	Ziegler Exchange Traded Trust
Brian J. Girvan 200 S. Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 10-20-55	Director	Since 2003	Partner, Ascent Venture Management, Inc. since August 2003; Chief Operating Officer and Chief Financial Officer, Argo Global Capital, LLC (venture capital company) from 2001 to 2003; Senior Vice President and Division Executive, Fidelity Investments from 1999 to 2001; Senior Vice President and Group CFO, Fidelity Investments 1998 to 1999.	10	Ziegler Exchange Traded Trust
Cornelia Boyle 200 S. Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 09-23-53	Director	Since 2003	Currently Retired; Executive Vice President and Chief Operations Officer, AIG Sun America Retirement Markets, Inc. from 2000 to 2003; and Executive Vice President, Fidelity Investments from 1996 to 2000.	10	Ziegler Exchange Traded Trust
Interested Trustees and Officers
John J. Mulherin [3] 200 S. Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 05-18-51	Director	Since 2003	Chief Executive Officer, The Ziegler Companies, Inc. since February 2000.	10	Ziegler Exchange Traded Trust
Elizabeth A. Watkins 200 S. Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 01-29-68	Interim President	Since 2008

Interim President, Ziegler Exchange Traded Trust since 2008; Senior Managing Director and Chief Compliance Officer, The Ziegler Companies, Inc. since 2007; Managing Director and Chief Compliance Officer ,The Ziegler Companies, Inc. from 2006 to  2007; Vice President and Chief Compliance Officer, The Ziegler Companies, Inc. from 2003 to 2006. Compliance Consultant, Northwestern Mutual Insurance Services from 2002 to 2003. Vice President of Brokerage Services, Oberweis Securities, Inc. from 1999 to 2002.

				N/A	N/A
Todd A. Krause 200 S. Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 2-20-63	Chief Financial Officer and Treasurer	Since 2007

Director and Chief Financial Officer, Ziegler Capital Management, LLC since 2007; Chief Financial Officer and Treasurer, Ziegler Exchange Traded Trust since 2007; First Vice President of LaSalle Fund Services, ABN Amro LaSalle Bank NA from June 2006 to December 2007; Chief Financial Officer and Manager of Fund Operations, Trident Financial Services, LLC from 2002 to 2006; Chief Financial Officer and Manager of Operations, Anchor Asset Management, LLC from 2001 to 2002.

				N/A	N/A

NORTH TRACK FUNDS, INC.

DIRECTORS AND OFFICERS (Continued)

Name, Address and Date of Birth	Position(s) Held with North Track	Term of Office and Length of Time Served [1]	Principal Occupation(s) During Past 5 Years	Number of North Track Funds Overseen by Director	Other Directorships/ Trusteeships Held by Trustee [2]
Interested Trustees and Officers

Benjamin H. DeBerry 200 S. Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 04-29-71	Secretary	Since 2007

Senior Managing Director and General counsel, the Ziegler Companies, Inc. from 2007; Senior counsel of the Network and Enterprise Business at Motorola, Inc. from 2005 to 2007; Associate, Wildman, Harold, Allen& Dixon LLP from 2004 to 2005; Associate, Chapman and Cutler LLP from 2002 to 2004.

				N/A	N/A
Angelique David 200 S. Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 07-26-77	Assistant Secretary	Since 2007	Vice President and Assistant General Counsel, The Ziegler Companies, Inc. since 2007; Associate, Locke, Lord, Bissell & Liddell LLC (law firm) from 2002 to 2007.	N/A	N/A
Zachary Shannon 200 S. Wacker Drive Suite 2000 Chicago, IL 60606 Birthdate: 01-28-75	Chief Compliance Officer	Since 2008	Compliance Officer, Ziegler Capital Management, from 2007 to 2008; Compliance Officer, Raymond James, from 2005 to 2007; Compliance Officer, eFloorTrade, LLC, from 2003 to 2005.	N/A	N/A

———————

1.

Officers of the Trust serve one-year terms, subject to annual reappointment by the Board of Trustees.

2.

Only includes directorships held in a company with a class of securities registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934 or any company registered as an investment company under the 1940 Act.

3.

Mr. Mulherin is deemed to be an “interested person” of the Trust, within the meaning of Section 2(a)(19) of the 1940 Act, because of his affiliation with the Advisor and the Distributor.

NORTH TRACK FUNDS, INC.
EXPENSE INFORMATION (Unaudited)

Shareholder Expense Example

As a shareholder of the North Track Funds you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. These Examples are intended to help you understand your ongoing costs (in dollars) of investing in the Funds and to compare these costs with the ongoing costs of investing in other mutual funds. These Examples are based on an investment of $1,000 invested at the beginning of the period and held for the entire period from May 1, 2008 to October 31, 2008.

Actual Expenses

For each Fund class, the first line of the table below provides information about actual account values and actual expenses. You may use the information on this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical for Comparison Purposes

For each Fund class, the second line of the table below provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table for each class is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

	Beginning Account Value 5/1/08	Ending Account Value 10/31/08	Expenses Paid During Period 5/1/08-10/31/08*
Large Cap Equity Fund **
Class A	$1,000.00	$749.20	$6.16
Actual	$1,000.00	$1,018.10	$7.10
Hypothetical (5% return before expenses)
Class C	$1,000.00	$746.70	$9.44
Actual	$1,000.00	$1,014.33	$10.89
Hypothetical (5% return before expenses)

———————

*Expenses are equal to the annualized expense ratio for each class (A: 1.40%; C: 2.15%), multiplied by the average account value over the period, multiplied by 184/366 to reflect the one-half year period. Fund inception May 1, 2007.

** The Large Cap Equity Fund is authorized to sell Class I and Class R shares; however as of October 31, 2008, no Class I or Class R shares had been sold. Because no Class I or Class R shares had been sold, no expense information was available for these classes, and therefore, Class I and Class R shares are excluded for the Expense Example for the Large Cap Equity Fund.

	Beginning Account Value 5/1/08	Ending Account Value 10/31/08	Expenses Paid During Period 5/1/08-10/31/08*
Equity Income Fund ***
Class A
Actual	$1,000.00	$745.60	$5.05
Hypothetical (5% return before expenses)	$1,000.00	$1,019.36	$5.84
Class B
Actual	$1,000.00	$742.00	$8.32
Hypothetical (5% return before expenses)	$1,000.00	$1,015.58	$9.63
Class C
Actual	$1,000.00	$742.30	$8.32
Hypothetical (5% return before expenses)	$1,000.00	$1,015.58	$9.63
Class R
Actual	$1,000.00	$743.60	$7.19
Hypothetical (5% return before expenses)	$1,000.00	$1,016.89	$8.31

———————

*Expenses are equal to the annualized expense ratio for each class (A: 1.15%; B: 1.90%; C: 1.90; R: 1.64%), multiplied by the average account value over the period, multiplied by 184/366 to reflect the one-half year period.

*** The Equity Income Fund is authorized to sell Class I shares; however as of October 31, 2008, no Class I shares had been sold. Because no Class I shares had been sold, no expense information was available for this class, and therefore, Class I shares are excluded for the Expense Example for the Equity Income Fund.

NORTH TRACK FUNDS, INC.
EXPENSE INFORMATION (Unaudited) (Continued)

	Beginning Account Value 5/1/08	Ending Account Value 10/31/08	Expenses Paid During Period 5/1/08-10/31/08*
Geneva Growth Fund
Class A
Actual	$1,000.00	$705.40	$6.04
Hypothetical (5% return before expenses)	$1,000.00	$1,018.05	$7.15
Class B
Actual	$1,000.00	$702.70	$9.24
Hypothetical (5% return before expenses)	$1,000.00	$1,014.28	$10.94
Class C
Actual	$1,000.00	$702.40	$9.24
Hypothetical (5% return before expenses)	$1,000.00	$1,014.28	$10.94
Class R
Actual	$1,000.00	$703.60	$8.05
Hypothetical (5% return before expenses)	$1,000.00	$1015.69	$9.53

———————

*Expenses are equal to the annualized expense ratio for each class (A: 1.41%; B: 2.16%; C: 2.16%; R: 1.88%), multiplied by the average account value over the period, multiplied by 184/366 to reflect the one-half year period.

	Beginning Account Value 5/1/08	Ending Account Value 10/31/08	Expenses Paid During Period 5/1/08-10/31/08*
NYSE Arca Tech 100 Index Fund
Class A
Actual	$1,000.00	$735.30	$4.84
Hypothetical (5% return before expenses)	$1,000.00	$1,019.56	$5.63
Class B
Actual	$1,000.00	$732.40	$8.10
Hypothetical (5% return before expenses)	$1,000.00	$1,015.79	$9.42
Class C
Actual	$1,000.00	$732.50	$8.14
Hypothetical (5% return before expenses)	$1,000.00	$1,015.74	$9.48
Class F
Actual	$1,000.00	$736.60	$3.75
Hypothetical (5% return before expenses)	$1,000.00	$1,020.81	$4.37
Class R
Actual	$1,000.00	$733.80	$6.76
Hypothetical (5% return before expenses)	$1,000.00	$1,021.24	$7.88

———————

*Expenses are equal to the annualized expense ratio for each class (A: 1.11%; B: 1.86%; C: 1.87%; F: .86%; R: 1.55%), multiplied by the average account value over the period, multiplied by 184/366 to reflect the one-half year period.

	Beginning Account Value 5/1/08	Ending Account Value 10/31/08	Expenses Paid During Period 5/1/08-10/31/08*
Dow Jones U.S. Health Care 100 Plus Fund
Class A
Actual	$1,000.00	$848.70	$6.27
Hypothetical (5% return before expenses)	$1,000.00	$1,018.35	$6.85
Class B
Actual	$1,000.00	$845.60	$9.37
Hypothetical (5% return before expenses)	$1,000.00	$1,014.98	$10.23
Class C
Actual	$1,000.00	$845.70	$9.74
Hypothetical (5% return before expenses)	$1,000.00	$1,014.58	$10.63
Class F
Actual	$1,000.00	$850.00	$5.12
Hypothetical (5% return before expenses)	$1,000.00	$1,019.61	$5.58
Class R
Actual	$1,000.00	$846.90	$8.59
Hypothetical (5% return before expenses)	$1,000.00	$1,015.84	$9.37

———————

*Expenses are equal to the annualized expense ratio for each class (A: 1.35%; B: 2.02%; C: 2.10%; F: 1.10%; R: 1.85%), multiplied by the average account value over the period, multiplied by 184/366 to reflect the one-half year period.

NORTH TRACK FUNDS, INC.
EXPENSE INFORMATION (Unaudited) (Continued)

	Beginning Account Value 5/1/08	Ending Account Value 10/31/08	Expenses Paid During Period 5/1/08-10/31/08*
Dow Jones U.S. Financial 100 Plus Fund
Class A
Actual	$1,000.00	$618.50	$5.49
Hypothetical (5% return before expenses)	$1,000.00	$1,018.35	$6.85
Class B
Actual	$1,000.00	$615.50	$8.53
Hypothetical (5% return before expenses)	$1,000.00	$1,014.58	$10.63
Class C
Actual	$1,000.00	$615.90	$8.57
Hypothetical (5% return before expenses)	$1,000.00	$1,014.53	$10.68
Class F
Actual	$1,000.00	$619.30	$4.48
Hypothetical (5% return before expenses)	$1,000.00	$1,019.61	$5.58
Class R
Actual	$1,000.00	$616.80	$7.52
Hypothetical (5% return before expenses)	$1,000.00	$1,015.84	$9.37

———————

*Expenses are equal to the annualized expense ratio for each class (A: 1.35%; B: 2.10%; C: 2.11%; F: 1.10%; R: 1.85%), multiplied by the average account value over the period, multiplied by 184/366 to reflect the one-half year period.

	Beginning Account Value 5/1/08	Ending Account Value 10/31/08	Expenses Paid During Period 5/1/08-10/31/08*
Strategic Allocation Fund
Class A
Actual	$1,000.00	$732.30	$3.48
Hypothetical (5% return before expenses)	$1,000.00	$1,021.11	$4.06
Class B
Actual	$1,000.00	$729.50	$6.74
Hypothetical (5% return before expenses)	$1,000.00	$1,017.34	$7.86
Class C
Actual	$1,000.00	$729.50	$6.74
Hypothetical (5% return before expenses)	$1,000.00	$1,017.34	$7.86
Class R
Actual	$1,000.00	$730.70	$5.35
Hypothetical (5% return before expenses)	$1,000.00	$1,018.95	$6.24

———————

*Expenses are equal to the annualized expense ratio for each class (A: .80%; B: 1.55%; C: 1.55%; R: 1.23%), multiplied by the average account value over the period, multiplied by 184/366 to reflect the one-half year period.

	Beginning Account Value 5/1/08	Ending Account Value 10/31/08	Expenses Paid During Period 5/1/08-10/31/08*
S&P 100 Index Fund
Class A
Actual	$1,000.00	$732.20	$5.22
Hypothetical (5% return before expenses)	$1,000.00	$1,019.10	$6.09
Class B
Actual	$1,000.00	$729.50	$8.48
Hypothetical (5% return before expenses)	$1,000.00	$1,015.33	$9.88
Class C
Actual	$1,000.00	$729.50	$8.48
Hypothetical (5% return before expenses)	$1,000.00	$1,015.33	$9.88
Class R
Actual	$1,000.00	$730.30	$7.39
Hypothetical (5% return before expenses)	$1,000.00	$1,016.59	$8.62

———————

*Expenses are equal to the annualized expense ratio for each class (A: 1.20%; B: 1.95%; C: 1.95%; R: 1.70%), multiplied by the average account value over the period, multiplied by 184/366 to reflect the one-half year period.

NORTH TRACK FUNDS, INC.
EXPENSE INFORMATION (Unaudited) (Continued)

	Beginning Account Value 5/1/08	Ending Account Value 10/31/08	Expenses Paid During Period 5/1/08-10/31/08*
Wisconsin Tax-Exempt Fund
Class A
Actual	$1,000.00	$953.90	$4.71
Hypothetical (5% return before expenses)	$1,000.00	$1,020.31	$4.88
Class B
Actual	$1,000.00	$950.40	$8.38
Hypothetical (5% return before expenses)	$1,000.00	$1,016.54	$8.67
Class C
Actual	$1,000.00	$950.40	$8.38
Hypothetical (5% return before expenses)	$1,000.00	$1,016.54	$8.67

———————

*Expenses are equal to the annualized expense ratio for each class (A: .96%; B: 1.71%; C: 1.71%) multiplied by the average account value over the period, multiplied by 184/366 to reflect the one-half year period.

NORTH TRACK FUNDS, INC.

BOARD APPROVAL OF INVESTMENT ADVISORY AGREEMENTS

December 4, 2008

NORTH TRACK COMBINED FUNDS

The Investment Company Act of 1940 (the "Act") requires that the North Track Funds, Inc.'s investment advisory agreements ("Advisory Agreements") be approved annually by a vote of a majority of the Board of Directors of the North Track Funds, Inc. (the "Funds"), including a majority of the Directors who are not parties to the Advisory Agreements or "interested persons" of the Funds as that term is defined in the Act (the "Independent Directors").  At its meeting on September 11 and 12, 2008, a majority of the Board of Directors of the Funds, including all of the Independent Directors, voted to renew the existing Advisory Agreements between the Funds and Ziegler Capital Management, LLC (the "Advisor") for each series of the Funds (each series is sometimes referred to as a "Fund").  The Board also approved the Sub-advisory Agreement between the Funds, the Advisor and Geneva Capital Management Ltd. (the "Sub-Advisor") with respect to the Geneva Growth Fund.  The Advisor and the Sub-Advisor are referred to collectively as the "Advisors."

The Board's approval was based on its consideration and evaluation of a variety of factors, including:  (1) the nature, extent and quality of the services provided by the Advisors; (2) the performance of each Fund in comparison to its benchmark index and a peer group of mutual funds; (3) the management fees and total operating expenses of each Fund , including comparative information with respect to a peer group of mutual funds; (4) the extent to which economies of scale may be realized as a Fund grows; and (5) whether fee levels reflect any potential economies of scale for the benefit of shareholders.

The Contracts Review Committee of the Board of Directors, which consists of all of the Independent Directors, retained the services of Dover Financial Research ("Dover") as a consultant to assist it in the compilation and organization of relevant information in connection with the contract review process.  The Contracts Review Committee reviewed and discussed research, market and analytical information and reports with Dover in the months leading up to its September 11 meeting.  The final report provided by Dover at the culmination of that collaborative process included an overview of the Funds, their investment performance, portfolio operations, brokerage costs and trading efficiency, shareholder service quality, expense components, advisor profitability, economies of scale and distribution structures, strategies and effectiveness.  The Contracts Review Committee also received standard reports prepared by Lipper, Inc. comparing various metrics of the Funds to peer groups, market universes and benchmarks, including Advisor profitability, brokerage costs, trading practices, shareholder service quality, absolute and net investment performance, expense ratios, contractual fees charged pursuant to the Advisory Agreements, fees waived or reimbursed, fee breakpoints, and non-management fees.  The Independent Directors also received a separate analysis of the Advisor's profitability prepared by Dover.

The Contracts Review Committee also received and reviewed extensive information from the Advisors with respect to their organizations, investment philosophies, portfolio managers and other personnel, and facilities, as well as a copy of each of the Advisors' Form ADV filings with the SEC.

In addition, in connection with each of its regular quarterly meetings during the year, the Board received extensive information on the performance of each of the Funds, including absolute performance and relative performance rankings of each Fund in comparison to its benchmark index and its Morningstar comparison group.

Throughout the process, the Independent Directors were represented by their independent counsel and also utilized the services of Fund counsel, including a memorandum from Fund counsel summarizing the responsibilities of the Independent Directors under the Act in reviewing and approving the Advisory Agreements.

Some of the key observations made by Dover and considered by the Independent Directors included the following:

•

For the most part, the management fees and expense ratios for the Funds were reasonable relative to the Lipper Expense Groups, with certain minor exceptions described below.

•

Fund performance was influenced by market conditions and general underperformance of the Index Funds.  The Advisor continues to face strategic challenges such as scale and positioning, which make it difficult for the Funds to significantly improve expense ratios and relative performance.

Nature, Extent, and Quality of Services Provided by the Advisors

At each of the Board's regular quarterly meetings during 2008, management presented information describing the services furnished to the Funds by the Advisors (including services such as fund accounting, shareholder servicing and fund administration provided by the Advisor under separate agreements reviewed by the Contracts Review Committee) and reported on the investment management, portfolio trading, and compliance with applicable investment restrictions and limitations of the  Funds.  The Board also reviewed information as to the portfolio trading costs of the Funds and the Advisors' use of "soft dollars" as permitted pursuant to section 28(e) of the Securities Exchange Act of 1934.  At its meeting on September 12, 2008, the Board considered brokerage costs and commissions, trading practices and the allocation of soft dollar services. In addition, the Board considered biographical information for each of the portfolio managers, other relevant management personnel, and the history, organization, resources, and regulatory history of each of the Advisors. The Board concluded that: the Advisors were well qualified; provided services comparable to those provided by advisors generally to similar mutual funds; the nature and extent of services provided by the Advisors were appropriate for the investment objectives and programs of each of the Funds; the quality of services was acceptable; and the Advisors have appropriate and sufficient knowledge and experience to manage the Funds.

Performance of the Funds

The Board received reports at each of its quarterly meetings from the Advisor's Chief Investment Officer and/or a representative of the Sub-Advisor, including a report on each Fund's investment performance before and after expenses and its relative performance to a benchmark index and Morningstar peer groups.  In connection with the annual contract renewal process, the Contracts Review Committee discussed the performance analysis conducted by Dover, which included:

•

Comparisons of gross annualized Fund performance for 1-, 3-, 5- and 10- year periods (as appropriate) to the unmanaged benchmark used in the Funds' prospectuses;

•

Comparisons of net annualized Fund performance for 1-, 3-, 5- and 10- year periods (as appropriate) to the unmanaged benchmarks used in the Funds' prospectuses;

•

Comparison of net annualized Fund performance for 1-, 3-, 5- and 10- year periods (as appropriate) to the Lipper Performance Universe averages;

•

Calculation and review of the rankings of the Funds based on their net annualized performance within their Lipper Peer Group and Performance Universe for the 1-, 3-, 5- and 10-year periods (as appropriate); and

•

Comparisons of net annualized Fund Performance for 1-, 3-, 5- and 10- year periods (as appropriate); to the relevant Lipper Index.

These comparisons indicated that most of the Funds out performed their respective benchmarks over time when comparing gross performance.  Exceptions included the Strategic Allocation Fund which performed substantially below its benchmark for both the one and three-year periods of its existence, and the NYSE ARCA Tech 100 Index Fund which slightly out performed its benchmark on the one and three year periods, but slightly underperformed on the five and ten-year periods.  For the five and ten-year periods, the Wisconsin Tax-Exempt Fund somewhat underperformed against its benchmark, but outperformed for the one and three-year periods.

NORTH TRACK FUNDS, INC.

BOARD APPROVAL OF INVESTMENT ADVISORY AGREEMENTS (Continued)

On a net return basis, the Funds typically underperformed the unmanaged benchmarks, because the benchmarks have no associated expenses.  Concerning performance relative to their peers in the Lipper Universes, on balance the Funds underperformed throughout.  Exceptions included:

•

The Wisconsin Tax-Exempt Fund, which delivered top half performance over the long term, and is in the top third of its one-year performance group;

•

The NYSE ARCA Tech 100 Fund delivered top half performance for the one and five-year periods, and first quintile performance for the ten-year period, falling in the bottom half performance only for the three-year period;

•

Geneva Growth Fund performed well for the one and five-year periods (26th percentile and 37th percentile, respectively), but fell in the bottom half of its performance group for the three-year period.

•

Large Cap Equity Fund performed in the 29th percentile for the one-year period compared to the Lipper Multi Cap Value Universe, which the Advisor suggested is the most appropriate peer group.

•

Of the Funds with three-year track records, only the Wisconsin Tax-Exempt Fund delivered top half performance for the period.  Performance overall improved for some of the Funds on the one-year period with NYSE ARCA Tech 100 Index Fund and the Geneva Growth Fund joining the Wisconsin Tax-Exempt Fund in top half returns.

On balance, the Committee concurred that the Advisor's and Sub-Advisor's management of the Funds was consistent with the stated investment objectives and programs, and on a gross basis compared acceptably to peers and benchmarks.  The Committee recognized that the Funds' face challenges of scale which adversely affect expense ratios, and ultimately result in substandard performance on a net basis.  The Committee also acknowledged that gathering additional assets in the current market is especially challenging, so improvement in relative performance that might be driven by economies of scale would not likely appear in the near term.  Accordingly the focus must be on direct control of expenses.

Fees and Expenses

The Committee reviewed and discussed Dover's assessment of gross management fees, net management fees and total expense ratios for each of the Funds against their respective Lipper Expense Groups and Lipper Expense Universes.  In particular, the Dover materials reported that:

•

All of the Funds, with the exception of Geneva Growth, S&P 100 Index, Wisconsin Tax-Exempt and Strategic Allocation, have contractual management fees that are below (favorable) or within five basis points of the Lipper Expense Group averages.  With respect to the Geneva Growth, S&P 100, Wisconsin Tax-Exempt and Strategic Allocation Funds, the Lipper Expense Groups include peer funds for which the administration fees are not reported and are not included in the contractual management fees as they are for the North Track Funds.

•

Actual management fees for the Funds also compared favorably or in line with the average benchmarks for each Lipper Expense Group.  The only exceptions were the Geneva Growth Fund and the Wisconsin Tax-Exempt Fund, which had actual management fees that exceeded the benchmark by more than five basis points.  However, the Lipper Expense Group for these Funds included peer groups for which the administration fees are not reported and are not included in the contractual management fees as they are for the Funds.

•

Overall, the Dover summary concluded that actual management fees for the Funds either compared favorably to their Lipper Expense Group or were within an acceptable tolerance, with the exception of the Wisconsin Tax-Exempt Fund.

•

Transfer Agent, Custody and other non-management fees for the Funds exceeded relevant benchmarks, with the exception of the S&P 100 Index and Geneva Growth Funds.  The higher non-management fees are attributable to scale challenges faced by the Funds given their relatively small asset sizes.  The Contracts Review Committee viewed favorably the cost reduction initiatives that the Advisor has in process, especially the RFP process which the Advisor anticipates will result in substantial expense reductions.

•

The Dover report noted that 12b-1 fees for all of the Funds were in line with their Lipper Expense Group averages and median benchmarks.

On balance, the Committee concurred that the contractual and actual management fees for each Fund were reasonable and competitive given the nature, scope and quality of services provided by the Advisor and the Sub-Advisor.  The Committee emphasized that non-management fees, in particular transfer agency fees, were high.  Other non-management fees, while relatively high, primarily are affected by issues of scale.  The Committee viewed favorably management's cost reduction initiatives in these areas, and encouraged continued efforts in this area.  In the meantime, the Committee concurred that expense caps and reimbursements seem to be at appropriate levels, but suggested this issue should be revisited later in the year, perhaps in January, if the cost reduction initiatives currently in process do not achieve meaningful results.

Advisor Profitability

The Committee also considered Dover's report on the Advisor's comparative profitability, which concluded that the profitability of the Advisor's mutual fund business was less than that of publicly traded asset management firms.  The Committee viewed the Advisor's level of profitability as appropriate given the need to subsidize the Funds in order to remain competitive.

Economies of Scale and Breakpoint Analysis

All of the Funds have breakpoints in place with the exception of the Strategic Allocation Fund.  The Dover materials indicated that the Funds are competitive versus the Lipper Expense Group peer funds and generally have lower thresholds for the initial fee break.  Some of the Funds have the lowest breakpoint threshold among their peer funds, including the Dow Jones U.S. Financial 100 Plus Fund, the Dow Jones U.S. Healthcare 100 Plus Fund, the NYSE ARCA Tech 100 Index Fund and the S&P 100 Index Fund.  The Funds tend to have fee breaks of a magnitude that place them competitively with the peer funds.

The Committee members observed that the Funds' current assets and expense structures allow room for significant economies of scale in reducing total Fund expense ratios with increased assets.  Those economies are driven from two sources, the smaller relevance of fixed costs across larger asset base and reduction in variable costs from achieving breakpoints in investment advisory and fund accounting fees.  The Committee members concurred that the potential economies of scale available to the Funds represent an appropriate sharing of those economies between the Advisor and the Funds.

Overall Consideration

The Committee members considered the combined impact of all of these factors on the decision of whether to continue the Advisory Agreements.  The Committee members expressed concern that a failure to reverse the declining trend in assets could jeopardize the future viability of the Funds.  The Committee members noted that the Distributor, B.C. Ziegler and Company, an affiliate of the Advisor, recently had restructured its sales and marketing force and was focusing more narrowly on distribution channels it viewed as offering the greatest opportunities for market penetration and sales of Fund shares.  The Committee also viewed favorably the expense reduction initiatives initiated by the Advisor.  The Committee recommended renewal of the Advisory Agreements by the full Board, but suggested that the Advisor's and Distributor's progress on improvement plans should be reviewed in the early part of 2009 and, if satisfactory progress has not been achieved, the Committee suggested that it would request additional fee waivers and/or expense reimbursements so that the Funds can maintain competitive expense ratios and net returns, especially with respect to the Wisconsin Tax-Exempt Fund.

NORTH TRACK FUNDS, INC.

PROXY VOTING

A copy of the policies and procedures that North Track uses to vote proxies relating to portfolio securities is attached to the Funds’ Statement of Additional Information, which is available, without charge, upon request, by calling 1-800-826-4600 or on the SEC’s website at www.sec.gov. In addition, information regarding how the Funds actually voted proxies relating to portfolio securities during the 12-month period ended June 30, 2008 is available without charge and upon request, by calling 1-800-826-4600 or on the SEC’s website at www.sec.gov.

PORTFOLIO HOLDINGS

Each fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. Forms N-Q are available on the SEC’s website at www.sec.gov. Each Fund’s Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information regarding the operation of the SEC’s Public Reference Room may be obtained by calling 1-800-SEC-0330. North Track also makes available the information on Forms N-Q to shareholders without charge and upon request, by calling 1-800-826-4600.

North Track Funds, Inc.

1-800-826-4600

200 South Wacker Drive

Suite 2000

Chicago, Illinois 60606

Investment Advisor

Ziegler Capital Management, LLC

200 South Wacker Drive

Suite 2000

Chicago, Illinois 60606

Geneva Capital Management Ltd.

(Sub-Advisor to the Geneva Growth Fund)

250 East Wisconsin Avenue

Suite 1050

Milwaukee, Wisconsin 53202

Officers and Directors

Marcia L. Wallace, Director

James G. DeJong, Director

Brian J. Girvan, Director

Cornelia Boyle, Director

John J. Mulherin, Director

Elizabeth A. Watkins, Interim President

Todd A. Krause, Chief Financial Officer and Treasurer

Zachary Shannon, Chief Compliance Officer

Benjamin H. DeBerry, Secretary

Angelique A. David, Assistant Secretary

Distributor

B.C. Ziegler and Company

200 South Wacker Drive

Suite 2000

Chicago, Illinois 60606

Accounting/Pricing Agent

B.C. Ziegler and Company

215 North Main Street

West Bend, Wisconsin  53095

Transfer Agent and Dividend Disbursing Agent

PNC Global Investment Servicing

101 Sabin Street

Pawtucket, Rhode Island 02860

Custodian

Union Bank of California

350 California Street

San Francisco, California 94104

Counsel

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Independent Registered Public Accounting Firm

Deloitte & Touche LLP

555 East Wells Street

Milwaukee, Wisconsin  53202

North Track FUNDS

200 South Wacker Drive | Suite 2000 | Chicago, IL 60606

ANNUAL REPORT

Shareholder Information
800 826 4600
www.northtrackfunds.com

This report was prepared for the information of shareholders of North Track Funds, Inc., and may not be used in connection with the offering of securities unless preceded or accompanied by a current prospectus.

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